                                  EXCHANGE AGREEMENT

                             Dated as of January 17, 1998


                                        Among

                               FIRST DATA CORPORATION,


                           INTEGRATED PAYMENT SYSTEMS INC.,


                                      NTS, INC.,


                        FIRST DATA FINANCIAL SERVICES, L.L.C.,


                                CERIDIAN CORPORATION,


                                COMDATA NETWORK, INC.

                                         and

                           PERMICOM PERMITS SERVICES, INC.

                                  TABLE OF CONTENTS


                                                                                 Page
                                                                                 ----
                                    ARTICLE I
                                   DEFINITIONS . . . . . . . . . . . . . . . . . .  1
1.1.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                                    ARTICLE II
                                      EXCHANGE . . . . . . . . . . . . . . . . . . 15
2.1.  Exchange of Gaming Business for the NTS Business and Cash. . . . . . . . . . 15
2.2.  Purchased Gaming Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
2.3.  Excluded Gaming Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
2.4.  Assumed Gaming Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . 18
2.5.  Excluded Gaming Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . 19
2.6.  Purchased NTS Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
2.7.  Excluded NTS Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
2.8.  Assumed NTS Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
2.9.  Excluded NTS Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . 23

                                      ARTICLE III
                                    CASH ADJUSTMENT. . . . . . . . . . . . . . . . 24
3.1.  Determination of Transferred Cash. . . . . . . . . . . . . . . . . . . . . . 24
3.2.  Transferred Cash Adjustment. . . . . . . . . . . . . . . . . . . . . . . . . 25
3.3.  Determination of Gaming Receivables Adjustment . . . . . . . . . . . . . . . 25
3.4.  Determination of NTS Receivables Adjustment. . . . . . . . . . . . . . . . . 27
3.5.  Net Receivables Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . 29

                                      ARTICLE IV
                                       CLOSING . . . . . . . . . . . . . . . . . . 30
4.1.  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
4.2.  Delivery of Promissory Notes . . . . . . . . . . . . . . . . . . . . . . . . 30
4.3.  FDC's, IPS', NTS' and FDFS' Additional Deliveries. . . . . . . . . . . . . . 30
4.4.  Ceridian's, Comdata's and Permicom's Additional Deliveries . . . . . . . . . 33

                                          ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF CERIDIAN AND COMDATA. . . . . . . 35
5.1.  Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
5.2.  Subsidiaries and Investments . . . . . . . . . . . . . . . . . . . . . . . . 36
5.3.  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
5.4.  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
5.5.  Operations Since the Gaming Balance Sheet Date . . . . . . . . . . . . . . . 38
5.6.  No Finder. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
5.7.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
5.8.  Availability of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
5.9.  Governmental Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42


                                              -i-


5.10.  Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
5.11.  Real Property Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
5.12.  Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
5.13.  Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
5.14.  Personal Property Leases. . . . . . . . . . . . . . . . . . . . . . . . . . 44
5.15.  Intellectual Property; Software . . . . . . . . . . . . . . . . . . . . . . 44
5.16.  Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
5.17.  Title to Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
5.18.  Employees and Related Agreements; ERISA . . . . . . . . . . . . . . . . . . 47
5.19.  Employee Relations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
5.20.  Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
5.21.  Status of Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
5.22.  No Violation, Litigation or Regulatory Action . . . . . . . . . . . . . . . 50
5.23.  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
5.24.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
5.25.  Customers and Suppliers . . . . . . . . . . . . . . . . . . . . . . . . . . 51
5.26.  Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
5.27.  Estimated Closing Date Gaming Special Report. . . . . . . . . . . . . . . . 51
5.28.  Estimated Amount of Transferred Cash. . . . . . . . . . . . . . . . . . . . 51

                                      ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF FDC, IPS AND NTS. . . . . . . . 52
6.1.  Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
6.2.  Subsidiaries and Investments . . . . . . . . . . . . . . . . . . . . . . . . 53
6.3.  Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
6.4.  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
6.5.  Operations Since the NTS Balance Sheet Date. . . . . . . . . . . . . . . . . 55
6.6.  No Finder. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
6.7.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
6.8.  Availability of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
6.9.  Governmental Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
6.10.  Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
6.11.  Real Property Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
6.12.  Condemnation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
6.13.  Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
6.14.  Personal Property Leases. . . . . . . . . . . . . . . . . . . . . . . . . . 60
6.15.  Intellectual Property; Software . . . . . . . . . . . . . . . . . . . . . . 60
6.16.  Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
6.17.  Title to Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
6.18.  Employees and Related Agreements; ERISA . . . . . . . . . . . . . . . . . . 63
6.19.  Employee Relations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
6.20.  Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
6.21.  Status of Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65



                                              -ii-


6.22.  No Violation, Litigation or Regulatory Action . . . . . . . . . . . . . . . 66
6.23.  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
6.24.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
6.25.  Customers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
6.26.  Bank Accounts; Powers of Attorney . . . . . . . . . . . . . . . . . . . . . 67
6.27.  Estimated Closing Date NTS Special Report . . . . . . . . . . . . . . . . . 67

                                     ARTICLE VII
                                 ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . 67
7.1.  Covenant Not to Compete or Solicit Business by FDC, IPS, NTS and FDFS. . . . 67
7.2.  Solicitation of Employees. . . . . . . . . . . . . . . . . . . . . . . . . . 69
7.3.  Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
7.4.  Employees and Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . 74
7.5.  Collection of Receivables. . . . . . . . . . . . . . . . . . . . . . . . . . 79
7.6.  Release of NonCompetition Provisions . . . . . . . . . . . . . . . . . . . . 81
7.7.  Waiver of Exclusivity Obligations of Western Union Agents. . . . . . . . . . 81
7.8.  NTS Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
7.9.  Sublease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
7.10.  Proration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
7.11.  Certain Consents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
7.12.  Termination of FlashCash License. . . . . . . . . . . . . . . . . . . . . . 83

                                     ARTICLE VIII
                                    INDEMNIFICATION. . . . . . . . . . . . . . . . 84
8.1.  Indemnification by Ceridian. . . . . . . . . . . . . . . . . . . . . . . . . 84
8.2.  Indemnification by FDC . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
8.3.  Notice of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
8.4.  Third-Person Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
8.5.  Indemnification Payments Net of Insurance Recovery . . . . . . . . . . . . . 90

                                     ARTICLE IX
                                  GENERAL PROVISIONS . . . . . . . . . . . . . . . 90
9.1.  Survival of Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . 90
9.2.  Confidential Nature of Information . . . . . . . . . . . . . . . . . . . . . 90
9.3.  No Public Announcement . . . . . . . . . . . . . . . . . . . . . . . . . . . 91
9.4.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91
9.5.  Successors and Assigns; Third Party Beneficiaries. . . . . . . . . . . . . . 92
9.6.  Access to Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 93
9.7.  Entire Agreement; Amendments . . . . . . . . . . . . . . . . . . . . . . . . 94
9.8.  Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 94
9.9.  Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 94
9.10.  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 94
9.11.  Partial Invalidity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 94


                                             -iii-


9.12.  Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 95
9.13.  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 95
9.14.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 95
9.15.  Attorney's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 95


Schedules      Description
---------      -----------

1.1            Gaming Agreed Accounting Principles
1.2            Gaming Armored Cars
1.3            Gaming ATM Machines
1.4            Gaming Booths
1.5            Gaming Vaults
1.6            IPS Agreed Accounting Principles
1.7            Gaming Bank Accounts
2.3            Comdata Excluded Assets
2.6            NTS Transferred Bank Accounts
2.7            IPS Excluded Assets
4.2(A)         Comdata Bank Account Information
4.2(B)         NTS Bank Account Information
5.2(A)         Subsidiaries of Comdata
5.2(B)         Capital Structure of the Gaming Subsidiary
5.3            Comdata Exceptions to Execution and Delivery
5.4            Gaming Business Financial Statements
5.5(A)         Changes since Gaming Balance Sheet Date
5.5(B)         Exceptions to Ordinary Course Since Gaming Balance Sheet Date
5.7            Gaming Business Taxes
5.8(A)         Availability of Gaming Business Assets
5.8(B)         Material Services Provided by Comdata
5.9            Gaming Business Governmental Permits
5.11(A)        Gaming Business Leased Real Property
5.11(B)        Exceptions to Title of Gaming Business Leased Real Property
5.11(C)        Encumbrances on Gaming Business Leased Real Property
5.13(A)        Gaming Business Personal Property
5.13(B)        Gaming Business Personal Property Title Exceptions
5.14           Gaming Business Personal Property Lease
5.15(A)        Gaming Intellectual Property
5.15(B)        Gaming Software
5.15(C)        Agreements Relating to Gaming Intellectual Property
5.15(D)        Ownership of Gaming Intellectual Property
5.15(E)        Validity and Enforceability of Gaming Business Intellectual
               Property
5.15(F)        Limitations on Gaming Business Intellectual Property
5.15(G)        Limitations on Gaming Business Owned Software
5.15(H)        Intellectual Property Agents, Consultants and Contractors
5.17           Gaming Business Exceptions to Title
5.18(A)        Gaming Business Employee Agreements
5.18(C)        Gaming Business Severance Plans
5.19(A)        Gaming Business Compliance with Labor Laws
5.19(B)        Gaming Business Conflicts of Interest
5.20           Gaming Business Contracts
5.21           Status of Gaming Agreements


                                         -v-


5.22           Gaming Business Litigation
5.23           Gaming Business Environmental Matters
5.24           Gaming Business Insurance
5.25           Gaming Business Customers
5.26           Gaming Bank Accounts
5.27           Estimated Closing Date Gaming Special Report
5.28           Estimated Amount of Transferred Cash
6.2(A)         Subsidiaries of NTS; Organization
6.2(B)         Capital Structure of the NTS Subsidiary
6.3            FDC Exceptions to Execution and Delivery
6.4            NTS Financial Statements
6.5(A)         Changes since NTS Balance Sheet Date
6.5(B)         Exceptions to Ordinary Course since NTS Balance Sheet Date
6.7            NTS Taxes
6.8(A)         Availability of NTS Assets
6.8(B)         Material Services Provided by IPS
6.9            NTS Governmental Permits
6.11(A)        NTS Leased Real Property
6.11(B)        Exceptions to Title of NTS Leased Real Property
6.11(C)        Encumbrances on NTS Leased Real Property
6.13(A)        NTS Personal Property
6.13(B)        NTS Personal Property Title Exceptions
6.14           NTS Personal Property Lease
6.15(A)        NTS Intellectual Property
6.15(B)        NTS Software
6.15(C)        Agreements Relating to NTS Intellectual Property
6.15(D)        Ownership of NTS Intellectual Property
6.15(E)        Validity and Enforceability of NTS Intellectual Property
6.15(F)        Limitations on NTS Intellectual Property
6.15(G)        Limitations on NTS Business Owned Software
6.15(H)        Intellectual Property Agents, Consultants and Contractors
6.16           NTS Intellectual Property
6.17           NTS Exceptions to Title
6.18(A)        NTS Business Employee Agreements
6.18(C)        NTS Business Severance Plans
6.19(A)        NTS Compliance with Labor Laws
6.19(B)        NTS Conflicts of Interest
6.20           NTS Contracts
6.21           Status of NTS Agreements
6.22           NTS Litigation
6.23           NTS Environmental Matters
6.24           NTS Insurance
6.25           NTS Customers
6.26           NTS Bank Accounts
6.27           Estimated Closing Date NTS Special Report



                                         -vi-


7.4(A)         NTS Employees
7.4(B)         Comdata Employees


Exhibits       Description
--------       -----------

Exhibit A      Comdata Instrument of Assignment

Exhibit B      Comdata Instrument of Assumption

Exhibit C      NTS Instrument of Assignment

Exhibit D      FDFS Instrument of Assumption

Exhibit E      Services and Processing Agreement

Exhibit F      Gaming Business Transition Services Agreement

Exhibit G      NTS Business Transition Services Agreement

Exhibit H      NTS State of Maryland Articles of Transfer

Exhibit I      Intentionally Omitted

Exhibit J      NTS Canadian Instrument of Assignment

Exhibit K      NTS Canadian Instrument of Assumption

Exhibit L      Comdata Canadian Instrument of Assignment

Exhibit M      Comdata Canadian Instrument of Assumption

                                  EXCHANGE AGREEMENT


          EXCHANGE AGREEMENT, dated as of January 17, 1998 (this "AGREEMENT"), among First Data Corporation, a Delaware corporation ("FDC"), Integrated Payment Systems Inc., a Delaware corporation and a wholly owned subsidiary of FDC ("IPS"), NTS, Inc., a Maryland corporation and wholly owned subsidiary of IPS ("NTS"), First Data Financial Services, L.L.C., a Delaware limited liability company and wholly-owned subsidiary of IPS ("FDFS"), Ceridian Corporation, a Delaware corporation ("CERIDIAN"), Comdata Network, Inc., a Maryland corporation and an indirect, wholly owned subsidiary of Ceridian ("COMDATA"), and Permicom Permits Services, Inc., an Ontario corporation and wholly owned subsidiary of Comdata ("PERMICOM").

                                 W I T N E S S E T H:

          WHEREAS, Comdata, through its Gaming Services Division, is engaged in the Gaming Business, as hereinafter defined;

          WHEREAS, NTS is engaged in the NTS Business, as hereinafter defined;

          WHEREAS, pursuant to this Agreement, NTS is conveying the NTS Business (except the NT Canada Shares which NTS is conveying to Permicom) and a specified amount of cash to Comdata in exchange for the Gaming Business; and

          WHEREAS, NTS' rights to receive the Gaming Business pursuant to this Agreement have been transferred to FDFS (by a distribution from NTS to IPS and IPS' subsequent contribution of such rights to FDFS).

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed among FDC, IPS, NTS, FDFS, Ceridian, Comdata and Permicom as follows:


                                      ARTICLE I

                                     DEFINITIONS

          1.1. DEFINITIONS. In this Agreement, the following terms have the meanings specified or referred to in this SECTION 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

          "ACTIVELY EMPLOYED" shall mean any employee who (i) is actually performing services on the Closing Date; (ii) is on company-approved vacation or other company-approved absence of less than 14 day duration; or (ii) is on Statutorily Protected Leave.

          "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

          "AGREED ADJUSTMENTS" has the meaning specified in SECTION 3.1(c).

          "AGREED GAMING ADJUSTMENTS" has the meaning specified in
SECTION 3.3(c).

          "AGREED NTS ADJUSTMENTS" has the meaning specified in SECTION 3.4(c).

          "AGREED RATE" means the fluctuating prime or corporate base rate of interest published by, and as in effect from time to time of, Citibank, N.A., or if that rate is no longer published, the interest rate designated as the prime rate as published from time to time in the "Money Rates" section of THE WALL STREET JOURNAL.

          "ALLOCATION SCHEDULE" has the meaning set forth in SECTION 7.3(f).

          "ARMORED CAR CASH" means the cash in the Gaming Armored Cars.

          "ASSOCIATE" means, with respect to any Person (i) a corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the person or any of its parents or subsidiaries.

          "ASSUMED GAMING LIABILITIES" shall mean the liabilities described in
SECTION 2.4, but excluding the liabilities described in SECTION 2.5.

          "ASSUMED NTS LIABILITIES" has the meaning specified in SECTION 2.8, but excluding the liabilities described in SECTION 2.9.

          "ATM CASH" means the cash in the Gaming ATM Machines.

          "BANK ACCOUNT CASH" means the cash in the Gaming Bank Accounts.

          "BOOTH CASH" means the cash in the Gaming Booths designated on
SCHEDULE 1.4 as "Booths Funded by Comdata" and as "Comdata Cash Provided for Float".

          "CASHCALL INC. SHARES" means all of the issued and outstanding shares of capital stock of the Gaming Subsidiary.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 ET SEQ., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

          "CERIDIAN GROUP MEMBER" means Ceridian, Comdata and their respective Affiliates and their respective successors and assigns.

          "CLAIM NOTICE" has the meaning specified in SECTION 8.3(a).

          "CLOSING" means the following actions effected pursuant to the terms of this Agreement: of (i) the transfer of the NT Canada Shares from NTS to Permicom; (ii) the delivery by Permicom to NTS of the Permicom Note; (iii) the transfer of the Purchased Gaming Assets from Comdata to FDFS; (iv) the transfer of the Purchased NTS Assets (except the NT Canada shares) from NTS to Comdata; and (v) the delivery by NTS of the NTS Note to Comdata. The actions referred to in clauses (i) and (ii) shall be effected simultaneously, following which the actions referred to in clauses (iii), (iv) and (v) shall be effected simultaneously.

          "CLOSING DATE" means the date hereof.

          "CLOSING DATE GAMING SPECIAL REPORT" has the meaning specified in
SECTION 3.3(e).

          "CLOSING DATE NTS SPECIAL REPORT" has the meaning specified in
SECTION 3.4(e).

          "COBRA" means Sections 601 through 609 of ERISA.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMDATA ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by Ceridian, Comdata or any of their respective Affiliates under this Agreement or in connection herewith.

          "COMDATA COLLECTION REPORT" has the meaning specified in SECTION 7.5.

          "COMDATA EFFECTIVE DATE" has the meaning specified in SECTION 7.4(a)(iii).

          "COMDATA EMPLOYEES" has the meaning specified in SECTION 7.4(a)(ii).

          "COMDATA INSTRUMENT OF ASSIGNMENT" means the Instrument of Assignment in the form of EXHIBIT A.

          "COMDATA INSTRUMENT OF ASSUMPTION" means the Instrument of Assumption in the form of EXHIBIT B.

          "COMDATA PAYMENT INSTRUMENT" means a check or draft (such as a Comchek-Registered Trademark- draft), which is (i) issued by Comdata or an Affiliate thereof; (ii) drawn on a bank account of Comdata or an Affiliate thereof; and (iii) used to effect a Gaming Business transaction at a Gaming Establishment.

          "COMDATA PENSION PLANS" has the meaning specified in SECTION
7.4(c)(i).

          "COMDATA WELFARE PLANS" has the meaning specified in SECTION
7.4(b)(ii).

          "CONTAMINANT" means any waste, pollutant, hazardous or toxic substance or waste, petroleum, petroleum-based substance or waste, special waste, or any constituent of any such substance or waste.

          "COPYRIGHTS" means United States and foreign copyrights, copyrightable works, and maskworks, whether registered or unregistered, and pending applications to register the same.

          "COURT ORDER" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

          "E&Y" means Ernst & Young, LLP, independent public accountants.

          "ENCUMBRANCE" means any lien (statutory or other), claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, easement, conditional sale or other title retention agreement, defect in title, covenant, preference, priority or security agreement or preferential arrangement of any kind or nature, and any easement, encroachment, covenant, restriction, right of way or other restrictions of any kind.

          "ENVIRONMENTAL ENCUMBRANCE" means an Encumbrance in favor of any Governmental Body for (i) any liability under any Environmental Law, or (ii) damages arising from, or costs incurred by such Governmental Body in response to, a Release or threatened Release of a Contaminant into the environment.

          "ENVIRONMENTAL LAW" means all Requirements of Laws derived from or relating to all federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to CERCLA, OSHA and RCRA and any state equivalent thereof.

          "ENVIRONMENTAL PROPERTY TRANSFER ACTS" means any applicable Requirements of Laws that for environmental reasons conditions, restricts, prohibits or requires any notification or disclosure with respect to the direct or indirect transfer, sale, lease or closure of any property, including any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Property Transfer Acts."

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ESCHEAT LAWS" means all applicable Requirements of Law relating to unclaimed property, escheat and similar federal and state statutes.

          "ESTIMATED AMOUNT OF TRANSFERRED CASH" has the meaning specified in
SECTION 5.28.

          "ESTIMATED CLOSING DATE GAMING SPECIAL REPORT" has the meaning specified in SECTION 5.27.

          "ESTIMATED CLOSING DATE NTS SPECIAL REPORT" has the meaning specified in SECTION 6.27.

          "EXCLUDED COMDATA SUBSIDIARIES" means Comdata Network, Inc. of California, Comdata Telecommunications Services, Inc. and Permicom.

          "EXCLUDED GAMING ASSETS" has the meaning specified in SECTION 2.3.

          "EXCLUDED GAMING LIABILITIES" has the meaning specified in SECTION
2.5.

          "EXCLUDED NTS ASSETS" has the meaning specified in SECTION 2.7.

          "EXCLUDED NTS LIABILITIES" has the meaning specified in SECTION 2.9.

          "FDC" has the meaning specified in the first paragraph of this Agreement.

          "FDC GROUP" means any "affiliated group" (as defined in SECTION 1504(a) of the Code without regard to the limitations contained in SECTION 1504(b) of the Code) that includes FDC.

          "FDC GROUP MEMBER" means FDC, NTS, IPS and FDFS and their respective Affiliates and their respective successors and assigns.

          "FDFS" has the meaning specified in the first paragraph of this Agreement.

          "FDFS EFFECTIVE DATE" has the meaning specified in SECTION 7.4(a)(iv).

          "FDFS INSTRUMENT OF ASSUMPTION" means the Instrument of Assumption in the form of EXHIBIT D.

          "FDT" means First Data Technologies, Inc. a Delaware corporation and wholly owned subsidiary of FDC.

          "GAMING ACCOUNTING REPORT" has the meaning specified in
SECTION 3.3(e).

          "GAMING AGREED ACCOUNTING PRINCIPLES" means generally accepted accounting principles consistently applied; PROVIDED, HOWEVER, that, with respect to any matter as to which there is more than one generally accepted accounting principle, Gaming Agreed Accounting Principles means the generally accepted accounting principles applied in the preparation of the

Gaming Balance Sheet included in SCHEDULE 5.4; PROVIDED FURTHER that, notwithstanding the foregoing, Gaming Agreed Accounting Principles shall include the accounting policies and be subject to the exceptions described in
SCHEDULE 1.1; and PROVIDED FURTHER that, for purposes of the Gaming Agreed Accounting Principles, no known adjustments for items or matters, regardless of the amount thereof, shall be deemed to be immaterial.

          "GAMING AGREEMENTS" has the meaning specified in SECTION 5.21.

          "GAMING AMOUNTS" means the Gaming Receivables and the Gaming Liabilities.

          "GAMING ARMORED CARS" means the armored cars holding cash pertaining to the Gaming Business listed on SCHEDULE 1.2.

          "GAMING ATM MACHINES" means the ATM machines listed on SCHEDULE 1.3.

          "GAMING BALANCE SHEET" means the unaudited balance sheet of the Gaming Business as of September 30, 1997 included in SCHEDULE 5.4.

          "GAMING BANK ACCOUNTS" means the Bank Accounts listed on SCHEDULE 1.7.

          "GAMING BALANCE SHEET DATE" means September 30, 1997.

          "GAMING BOOTHS" means the on-floor Comdata booth operations listed on
SCHEDULE 1.4.

          "GAMING BUSINESS" means the business of Comdata's Gaming Services Division on the date hereof in providing the following financial and certain information services related thereto to Gaming Establishments: (a) credit card cash advance services, (b) debit services providing for withdrawals, balance inquiries and similar transactions effected through an automated teller machine or point-of-sale device and tied to an account, (c) operations of financial services booths located on the premises of Gaming Establishments, (d) certain development and marketing activities related to a cashless gaming system for use in slot machines and similar gaming devices by gaming patrons at a Gaming Establishment, (e) marketing services to Gaming Establishments for products and services offered by Persons other than Comdata, such as certain services offered by Western Union Financial Services, Inc., (f) a single system financial services authorization platform to be utilized by Gaming Establishments known as C.O.I.N.S.-TM- ("Casino Operations Information System") and (g) certain marketing and information services related to the foregoing, including, without limitation, the Financial Marketing System database and related systems. In addition, the Gaming Business shall include any of the services provided pursuant to the Master Agreement dated as of April 14, 1997 by and between Comdata and ITT Sheraton Corporation.

          "GAMING BUSINESS GOVERNMENTAL PERMITS" has the meaning specified in
SECTION 5.9.

          "GAMING BUSINESS LEASED REAL PROPERTY" has the meaning specified in
SECTION 5.11.

          "GAMING BUSINESS OWNED SOFTWARE" has the meaning specified in
SECTION 5.15.

          "GAMING BUSINESS PROPERTY" means any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by Comdata and used in the Gaming Business.

          "GAMING BUSINESS TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement in the form of Exhibit F.

          "GAMING EQUALIZATION CASH AMOUNT" means the amount of cash, if any, designated as "Gaming Equalization Cash" on SCHEDULE 5.27

          "GAMING ESTABLISHMENT" means any locations at which wagering or gaming activities are the primary business conducted. Notwithstanding any other provision in this Agreement to the contrary, the parties acknowledge and agree that a truck stop facility or a gasoline station shall not, under any circumstance, be construed or interpreted to be a Gaming Establishment.

          "GAMING LIABILITIES" means the liabilities listed on the Closing Date Gaming Special Report.

          "GAMING RECEIVABLES" means the receivables listed on the Closing Date Gaming Special Report.

          "GAMING RECEIVABLES ADJUSTMENT" shall equal:

          (i) if the sum of the Gaming Receivables and the Gaming Equalization Cash Amount is equal to the Gaming Liabilities, zero;

          (ii) if the sum of the Gaming Receivables and the Gaming Equalization Cash Amount is greater than the Gaming Liabilities, the amount of such excess; and

          (iii) if the sum of the Gaming Receivables and the Gaming
     Equalization Cash Amount is less than the Gaming Liabilities, the amount of such shortfall (represented as a negative number).

          "GAMING SUBSIDIARY" means Cashcall Systems Inc., a Canadian corporation.

          "Gaming Subsidiary Excluded Assets" has the meaning specified in
SECTION 2.3.

          "GAMING SUBSIDIARY EXCLUDED LIABILITIES" has the meaning specified in
SECTION 2.5.

          "GAMING VAULTS" means the bank vaults holding cash pertaining to the Gaming Business listed on SCHEDULE 1.5.

          "GOVERNMENTAL BODY" means any foreign, federal, state, local or other governmental authority or regulatory body.

          "INDEMNIFICATION EXPENSES" means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

          "INITIAL AMOUNT" means (a) the sum of (i) $65,400,000.00, (ii) the Estimated Amount of Transferred Cash and (iii) the NTS Equalization Cash Amount (which is a negative amount), less (b) the Gaming Equalization Cash Amount (which is a positive amount).

          "INTELLECTUAL PROPERTY" means Copyrights, Patent Rights, Trademarks and Trade Secrets and all agreements, contracts, licenses, sublicenses, assignments and indemnities which relate or pertain to any of the foregoing.

          "IPS" has the meaning specified in the first paragraph of this Agreement.

          "IPS ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by FDC, IPS, NTS or FDFS or their respective Affiliates under this Agreement or in connection herewith.

          "IPS PENSION PLANS" has the meaning specified in SECTION 7.4(c)(i).

          "IPS WELFARE PLANS" has the meaning specified in SECTION 7.4(b)(ii).

          "IRS" means the Internal Revenue Service.

          "LOSSES" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

          "MATERIAL ADVERSE EFFECT" means any condition, circumstance, change or effect (or any development that, insofar as can be reasonably foreseen, would result in any condition, circumstance, change or effect) that is materially adverse to the assets, business, financial condition, results of operations or prospects of the Gaming Business or NTS Business, as the case may be.

          "NET AMOUNT OF GAMING RECEIVABLES" has the meaning specified in
SECTION 7.5.

          "NET AMOUNT OF NTS RECEIVABLES" has the meaning specified in SECTION 7.5.

          "NET RECEIVABLES ADJUSTMENT" shall mean the amount, if any, paid by any party pursuant to SECTION 3.5.

          "NOTICE TO DEFEND" has the meaning specified in SECTION 8.4(b)(i).

          "NT CANADA SHARES" means all the issued and outstanding shares of capital stock of the NTS Subsidiary.

          "NTS" has the meaning specified in the first paragraph of this Agreement.

          "NTS ACCOUNTING REPORT" has the meaning specified in SECTION 3.4(d).

          "NTS AGREED ACCOUNTING PRINCIPLES" means generally accepted accounting principles consistently applied, PROVIDED that, with respect to any matter as to which there is more than one generally accepted accounting principle, NTS Agreed Accounting Principles means the generally accepted accounting principles applied in the preparation of the NTS Balance Sheet included in SCHEDULE 6.4; PROVIDED FURTHER that, notwithstanding the foregoing, NTS Agreed Accounting Principles shall include the accounting policies and be subject to the exceptions described in SCHEDULE 1.6; and PROVIDED FURTHER that, for purposes of the NTS Agreed Accounting Principles, no known adjustments for items or matters, regardless of the amount thereof, shall be deemed to be immaterial.

          "NTS AGREEMENTS" has the meaning specified in SECTION 6.21.

          "NTS AMOUNTS" means the NTS Receivables and the NTS Liabilities.

          "NTS BALANCE SHEET" means the unaudited balance sheet of NTS as of September 30, 1997 included in SCHEDULE 6.4.

          "NTS BALANCE SHEET DATE" means September 30, 1997.

          "NTS BUSINESS" means the business of NTS on the date hereof in providing the following products and services to trucking companies, truck stops, vehicle fleets, service stations and others engaged in the transportation industry wherever located: (i) credit, debit and funds transfer services for the purchase of fuel, equipment and repairs and other services and products generally necessary or appropriate in connection with the operation of a trucking company, truck stop, fleet or service station, (ii) cash advance, driver settlement and payroll services for those engaged in the transportation industry, (iii) load identification and matching services, (iv) long distance telecommunications and telephone card services, (v) factoring and financing services, (vi) legalization services for the transportation industry, including, permits, motor vehicle licensing and renewals, fuel tax reporting and assistance, driver log auditing and driver safety programs, (vii) pilot car services, (viii) in-route communications and (ix) information and data capture services related to the foregoing. Notwithstanding the foregoing, or any other provision in this Agreement to the contrary, the parties acknowledge and agree that the NTS Business shall not include the products and services currently contemplated to be marketed under the name "Transpay."

          "NTS BUSINESS TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement in the form of EXHIBIT G.

          "NTS COLLECTION REPORT" has the meaning specified in SECTION 7.5.

          "NTS COMPUTER FACILITY" means the office space, raised floor area, embossing facility, mailroom and other facilities which accommodate the computer and telecommunications operations and equipment and are located principally on the 1st floor and (G)arden level of the West Tower of the facility at 6000 and 6100 Western Place, Fort Worth, Texas 76107.

          "NTS EMPLOYEES" has the meaning specified in SECTION 7.4(a)(i).

          "NTS EQUALIZATION CASH AMOUNT" means the amount of cash, if any, designated as "NTS Equalization Cash" on SCHEDULE 6.27.

          "NTS GOVERNMENTAL PERMITS" has the meaning specified in SECTION 6.9.

          "NTS INSTRUMENT OF ASSIGNMENT" means the Instrument of Assignment in the form of Exhibit C.

          "NTS LEASED REAL PROPERTY" has the meaning specified in SECTION 6.11.

          "NTS LIABILITIES" means the liabilities listed on the Closing Date NTS Special Report.

          "NTS NOTE" has the meaning specified in SECTION 2.1.

          "NTS OWNED SOFTWARE" has the meaning specified in SECTION 6.15.

          "NTS PAYMENT INSTRUMENT" means any check or draft (such as an NTS draft, and EDS draft or an ULTRANS draft) which is (i) issued by NTS or an Affiliate thereof; (ii) drawn on a bank account of NTS or an Affiliate thereof; and (iii) used to transfer funds for the payment of a purchase, cash advance or settlement transaction with a vendor/merchant, client or client employee.

          "NTS PROPERTY" means any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by NTS or the NTS Subsidiary.

          "NTS RECEIVABLES" means the receivables listed on the Closing Date NTS Special Report.

          "NTS RECEIVABLES ADJUSTMENT" shall equal:

          (i) if the sum of the NTS Receivables and the NTS Equalization Cash Amount is equal to the NTS Liabilities, zero;

          (ii) if the sum of the NTS Receivables and the NTS Equalization Cash Amount is greater than the NTS Liabilities, the amount of such excess; and

          (iii) if the sum of the NTS Receivables and the NTS Equalization Cash Amount is less than the NTS Liabilities, the amount of such shortfall (represented as a negative number).

          "NTS SUBSIDIARIES" means any corporation, partnership, limited liability company, joint venture or other entity in which NTS (a) owns, or at any relevant time owned, directly or indirectly, 50% or more of the outstanding voting or equity interests or (b) is a general partner.

          "NTS SUBSIDIARY" means National Truckers Service Canada, Inc., a Canadian corporation.

          "NTS SUBSIDIARY EXCLUDED ASSETS" has the meaning specified in
SECTION 2.7.

          "NTS SUBSIDIARY EXCLUDED LIABILITIES" has the meaning specified in
SECTION 2.9.

          "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. SECTIONS 651 ET SEQ., any amendment thereto, any successor statute, and any regulations promulgated thereunder as well as any similar state or local laws.

          "PATENT RIGHTS" means United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether or not patentable) or improvements thereto.

          "PENSION PLAN" means any employee pension benefit plan, as such term is defined in SECTION 3(2) of ERISA.

          "PERMICOM NOTE" has the meaning specified in SECTION 2.1.

          "PERMITTED ENCUMBRANCES" means (a) liens for taxes and other governmental charges and assessments arising in the ordinary course of business which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (c) other liens or imperfections on property which are not material in amount, do not interfere with and are not violated by, the consummation of the transactions contemplated by this

Agreement and do not impair the marketability of, or materially detract from the value of or materially impair the existing use of, the property affected by such lien or imperfection.

          "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

          "PRELIMINARY CLOSING DATE GAMING SPECIAL REPORT" has the meaning specified in SECTION 3.3(a)(i).

          "PRELIMINARY CLOSING DATE NTS SPECIAL REPORT" has the meaning specified in SECTION 3.4(a)(i).

          "PRELIMINARY GAMING ACCOUNTING REPORT" has the meaning specified in
SECTION 3.3(a)(iii).

          "PRELIMINARY GAMING AMOUNTS" has the meaning specified in
SECTION 3.3(a)(i).

          "PRELIMINARY GAMING LIABILITIES" has the meaning specified in
SECTION 3.3(a)(i).

          "PRELIMINARY GAMING RECEIVABLES" has the meaning specified in
SECTION 3.3(a)(i).

          "PRELIMINARY GAMING RECEIVABLES ADJUSTMENT" has the meaning specified in SECTION 3.3(a)(ii).

          "PRELIMINARY NTS ACCOUNTING REPORT" has the meaning specified in
SECTION 3.4(a)(iii).

          "PRELIMINARY NTS AMOUNTS" has the meaning specified in
SECTION 3.4(a)(i).

          "PRELIMINARY NTS LIABILITIES" has the meaning specified in
SECTION 3.4(a)(i).

          "PRELIMINARY NTS RECEIVABLES" has the meaning specified in
SECTION 3.4(a)(i).

          "PRELIMINARY NTS RECEIVABLES ADJUSTMENT" has the meaning specified in
SECTION 3.4(a)(ii).

          "PRELIMINARY TRANSFERRED CASH STATEMENT" has the meaning specified in
SECTION 3.1(a).

          "PURCHASED GAMING ASSETS" shall mean the assets and properties described in SECTION 2.2, but excluding the assets and properties described in
SECTION 2.3.

          "PURCHASED NTS ASSETS" has the meaning specified in SECTION 2.6.

          "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. SECTIONS 6901 ET SEQ., and any successor statute, and any regulations promulgated thereunder.

          "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threatened Release or minimize the further Release of Contaminants or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

          "REQUIREMENTS OF LAWS" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to employment, wage and hour, electrical, building, zoning, environmental and occupational safety and health requirements, the Bank Secrecy Act and Money Laundering and Control Act and the rules and regulations promulgated thereunder, and all laws governing or regulating gambling or gaming) or common law.

          "RESTRICTED COMDATA PARTIES" has the meaning specified in SECTION 7.2(a).

          "RESTRICTED FDC PARTIES" has the meaning specified in SECTION 7.2(b).

          "RESTRICTED TRUCKING ACTIVITIES" means (i) cash advance, factoring, financing or in-cab communication services or products that are marketed exclusively to the trucking industry or the usefulness of which is limited to the trucking industry, (ii) legalization services for the trucking industry, including permitting and licensing (and renewal thereof), fuel tax reporting and assistance, driver log auditing and driver safety programs, (iii) pilot car services for the trucking industry, and (iv) load matching services for the trucking industry.

          "SELECTED ACCOUNTING FIRM" means a major independent public accounting firm (other than E&Y or KPMG Peat Marwick) which shall have been selected by the joint decision of FDC and Ceridian.

          "SERVICES AND PROCESSING AGREEMENT" means the Services and Processing Agreement in the form of EXHIBIT E.

          "SOFTWARE" means computer software programs and software systems, including, without limitation, all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, related documentation and materials, whether in source code, object code or human readable form.

          "STATUTORILY PROTECTED LEAVE" shall mean any leave (i) pursuant to the Family and Medical Leave Act; (ii) pursuant to a military leave of absence under circumstances entitling the employee to return to his or her position or (iii) pursuant to taking sick days or in the case of Transferring Comdata Employees, those on short term disability leave.

          "STRADDLE PERIOD" means any taxable year or period beginning before and ending after the Closing.

          "TAX" (and, with correlative meaning, "TAXES") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority.

          "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          "THIRD-PERSON CLAIM" has the meaning specified in SECTION 8.4.

          "TRADEMARKS" means United States, state and foreign trademarks, service marks, logos, trade dress and trade names (including all assumed or fictitious names under which the party is conducting business or has within the past five years conducted business), whether registered or unregistered, and pending applications to register the foregoing.

          "TRADE SECRETS" means confidential ideas, trade secrets, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information.

          "TRANSFERRED CASH" means the sum of the ATM Cash, the Armored Car Cash, the Booth Cash, the Bank Account Cash and the Vault Cash.

          "TRANSFERRED CASH STATEMENT" has the meaning specified in
SECTION 3.1(b).

          "TRANSFERRING COMDATA EMPLOYEES" has the meaning specified in SECTION 7.4(a)(iv).

          "TRANSFERRING NTS EMPLOYEES" has the meaning specified in SECTION 7.4(a)(iii).

          "UNRESOLVED GAMING OBJECTIONS" has the meaning specified in
SECTION 3.3(d).

          "UNRESOLVED NTS OBJECTIONS" has the meaning specified in
SECTION 3.4(d).

          "VAULT CASH" means the cash in the Gaming Vaults.

          "WARN" means the Workers Adjustment and Retraining Notification Act.

          "WELFARE PLAN" means any employee welfare benefit plan, as such term is defined in SECTION 3(1) of ERISA.

                                      ARTICLE II

                                       EXCHANGE

          2.1. EXCHANGE OF GAMING BUSINESS FOR THE NTS BUSINESS AND CASH. As more specifically provided herein, on the date hereof (immediately following the acquisition provided for in the last sentence of this SECTION 2.1) Comdata is
(a) conveying and transferring to FDFS, free and clear of all Encumbrances (except Permitted Encumbrances), the Purchased Gaming Assets and (b) assuming the NTS Liabilities in exchange for (i) the simultaneous conveyance and transfer by NTS to Comdata of the Purchased NTS Assets (excluding the NT Canada Shares which are being conveyed and transferred to, and purchased by, Permicom), free and clear of all Encumbrances (other than Permitted Encumbrances), (ii) the simultaneous assumption by FDFS of the Gaming Liabilities and (iii) NTS' delivery to Comdata of a promissory note of NTS in the principal amount and in a form mutually acceptable to Comdata and NTS (the "NTS NOTE") equal to the Initial Amount. The parties hereto agree to use their respective best efforts to determine the fair market value of the NTS Business within twelve months of Closing, which value shall in no event be less than $55 million or greater than $65 million. The Initial Amount shall be subject to adjustment as provided in
Article III hereof. Simultaneously with the execution of this Agreement, Permicom shall acquire the NT Canada Shares from NTS in exchange for Permicom's delivery to NTS of a promissory note of Permicom in the principal amount of $400,000 (US) and in a form mutually acceptable to Permicom and NTS (the "PERMICOM NOTE").

          2.2. PURCHASED GAMING ASSETS. The Purchased Gaming Assets shall consist of all assets and properties of Ceridian or Comdata of every kind and description, wherever located, real, personal or mixed, tangible or intangible, heretofore used in connection with the Gaming Business, including, without limitation, all right, title and interest of Ceridian or Comdata in, to and under:

          (a) all of the assets reflected on the Gaming Balance Sheet, except those disposed of or converted into cash after the Gaming Balance Sheet Date in the ordinary course of business;

          (b)  all notes and accounts receivable generated by the Gaming
     Business;

          (c) all inventory used in the Gaming Business (other than any blank, unissued Comdata Payment Instruments);

          (d) to the extent assignable, the Gaming Business Governmental Permits listed in SCHEDULE 5.9;

          (e) the Gaming Business Leased Real Property and leasehold improvements listed or described in SCHEDULE 5.11(A) except to the extent such Gaming Business Leased Real Property is (i) provided to FDFS pursuant to the Gaming Business Transition Services Agreement or (ii) listed on
     SCHEDULE 2.3;

          (f) the machinery, equipment, vehicles, furniture and other personal property listed or referred to in SCHEDULES 1.2, 1.3, 1.4, 1.5, 1.7 or
     SCHEDULE 5.13(A) except to the extent the use of such machinery, equipment, vehicles, furniture and other property is (i) provided to NTS pursuant to the Gaming Business Transition Services Agreement or (ii) listed on
     SCHEDULE 2.3;

          (g) the personal property leases listed in SCHEDULE 5.14, except to the extent the use of such personal property leases are (i) provided to FDFS pursuant to the Gaming Business Transition Services Agreement or (ii) listed on SCHEDULE 2.3;

          (h) the Copyrights, Patent Rights and Trademarks (and all goodwill associated therewith), and the agreements, contracts, licenses, sublicenses, assignments and indemnities, listed in SCHEDULE 5.15(A), together with the licenses and other agreements with third parties related thereto;

          (i) the Gaming Business Owned Software listed in SCHEDULE 5.15 (B), together with the licenses and other agreements with third parties related thereto;

          (j) all Trade Secrets and other proprietary or confidential information used in or relating to the Gaming Business except those Trade Secrets or other proprietary or confidential information which are used in or relates to any other business of Ceridian or its Affiliates;

          (k)  the agreements listed in SCHEDULE 5.18(A);

          (l) the contracts, agreements or understandings listed or described in SCHEDULE 5.20 and all other contracts related to the Gaming Business to which Ceridian, Comdata or the Gaming Subsidiary is a party that are customary for companies engaged in the same line of business as the Gaming Business;

          (m) all books and records (including all data and other information stored on discs, tapes or other media) of Comdata relating exclusively to the assets, properties, business and operations of the Gaming Business and, if requested, copies of all books and records (including all data and other information stored on discs, tapes or other media) which are used in connection with, (but not exclusively related to) the assets, properties, business and operations of the Gaming Business, PROVIDED, HOWEVER, that only such portions of such books and records relating to the Gaming Business will be provided;

          (n) Ceridian's and Comdata's interest in and to all telephone, telex and telephone facsimile numbers and other directory listings utilized primarily in connection with the Gaming Business;

          (o)  all of the Cashcall Inc. Shares;

          (p)  the Transferred Cash;

          (q) all personal property, Intellectual Property and agreements relating to the "COINS" product;

          (r) all personal property, Intellectual Property and agreements relating to the "QuickPlay" product;

          (s) all personal property, Intellectual Property and agreements relating to the Financial Marketing System product; and

          (t)  all the Gaming Bank Accounts.

          2.3.  EXCLUDED GAMING ASSETS.  Notwithstanding the provisions of
SECTION 2.2, the Purchased Gaming Assets shall not include the following (herein referred to as the "EXCLUDED GAMING ASSETS"):

          (a) all cash, bank deposits and cash equivalents except the Transferred Cash (it being understood that the Gaming Equalization Cash is reflected in the Initial Amount);

          (b) the name "Comdata" and "Comchek" or any related or similar trade names, trademarks, service marks or logos to the extent the same incorporate the name "Comdata" and "Comchek" or any variation thereof;

          (c) Ceridian's and Comdata's rights, claims or causes of action against third parties relating to the assets, properties, business or operations of the Gaming Business which may arise in connection with the discharge by Ceridian or Comdata of the Excluded Gaming Liabilities;

          (d)  all contracts of insurance;

          (e) all corporate minute books and stock transfer books and the corporate seal of Comdata;

          (f) Comdata's rights under the lease agreements referred to in point 7 on SCHEDULE 5.11(A);

          (g) except to the extent provided in SECTION 7.4, Comdata's employee benefit agreements, plans or arrangements listed in SCHEDULE 5.18(A) or otherwise maintained by Comdata or the Gaming Subsidiary on behalf of persons employed by Comdata or the Gaming Subsidiary;

          (h) all shares of capital stock of each of the Excluded Comdata Subsidiaries;

          (i) all refunds of any Tax to which Ceridian or Comdata is entitled pursuant to SECTION 7.3; and

          (j)  the assets listed on SCHEDULE 2.3;

          (k) that certain agreement among Comdata Network, Inc., Service Data Corporation and SDC Enterprises, Inc. dated as of May 15, 1997;

          (l) that certain agreement among Comdata, Concord Computing Corporation and EFS National Bank dated as of April 30, 1996, as amended and the Marketing Rights Agreement executed in connection therewith; and

          (m) that certain Acquisition Agreement between Comdata and Western Union Financial Services dated March 23, 1994.

With respect to any assets that were owned on the date preceding the date hereof by the Gaming Subsidiary and that would have constituted Excluded Gaming Assets if owned by Comdata (the "GAMING SUBSIDIARY EXCLUDED ASSETS"), Comdata shall, immediately prior to the Closing, cause the Gaming Subsidiary to convey, transfer and deliver, without any representation or warranty (express or implied), to Comdata such assets and the Gaming Subsidiary Excluded Assets shall be deemed to be Excluded Gaming Assets for purposes of this Agreement.

          2.4. ASSUMED GAMING LIABILITIES. The Assumed Gaming Liabilities shall consist of:

          (a) all liabilities of the Gaming Business reflected in the Closing Date Gaming Special Report as a dollar amount;

          (b) all liabilities and obligations of Ceridian and Comdata to be paid or performed after the date hereof under (i) the Gaming Agreements and
     (ii) any contracts related to the Gaming Business to which Ceridian, Comdata or the Gaming Subsidiary is a party that are customary for companies engaged in the same line of business as the Gaming Business, except in each case, to the extent such liabilities and obligations, (A) but for a breach or default by Ceridian, Comdata or the Gaming Subsidiary, would have been paid, performed or otherwise discharged on or prior to the date hereof or to the extent the same arise out of any such breach or default and (B) are not reflected on the Closing Date Gaming Special Report and are not taken into account as a deduction in connection with the determination of the Gaming Receivables Adjustment pursuant to SECTION 3.3; and

          (c) all liabilities in respect of Taxes for which FDC, IPS, NTS or FDFS is liable pursuant to SECTION 7.3.

          2.5.  EXCLUDED GAMING LIABILITIES.  Notwithstanding the provisions of
SECTION 2.4, the Assumed Gaming Liabilities shall not include the following (herein referred to as the "EXCLUDED GAMING LIABILITIES"):

          (a) any liabilities in respect of Taxes for which Comdata or Ceridian is liable pursuant to SECTION 7.3;

          (b) any intercompany payables and other liabilities or obligations of the Gaming Business to Comdata, Ceridian or any of their respective Affiliates;

          (c) any costs and expenses incurred by Comdata, Ceridian or the Gaming Subsidiary incident to the negotiation and preparation of this Agreement and their respective performance and compliance with the agreements and conditions contained herein;

          (d) any liabilities or obligations in respect of any Excluded Gaming Assets;

          (e) any liabilities in respect of the claims or proceedings described in SCHEDULE 5.22;

          (f) accrued liabilities of any kind required to be reflected on the Closing Date Gaming Special Report prepared in accordance with the Gaming Agreed Accounting Principles which were not reflected thereon as a dollar amount;

          (g) any liabilities and obligations related to, associated with or arising out of (i) the occupancy, operation, use or control of any of the Gaming Business Property on or prior to the date hereof or (ii) the operation of the Gaming Business on or prior to the date hereof, in each case incurred or imposed by any Environmental Law (including, without limitation, any Release of any Contaminant on, at or from (1) the Gaming Business Property, including, without limitation, all facilities, improvements, structures and equipment thereon, surface water thereon or adjacent thereto and soil or groundwater thereunder, or any conditions whatsoever on, under or in the vicinity of such real property or (2) any real property or facility owned by a third Person to which Contaminants generated by the Gaming Business were sent prior to the date hereof);

          (h) any product liability or claims for injury to person or property, regardless of when made or asserted, relating to products manufactured, distributed or sold by the Gaming Business or services performed by the Gaming Business on or prior to the date hereof;

          (i) any liabilities relating to Escheat Laws or the failure to file reports, or to pay or turn over amounts due, thereunder which pertain to
     (A) any Gaming Business transaction initiated prior to the Closing Date or
     (B) any Gaming Business transactions for which a Comdata Payment Instrument is issued during the twelve month period following Closing; and

          (j) any liabilities arising under that certain Processing and Related Services Agreement among Comdata, Concord Computing Corporation and EFS National Bank dated as of April 30, 1996, as amended and the Marketing Rights Agreement executed in connection therewith.

In order that the Gaming Subsidiary shall not be responsible in any respect for any liabilities or obligations that would constitute Excluded Gaming Liabilities in the case of Comdata, Comdata shall assume and agree to pay, perform and discharge such liabilities and obligations of the Gaming Subsidiary (the "GAMING SUBSIDIARY EXCLUDED LIABILITIES") and all Gaming Subsidiary Excluded Liabilities shall be deemed to constitute Excluded Gaming Liabilities for purposes of this Agreement.

          2.6. PURCHASED NTS ASSETS. The Purchased NTS Assets shall consist of all assets and properties of NTS of every kind and description, wherever located, real, personal or mixed, tangible or intangible, heretofore used in connection with the NTS Business, including, without limitation, all right, title and interest of NTS in, to and under:

          (a) all of the assets reflected on the NTS Balance Sheet, except those disposed of or converted into cash after the NTS Balance Sheet Date in the ordinary course of business;

          (b)  all notes and accounts receivable generated by the NTS Business;

          (c)  all inventory used in the NTS Business;

          (d) to the extent assignable, the NTS Business Governmental Permits listed in SCHEDULE 6.9;

          (e) the NTS Business Leased Real Property and leasehold improvements listed or described in SCHEDULE 6.11(A) except to the extent such NTS Leased Real Property is (i) provided to Comdata pursuant to the NTS Business Transition Services Agreement or (ii) is listed on SCHEDULE 2.7;

          (f) the machinery, equipment, vehicles, furniture and other personal property listed or referred to in SCHEDULE 6.13(A) except to the extent the use of such machinery, equipment, vehicles, furniture and other property is
     (i) provided to Comdata pursuant to the NTS Business Transition Services Agreement or (ii) is listed on SCHEDULE 2.7;

          (g) the personal property leases listed in SCHEDULE 6.14 except to the extent the use of such personal property leases are (i) provided to Comdata pursuant to the NTS Business Transition Services Agreement or (ii) is listed on SCHEDULE 2.7;

          (h) the Copyrights, Patent Rights and Trademarks (and all goodwill associated therewith), the name "NTS," and the agreements, contracts, licenses, sublicenses, assignments and indemnities, listed in SCHEDULE 6.15(A) except to the extent such Copyrights, Patent Rights and Trademarks are (i) licensed or sublicensed to Comdata pursuant to the NTS Business Transition Services Agreement or (ii) is listed on SCHEDULE 2.7;

          (i) the NTS Business Owned Software listed in SCHEDULE 6.15(B) except to the extent such NTS Business Owned Software is (i) licensed or sublicensed to Comdata pursuant to the NTS Business Transition Services Agreement or (ii) is listed on SCHEDULE 2.7;

          (j) all Trade Secrets and other proprietary or confidential information used in or relating to the NTS Business except those Trade Secrets or other proprietary or confidential information which is used in or relates to any other business of FDC or its Affiliates;

          (k)  the agreements listed in SCHEDULE 6.18(A);

          (l) the contracts, agreements or understandings listed or described in SCHEDULE 6.20 and all other contracts related to the NTS Business to which FDC, IPS or NTS or the NTS Subsidiary is a party that are customary for companies engaged in the same line of business as the NTS Business;

          (m) all books and records (including all data and other information stored on discs, tapes or other media) of FDC, IPS or NTS relating exclusively to the assets, properties, business and operations of the NTS Business and, if requested, copies of all books and records (including all data and other information stored on discs, tapes or other media) which are used in connection with, (but not exclusively related to) the assets, properties, business and operations of the NTS Business, PROVIDED, HOWEVER, that only the portions of such books and records relating to the NTS Business will be provided;

          (n) FDC's, IPS' and NTS' interest in and to all telephone, telex and telephone facsimile numbers and other directory listings utilized primarily in connection with the NTS Business;

          (o)  all of the NT Canada Shares;

          (p)  all of the bank accounts listed on SCHEDULE 2.6; and

          (q)  all of the blank, unissued NTS Payment Instruments.

          2.7.  EXCLUDED NTS ASSETS.  Notwithstanding the provisions of
SECTION 2.6, the Purchased NTS Assets shall not include the following (herein referred to as the "EXCLUDED NTS ASSETS"):

          (a) all cash, bank deposits and cash equivalents (except for that cash listed as a receivable on the Estimated NTS Special Report) (it being understood that the NTS Equalization Cash is reflected in the Initial Amount);

          (b) the names "IPS," "Western Union," "Greenback," "Transpay" or any related or similar trade names, trademarks, service marks or logos to the extent the same incorporate the name "IPS," "Western Union", "Greenback," "Transpay" or any variation thereof;

          (c) FDC's and IPS' rights, claims or causes of action against third parties relating to the assets, properties, business or operations of the NTS Business which may arise in connection with the discharge by FDC or IPS of the Excluded NTS Liabilities;

          (d)  all contracts of insurance;

          (e) all corporate minute books and stock transfer books and the corporate seal of IPS and NTS;

          (f)  FDC's and IPS' rights under the lease agreement described in
     SCHEDULE 6.11(A);

          (g) except to the extent provided in SECTION 7.4, NTS' employee benefit agreements, plans or arrangements listed in SCHEDULE 6.18(A) or otherwise maintained by IPS, NTS or the NTS Subsidiary on behalf of persons employed by IPS, NTS or the NTS Subsidiary;

          (h) all refunds of any Tax to which FDC or IPS is entitled pursuant to SECTION 7.3;

          (i)  the assets listed on SCHEDULE 2.7;

          (j) that certain agreement between PHH Corporation and IPS dated as of February 12, 1996;

          (k) that certain agreement between Electronic Data Systems Corporation and IPS dated as of August 13, 1996; and

          (l) all assets and agreements relating to the NTS Computer Facility.

With respect to any assets that were owned on the date preceding the date hereof by the NTS Subsidiary and that would have constituted Excluded NTS Assets if owned by NTS (the "NTS SUBSIDIARY EXCLUDED ASSETS"), NTS shall, immediately prior to the Closing, cause the NTS Subsidiary to convey, transfer and deliver, without any representation or warranty (express or implied), to NTS such assets and the NTS Subsidiary Excluded Assets shall be deemed to be Excluded NTS Assets for purposes of this Agreement.

          2.8. ASSUMED NTS LIABILITIES. The Assumed NTS Liabilities shall consist of:

          (a) all liabilities of the NTS Business reflected in the Closing Date NTS Special Report as a dollar amount;

          (b) all liabilities and obligations of NTS to be paid or performed after the date hereof under (i) the NTS Agreements and (ii) all other contracts related to the NTS Business to which FDC, IPS, NTS or the NTS Subsidiary is a party that are customary for companies engaged in the same line of business as the NTS Business, except in each case, to the extent such liabilities and obligations, (A) but for a breach or default by FDC, IPS, NTS or the NTS Subsidiary, would have been paid, performed or otherwise discharged on or prior to the date hereof or to the extent the same arise out of any such breach or default and (B) are not reflected on the Closing Date NTS Special Report and are not taken into account as a deduction in connection with the determination of the NTS Receivables Adjustment pursuant to SECTION 3.4;

          (c) all liabilities in respect of Taxes for which Comdata is liable pursuant to SECTION 7.3.

          (d) all liabilities pursuant to any NTS Payment Instrument issued on or after the Closing Date.

          2.9.  EXCLUDED NTS LIABILITIES.  Notwithstanding the provisions of
SECTION 2.8, the Assumed NTS Liabilities shall not include the following (herein referred to as the "EXCLUDED NTS LIABILITIES"):

          (a) any liabilities in respect of Taxes for which FDC, IPS, NTS, FDFS or is liable pursuant to SECTION 7.3;

          (b) any intercompany payables and other liabilities or obligations of the NTS Business to IPS, FDC, FDFS or any of their respective Affiliates;

          (c) any costs and expenses incurred by IPS, FDC, NTS, the NTS Subsidiary or FDFS incident to the negotiation and preparation of this Agreement and their respective performance and compliance with the agreements and conditions contained herein;

          (d) any liabilities or obligations in respect of any Excluded NTS Assets;

          (e) any liabilities in respect of the claims or proceedings described in SCHEDULE 6.22;

          (f) accrued liabilities of any kind required to be reflected on the Closing Date NTS Special Report prepared in accordance with the NTS Agreed Accounting Principles which were not reflected thereon as a dollar amount;

          (g) any liabilities and obligations related to, associated with or arising out of (i) the occupancy, operation, use or control of any of the NTS Property on or prior to the date hereof or (ii) the operation of the NTS Business on or prior to the date hereof, in each case incurred or imposed by any Environmental Law (including, without limitation, any Release of any Contaminant on, at or from (1) the NTS Property, including, without limitation, all facilities, improvements, structures and equipment thereon, surface water thereon or adjacent thereto and soil or groundwater thereunder, or any conditions whatsoever on, under or in the vicinity of such real property or (2) any real property or facility owned by a third Person to which Contaminants generated by the NTS Business were sent prior to the date hereof);

          (h) any product liability or claims for injury to person or property, regardless of when made or asserted, relating to products manufactured, distributed or sold by the NTS Business or services performed by the NTS Business on or prior to the date hereof; and

          (i) any liabilities relating to Escheat Laws or the failure to file reports, or to pay or turn over amounts due, thereunder which pertain to any NTS Business transaction initiated prior to the Closing Date.

In order that the NTS Subsidiary shall not be responsible in any respect for any liabilities or obligations that would constitute Excluded NTS Liabilities in the case of NTS, NTS shall assume and agree to pay, perform and discharge such liabilities and obligations of the NTS Subsidiary (the "NTS SUBSIDIARY EXCLUDED LIABILITIES") and all NTS Subsidiary Excluded Liabilities shall be deemed to constitute Excluded NTS Liabilities for purposes of this Agreement.



                                     ARTICLE III

                                   CASH ADJUSTMENT

          3.1. DETERMINATION OF TRANSFERRED CASH. (a) As promptly as practicable (but not later than 60 business days) after the date hereof, IPS shall prepare and deliver to Comdata a detailed statement (with appropriate work papers attached) setting forth the amount of Transferred Cash as of 11:59 p.m. central time on the date hereof (the "PRELIMINARY TRANSFERRED CASH STATEMENT").

          (b) Promptly following receipt of the Preliminary Transferred Cash Statement, Comdata may review the same and, within 60 days after the date of such receipt, may deliver to IPS a certificate (signed by its chief financial officer or its chief accounting officer) setting forth its objections, if any, to the Preliminary Transferred Cash Statement, together with a summary of the reasons therefor and calculations which, in its view, are necessary to eliminate any such objections. In the event Comdata does not so object within such 60-day period, the Preliminary Transferred Cash Statement shall be final and binding as the "TRANSFERRED CASH STATEMENT" for purposes of this Agreement, but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

          (c) In the event Comdata so objects within such 60-day period, IPS and Comdata shall use their reasonable efforts to resolve by written agreement (the "AGREED ADJUSTMENTS") any differences as to the Preliminary Transferred Cash Statement and, in the event Comdata and IPS so resolve any such differences, the Preliminary Transferred Cash Statement as adjusted by the Agreed Adjustments shall be final and binding as the Transferred Cash Statement for purposes of this Agreement, but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

          (d) In the event any objections raised by Comdata are not resolved by Agreed Adjustments within the 60-day period next following such 60-day period, then IPS and Comdata shall submit the objections that are then unresolved to the Selected Accounting Firm and the Selected Accounting Firm shall be directed by Comdata and IPS to resolve the unresolved objections as promptly as reasonably practicable and to deliver written notice to each of Comdata and IPS setting forth its resolution of the disputed matters. The Preliminary Transferred Cash Statement, after giving effect to any Agreed Adjustments and to the resolution of disputed matters by the Selected Accounting Firm, shall be final and binding as the Transferred Cash Statement, for purposes of this Agreement but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

          (e) The parties hereto shall make available to Comdata, IPS and, if applicable, the Selected Accounting Firm, such books, records and other information (including work papers) as any of the foregoing may reasonably request to prepare or review the Preliminary Transferred Cash Statement or any matters submitted to the Selected Accounting Firm. The fees and expenses of the Selected Accounting Firm hereunder shall be paid 50% by Comdata and 50% by IPS.

          3.2. TRANSFERRED CASH ADJUSTMENT. As promptly as practicable (but not later than five business days) after the determination of the Transferred Cash Statement pursuant to SECTION 3.1 that is final and binding as set forth therein:

          (i) if the aggregate amount of cash set forth in the Transferred Cash Statement exceeds the Estimated Amount of Transferred Cash, NTS shall pay to Comdata, by wire transfer of immediately available funds to such bank account of Comdata as Comdata shall designate in writing to NTS, an amount equal to such excess, plus interest on such excess from the date hereof to the date of payment thereof at the Agreed Rate; or

          (ii) if the Estimated Amount of Transferred Cash exceeds the aggregate amount of cash set forth in the Transferred Cash Statement, Comdata shall pay to NTS, by wire transfer of immediately available funds to such bank account of NTS as NTS shall designate in writing to Comdata, an amount equal to such excess, plus interest on such excess from the date hereof to the date of payment thereof at the Agreed Rate.

          3.3. DETERMINATION OF GAMING RECEIVABLES ADJUSTMENT. (a) As promptly as practicable (but not later than sixty days) after the date hereof, IPS shall:

          (i) prepare, in accordance with the Gaming Agreed Accounting Principles, a written report (the "Preliminary Closing Date Gaming Special Report") which shall fairly present the amounts of the gaming receivables and gaming liabilities, in each case, as of 11:59 p.m. central time on the date hereof and of the type reflected as such in the Preliminary Closing Date Gaming Special Report (the amounts of the gaming receivables and the gaming liabilities as so reflected being referred to respectively herein as the "PRELIMINARY GAMING RECEIVABLES" and the "PRELIMINARY GAMING LIABILITIES" and collectively as the "PRELIMINARY GAMING AMOUNTS".)

          (ii) calculate the Gaming Receivables Adjustment in accordance with the provisions of this Agreement, based on the Preliminary Closing Date Gaming Special Report and assuming for such purposes that the Preliminary Gaming Amounts constitute the Gaming Amounts (the "PRELIMINARY GAMING RECEIVABLES ADJUSTMENT"); and

          (iii) deliver to Comdata the Preliminary Closing Date Gaming Special Report and a certificate setting forth the Preliminary Gaming Receivables, the Preliminary Gaming Liabilities and the Preliminary Gaming Receivables Adjustment, together with the supporting calculations in reasonable detail (collectively, the "PRELIMINARY GAMING ACCOUNTING REPORT").

          (b) Promptly following such delivery of the Preliminary Gaming Accounting Report, Comdata shall have the opportunity to review the Preliminary Closing Date Gaming Special Report and the Preliminary Gaming Receivables Adjustment. Not later than 60 days after the date of such receipt, Comdata may deliver to IPS a certificate (signed by an officer of Comdata) setting forth its objections to the Preliminary Closing Date Gaming Special Report, the Preliminary Gaming Receivables, the Preliminary Gaming Liabilities or the Preliminary Gaming Receivables Adjustment as set forth in the Preliminary Gaming Accounting Report, together with a summary of the reasons therefor and calculations which, in its view, are necessary to eliminate such objections. If Comdata does not so object within such 60-day period, the Preliminary Closing Date Gaming Special Report, the Preliminary Gaming Receivables, the Preliminary Gaming Liabilities and the Preliminary Gaming Receivables Adjustment set forth in the Preliminary Gaming Accounting Report shall be final and binding as the Closing Date Gaming Special Report, the Gaming Receivables, the Gaming Liabilities and the Gaming Receivables Adjustment, respectively, for purposes of this Agreement but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

          (c) If Comdata so objects within such 60-day period, IPS and Comdata shall use their reasonable efforts to resolve by written agreement (the "AGREED GAMING ADJUSTMENTS") any differences as to the Preliminary Closing Date Gaming Special Report, the Preliminary Gaming Receivables, the Preliminary Gaming Liabilities and the Preliminary Gaming Receivables Adjustment and, if IPS and Comdata so resolve any such differences, the Preliminary Closing Date Gaming Special Report, the Preliminary Gaming Receivables, the Preliminary Gaming Liabilities and the Preliminary Gaming Receivables Adjustment set forth in the Preliminary Gaming Accounting Report as adjusted by the Agreed Gaming Adjustments shall be final and binding as the Closing Date Gaming Special Report, the Gaming Receivables, the Gaming

Liabilities, and the Gaming Receivables Adjustment, respectively, for purposes of this Agreement but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

          (d) If any objections raised by Comdata are not resolved by Agreed Gaming Adjustments within the 60-day period next following such 60-day period, then IPS and Comdata shall submit the objections that are then unresolved (the "UNRESOLVED GAMING OBJECTIONS") to the Selected Accounting Firm and such Selected Accounting Firm shall be directed by IPS and Comdata to resolve the Unresolved Gaming Objections (based solely on the presentations by IPS and Comdata as to whether any disputed matter had been determined in a manner consistent with the Agreed Gaming Accounting Principles) as promptly as reasonably practicable and to deliver written notice to each of IPS and Comdata setting forth its resolution of the disputed matters. The Preliminary Closing Date Gaming Special Report, the Preliminary Gaming Receivables, the Preliminary Gaming Liabilities and the Preliminary Gaming Receivables Adjustment, after giving effect to any Agreed Gaming Adjustments and to the resolution of disputed matters by the Selected Accounting Firm, shall be final and binding as the Closing Date Gaming Special Report, the Gaming Receivables, the Gaming Liabilities, and the Gaming Receivables Adjustment, respectively, for purposes of this Agreement but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement. Any determinations by the Selected Accounting Firm shall be final and binding on the parties hereto. Comdata and IPS shall each be responsible for all fees of their respective accountants and all expenses incurred by such respective firms in connection with any settlement proceeding. The fees and expenses of the Selected Accounting Firm incurred in connection with such settlement proceeding shall be paid fifty (50%) percent by IPS and fifty (50%) percent by Comdata.

          (e) Upon final determination pursuant to this SECTION 3.3 of the Closing Date Gaming Special Report, the Gaming Amounts and the Gaming Receivables Adjustment, IPS shall deliver to Comdata a report setting forth the Closing Date Gaming Special Report, the Gaming Amounts, and the Gaming Receivables Adjustment (the "GAMING ACCOUNTING REPORT").

          (f) IPS and Comdata shall make available to one another and the Selected Accounting Firm, as the case may be, such books, records and other information (including work papers) as such Person may reasonably request during the review of the Preliminary Gaming Accounting Report or the preparation of the Gaming Accounting Report.

          3.4. DETERMINATION OF NTS RECEIVABLES ADJUSTMENT. (a) As promptly as practicable (but not later than sixty days) after the date hereof, Comdata shall:

          (i) prepare, in accordance with the NTS Agreed Accounting Principles, a written report (the "Preliminary Closing Date NTS Special Report") which shall fairly present the amounts of the NTS receivables and NTS liabilities, in each case, as of 11:59 p.m. central time on the date hereof and of the type reflected as such in the Preliminary Closing Date NTS Special Report (the amounts of the NTS receivables, and the NTS liabilities so reflected being referred to respectively herein as the "PRELIMINARY NTS RECEIVABLES" and the "PRELIMINARY NTS LIABILITIES" and collectively as the "PRELIMINARY NTS AMOUNTS".)

          (ii) calculate the NTS Receivables Adjustment in accordance with the provisions of this Agreement, based on the Preliminary Closing Date NTS Special Report and assuming for such purposes that the Preliminary NTS Amounts constitute the NTS Amounts (the "PRELIMINARY NTS RECEIVABLES ADJUSTMENT"); and

          (iii) deliver to IPS the Preliminary Closing Date NTS Special Report and a certificate setting forth the Preliminary NTS Receivables, the Preliminary NTS Liabilities and the Preliminary NTS Receivables Adjustment, together with the supporting calculations in reasonable detail (collectively, the "PRELIMINARY NTS ACCOUNTING REPORT").

          (b) Promptly following such delivery of the Preliminary NTS Accounting Report, IPS shall have the opportunity to review the Preliminary Closing Date NTS Special Report and the Preliminary NTS Receivables Adjustment. Not later than 60 days after the date of such receipt, IPS may deliver to Comdata a certificate (signed by an officer of IPS) setting forth its objections to the Preliminary Closing Date NTS Special Report, the Preliminary NTS Receivables, the Preliminary NTS Liabilities or the Preliminary NTS Receivables Adjustment as set forth in the Preliminary NTS Accounting Report, together with a summary of the reasons therefor and calculations which, in its view, are necessary to eliminate such objections. If IPS does not so object within such 60-day period, the Preliminary Closing Date NTS Special Report, the Preliminary NTS Receivables, the Preliminary NTS Liabilities and the Preliminary NTS Receivables Adjustment set forth in the Preliminary NTS Accounting Report shall be final and binding as the Closing Date NTS Special Report, the NTS Receivables, the NTS Liabilities and the NTS Receivables Adjustment, respectively, for purposes of this Agreement but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

          (c) If IPS so objects within such 60-day period, Comdata and IPS shall use their reasonable efforts to resolve by written agreement (the "AGREED NTS ADJUSTMENTS") any differences as to the Preliminary Closing Date NTS Special Report, the Preliminary NTS Receivables, the Preliminary NTS Liabilities and the Preliminary NTS Receivables Adjustment and, if Comdata and IPS so resolve any such differences, the Preliminary Closing Date NTS Special Report, the Preliminary NTS Receivables, the Preliminary NTS Liabilities and the Preliminary NTS Receivables Adjustment set forth in the Preliminary NTS Accounting Report as adjusted by the Agreed NTS Adjustments shall be final and binding as the Closing Date NTS Special Report, the NTS Receivables, the NTS Liabilities, and the NTS Receivables Adjustment, respectively, for purposes of this Agreement but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement.

          (d) If any objections raised by IPS are not resolved by Agreed NTS Adjustments within the 60-day period next following such 60-day period, then Comdata and IPS shall submit the objections that are then unresolved (the "UNRESOLVED NTS OBJECTIONS") to the Selected Accounting Firm and such Selected Accounting Firm shall be directed by Comdata and IPS to resolve the Unresolved NTS Objections (based solely on the presentations by Comdata and IPS as to whether any disputed matter had been determined in a manner consistent with the Agreed NTS Accounting Principles) as promptly as reasonably practicable and to deliver written notice to each of Comdata and IPS setting forth its resolution of the disputed matters. The Preliminary Closing Date NTS Special Report, the Preliminary NTS Receivables, the Preliminary NTS Liabilities and the Preliminary NTS Receivables Adjustment, after giving effect to any Agreed NTS Adjustments and to the resolution of disputed matters by the Selected Accounting Firm, shall be final and binding as the Closing Date NTS Special Report, the NTS Receivables, the NTS Liabilities, and the NTS Receivables Adjustment, respectively, for purposes of this Agreement but shall not limit the representations, warranties, covenants and agreements of the parties set forth elsewhere in this Agreement. Any determinations by the Selected Accounting Firm shall be final and binding on the parties hereto. IPS and Comdata shall each be responsible for all fees of their respective accountants and all expenses incurred by such respective firms in connection with any settlement proceeding. The fees and expenses of the Selected Accounting Firm incurred in connection with such settlement proceeding shall be paid fifty (50%) percent by IPS and fifty (50%) percent by Comdata.

          (e) Upon final determination pursuant to this SECTION 4.4 of the Closing Date NTS Special Report, the NTS Amounts and the NTS Receivables Adjustment, Comdata shall deliver to IPS a report setting forth the Closing Date NTS Special Report, the NTS Amounts and the NTS Receivables Adjustment (the "NTS ACCOUNTING REPORT").

          (f) IPS and Comdata shall make available to one another and the Selected Accounting Firm, as the case may be, such books, records and other information (including work papers) as such Person may reasonably request during the review of the Preliminary NTS Accounting Report or the preparation of the NTS Accounting Report.

          3.5. NET RECEIVABLES ADJUSTMENT. Promptly (but not later than five business days) after the later of (i) the determination of the Gaming Receivables Adjustment pursuant to SECTION 3.3 that is final and binding as set forth therein or (ii) the determination of the NTS Receivables Adjustment pursuant to SECTION 3.4 that is final and binding as set forth therein:

          (a) if the Gaming Receivables Adjustment exceeds the NTS Receivables Adjustment, NTS shall pay to Comdata, by wire transfer of immediately available funds to such bank account of Comdata as Comdata shall designate in writing to NTS, an amount equal to such excess, plus interest on such excess from the date hereof to the date of payment thereof at the Agreed Rate; or

          (b) if the NTS Receivables Adjustment exceeds the Gaming Receivables Adjustment, Comdata shall pay to NTS, by wire transfer of immediately available funds to such bank account of NTS as NTS shall designate in writing to Comdata an amount equal to such excess, plus interest on such excess from the date hereof to the date or payment thereof at the Agreed Rate.

                                      ARTICLE IV

                                       CLOSING

          4.1. CLOSING. The Closing shall be consummated on January 16, 1998 at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois. At the Closing, the parties shall effect the deliveries contemplated by SECTIONS
4.3 and 4.4. As soon as practicable thereafter, NTS and Comdata shall file with the Department of Assessments and Taxation of the State of Maryland Articles of Transfer in the form of EXHIBIT H. For all purposes of this Agreement, the Closing shall be deemed effective as of 11:59 p.m. central time on the date hereof (it being understood that the transfer of the NT Canada Shares from NTS to Permicom shall be deemed to have occurred immediately prior to the transfer of the Purchased NTS Assets to Comdata).

          4.2. DELIVERY OF PROMISSORY NOTES. Simultaneously with the execution hereof, Permicom shall deliver to NTS the Permicom Note, following which NTS shall deliver to Comdata the NTS Note.

          4.3. FDC's, IPS', NTS' AND FDFS' ADDITIONAL DELIVERIES. Simultaneously with the execution hereof, FDC, IPS, NTS and FDFS shall deliver to Comdata, Ceridian and Permicom all the following:

          (a) A copy of the Certificate of Incorporation of FDC certified as of a recent date by the Secretary of State of the State of Delaware;

          (b) Certificate of Good Standing of FDC issued as of a recent date by the Secretary of State of the State of Delaware;

          (c) Certificate of the secretary or an assistant secretary of FDC, dated the date hereof, in form and substance reasonably satisfactory to Comdata, as to (i) no amendments to the Certificate of Incorporation of FDC since a specified date; (ii) the by-laws of FDC; (iii) the resolutions of the Board of Directors of FDC authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of FDC executing this Agreement and any IPS Ancillary Agreement;

          (d) A copy of the Certificate of Incorporation of IPS certified as of a recent date by the Secretary of State of the State of Delaware;

          (e) Certificate of Good Standing of IPS issued as of a recent date by the Secretary of State of the State of Delaware;

          (f) Certificate of the secretary or an assistant secretary of IPS, dated the date hereof, in form and substance reasonably satisfactory to Comdata, as to (i) no amendments to the Certificate of Incorporation of IPS since a specified date; (ii) the by-laws of IPS; (iii) the resolutions of the Board of Directors of IPS authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and
     (iv) incumbency and signatures of the officers of IPS executing this Agreement and any IPS Ancillary Agreement;

          (g) A copy of the Certificate of Incorporation of NTS certified as of a recent date by the Secretary of State of the State of Maryland;

          (h) Certificate of good standing of NTS issued as of a recent date by the Secretary of State of the State of Maryland;

          (i) Certificate of the secretary or an assistant secretary of NTS, dated the date hereof, in form and substance reasonably satisfactory to Comdata, as to (i) no amendments to the Certificate of Incorporation of NTS since a specified date; (ii) the by-laws of NTS; (iii) the resolutions of the Board of Directors of NTS and sole stockholder authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of NTS executing this Agreement and any IPS Ancillary Agreement;

          (j) Certificate of Good Standing of NTS Subsidiary issued as of a recent date by Ministry of Consumer and Commercial Relations;

          (k) Certificate of the secretary or an assistant secretary of NTS Subsidiary dated the date hereof, in form and substance reasonably satisfactory to Comdata, as to (i) no amendments to the Charter of NTS Subsidiary since a specified date and (ii) the by-laws of the NTS Subsidiary;

          (l) Certificate of the secretary or assistant secretary of FDFS dated the date hereof, in form and substance reasonably satisfactory to Comdata as to (i) no amendments to the certificate of formation of FDFS since a specified date;

          (m) The FDFS Instrument of Assumption pursuant to which FDFS shall assume and agree to discharge the Assumed Gaming Liabilities in accordance with their respective terms and subject to the respective conditions thereof duly executed by FDFS;

          (n) The NTS Instrument of Assignment pursuant to which NTS shall transfer and assign (i) the Purchased NTS Assets (except the NT Canada Shares) to Comdata and (ii) the NT Canada Shares to Permicom, duly executed by NTS;

          (o) a stock certificate representing the NT Canada Shares, accompanied by a duly executed and witnessed stock power, transferring the NT Canada Shares to Permicom;

          (p) Certificates of title or origin (or like documents) with respect to any vehicles or other equipment included in the Purchased NTS Assets for which a certificate of title or origin is required in order to transfer title;

          (q) All consents, waivers or approvals obtained by FDC, IPS, FDFS, NTS or the NTS Subsidiary with respect to the Purchased NTS Assets or the consummation of the transactions contemplated by this Agreement;

          (r) The Gaming Business Transition Services Agreement duly executed by IPS, FDT and FDFS;

          (s) The NTS Business Transition Services Agreement duly executed by NTS, IPS and FDT;

          (t)  The Services and Processing Agreement duly executed by IPS and
     FDT;

          (u) All consents, waivers or approvals obtained by FDC, IPS, NTS, FDFS or the NTS Subsidiary with respect to the consummation of the transactions contemplated by this Agreement;

          (v) A signed resignation by each of the directors and officers of the NTS Subsidiary;

          (w)  All minute books and stock ledgers of the NTS Subsidiary;

          (x) An assignment, in recordable form, with respect to each of the leases of real estate described in SCHEDULE 6.11, duly executed by NTS and in form and substance reasonably satisfactory to Comdata;

          (y) Such other bills of sale, assignments and other instruments of transfer or conveyance as Comdata may reasonably request or as may be otherwise necessary to evidence and effect the sale, transfer, conveyance and delivery of the Purchased NTS Assets (except the NT Canada Shares) to Comdata and the NT Canada Shares to Permicom.

          (z) A receipt evidencing receipt of the Cashcall Inc. Shares duly executed by FDFS;

          (aa) The NTS Canadian Instrument of Assignment pursuant to which the NTS Subsidiary shall transfer and assign the NTS Subsidiary Excluded Assets to NTS duly executed by NTS; and

          (ab) The NTS Canadian Instrument of Assumption pursuant to which NTS shall assume and agree to discharge the NTS Subsidiary Excluded Liabilities of the NTS Subsidiary duly executed by NTS.

In addition to the above deliveries, FDC, IPS, NTS and the NTS Subsidiary shall take all steps and actions including the delivery of such other bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, as Ceridian, Comdata or

Permicom may reasonably request or as may otherwise be necessary to put Comdata in control and possession of the Purchased NTS Assets (except the NT Canada Shares) and Permicom in control and possession of the NT Canada Shares.

          4.4. CERIDIAN'S, COMDATA'S AND PERMICOM'S ADDITIONAL DELIVERIES. Simultaneously with the execution hereof, Ceridian, Comdata or Permicom shall deliver to FDC, IPS, NTS and FDFS all the following:

          (a) A copy of Ceridian's Certificate of Incorporation certified as of a recent date by the Secretary of State of the State of Delaware;

          (b) Certificate of Good Standing of Ceridian issued as of a recent date by the Secretary of State of the State of Delaware;

          (c) Certificate of the secretary or an assistant secretary of Ceridian, dated the date hereof, in form and substance reasonably satisfactory to FDC, as to (i) no amendments to the Certificate of Incorporation of Ceridian since a specified date; (ii) the by-laws of Ceridian; (iii) the resolutions of the Board of Directors of Ceridian authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Ceridian executing this Agreement and any Comdata Ancillary Agreement;

          (d) A copy of the Certificate of Incorporation of Comdata certified as of a recent date by the Secretary of State of the State of Maryland;

          (e) Certificate of good standing of Comdata issued as of a recent date by the Secretary of State of the State of Maryland;

          (f) Certificate of the secretary or an assistant secretary of Comdata, dated the date hereof, in form and substance reasonably satisfactory to FDC, as to (i) no amendments to the Certificate of Incorporation of Comdata since a specified date; (ii) the by-laws of Comdata; (iii) the resolutions of the Board of Directors of Comdata authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Comdata executing this Agreement and any Comdata Ancillary Agreement;

          (g) Certificate of Good Standing of Gaming Subsidiary issued as of a recent date by the Ministry of Consumer and Commercial Relations.

          (h) Certificate of the secretary or an assistant secretary of Gaming Subsidiary dated the date hereof, in form and substance reasonably satisfactory to FDC, as to (i) no amendments to the Charter of Gaming Subsidiary since a specified date and (ii) the by-laws of Gaming Subsidiary;

          (i) Certificate of the secretary or an assistant secretary of Permicom dated the date hereof, in form and substance reasonably satisfactory to FDC, as to (i) no amendments to the Charter of Permicom since a specified date and (ii) the by-laws of Permicom;

          (j) The Comdata Instrument of Assumption pursuant to which Comdata shall assume and agree to discharge the Assumed NTS Liabilities in accordance with their respective terms and subject to the respective conditions thereof duly executed by Comdata;

          (k) The Comdata Instrument of Assignment pursuant to which Comdata shall transfer and assign the Purchased Gaming Assets to FDFS duly executed by Comdata;

          (l) Certificates of title or origin (or like documents) with respect to any vehicles or other equipment included in the Purchased Gaming Assets for which a certificate of title or origin is required in order to transfer title;

          (m) All consents, waivers or approvals obtained by Ceridian, Comdata or the Gaming Subsidiary with respect to the Purchased Gaming Assets or the consummation of the transactions contemplated by this Agreement;

          (n) A stock certificate representing the Cashcall Inc. Shares, accompanied by a duly executed and witnessed stock power transferring the Cashcall Inc. Shares to FDFS;

          (o) The Gaming Business Transition Services Agreement duly executed by Comdata;

          (p) The NTS Business Transition Services Agreement, duly executed by Comdata;

          (q)  The Services and Processing Agreement duly executed by Comdata;

          (r) All consents, waivers or approvals obtained by Comdata or the Gaming Subsidiary with respect to the consummation of the transactions contemplated by this Agreement;

          (s) A signed resignation by each of the directors and officers of the Gaming Subsidiary;

          (t)  All minute books and stock ledgers of the Gaming Subsidiary;

          (u) An assignment, in recordable form, with respect to each of the leases of real estate described in SCHEDULE 6.11, duly executed by Ceridian or Comdata and in form and substance reasonably satisfactory to FDFS;

          (v) Such other bills of sale, assignments and other instruments of transfer or conveyance as FDFS may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Gaming Assets to FDFS;

          (w) A receipt evidencing receipt of the NT Canada Shares, duly executed by Permicom;

          (x) A receipt evidencing receipt of the Initial Amount duly executed by Comdata.

          (y) The Comdata Canadian Instrument of Assignment pursuant to which the Gaming Subsidiary shall transfer and assign the Gaming Subsidiary Excluded Assets to Comdata; and

          (z) The Comdata Canadian Instrument of Assumption pursuant to which Comdata shall assume and agree to discharge the Gaming Subsidiary Excluded Liabilities of the Gaming Subsidiary.

In addition to the above deliveries, Ceridian, Comdata and the Gaming Subsidiary shall take all steps and actions, including the delivery of such other bills of sale, deeds, endorsements, assignments, and other good and sufficient instruments of conveyance and transfer, as IPS, FDC, NTS or FDFS may reasonably request or as may otherwise be necessary to put FDFS in actual possession or control of the Purchased Gaming Assets.


                                      ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF CERIDIAN AND COMDATA

          As an inducement to FDC, IPS, NTS and FDFS to enter into this Agreement and to consummate the transactions contemplated hereby, Ceridian, Comdata and Permicom represent and warrant to FDC, IPS, NTS and FDFS and agree as follows:

          5.1. ORGANIZATION. (a) Ceridian is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Ceridian is duly qualified to transact business as a foreign corporation and is in good standing in all jurisdictions except where the absence of such qualification would not have a Material Adverse Effect. No other jurisdiction has demanded, requested or otherwise indicated that Ceridian is required so to qualify on account of the ownership or leasing of the Purchased Gaming Assets or the conduct of the Gaming Business. Ceridian has full power and authority to own or lease and to operate and use the Purchased Gaming Assets and to carry on the Gaming Business as now conducted.

          True and complete copies of the certificate of incorporation and all amendments thereto and of the By-laws, as amended to date, of Ceridian have been delivered to IPS.

          (b) Comdata is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Comdata is duly qualified to transact business as a foreign corporation and is in good standing in all jurisdictions except where the absence of such qualification would not have a Material Adverse Effect. No other jurisdiction has demanded, requested or otherwise indicated that Comdata is required so to qualify on account of the ownership or leasing of the Purchased Gaming Assets or the conduct of the Gaming Business. Except as set forth on SCHEDULE 5.22, Comdata has full power and authority to own or lease and to operate and use the Purchased Gaming Assets and to carry on the Gaming Business as now conducted.

          True and complete copies of the certificate of incorporation and all amendments thereto and of the By-laws, as amended to date, of Comdata have been delivered to IPS.

          (c) The Gaming Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in all jurisdictions except where the absence of such qualification would not have a Material Adverse Effect and no other jurisdiction has demanded, requested or otherwise indicated that the Gaming Subsidiary is required so to qualify. The Gaming Subsidiary has full power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

          True and complete copies of the certificate or articles of incorporation and all amendments thereto, the By-laws, as amended to date, and the stock ledger of the Gaming Subsidiary have been delivered to IPS.

          (d) Permicom is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction.

          5.2. SUBSIDIARIES AND INVESTMENTS. (a) Except for the Gaming Subsidiary and as set forth in SCHEDULE 5.2(A), neither Ceridian or Comdata directly or indirectly, (i) owns, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity which is involved in or relates to the Gaming Business or (ii) controls any corporation, partnership, limited liability company, joint venture or other entity which is involved in or relates to the Gaming Business.

          (b) SCHEDULE 5.2(B) sets forth with respect to the Gaming Subsidiary on the date hereof the number of authorized, issued and outstanding shares of capital stock of each class, the number of issued shares of capital stock held as treasury shares and the number of shares of capital stock unissued and reserved for any purpose. Except as set forth in SCHEDULE 5.2(B) and except for this Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of the Gaming Subsidiary. All of the outstanding shares of capital stock of the Gaming Subsidiary are validly issued, fully paid and nonassessable and, except as set forth in
SCHEDULE 5.2(B), are owned by Comdata of record and beneficially free from all Encumbrances of any kind.

          5.3. AUTHORITY. (a) Ceridian has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Ceridian has been duly authorized and approved by Ceridian's board of directors and does not require any further authorization or consent of Ceridian or its stockholders. This Agreement has been duly authorized, executed and delivered by Ceridian and is the legal, valid and binding obligation of Ceridian enforceable in accordance with its terms, and upon execution and delivery by Ceridian will be a legal, valid and binding obligation of Ceridian enforceable in accordance with its terms, and each of the Comdata Ancillary Agreements has been duly authorized by Ceridian and upon execution and delivery by Ceridian will be a legal, valid and binding obligation of Ceridian enforceable in accordance with its terms.

          (b) Comdata has full power and authority to execute, deliver and perform this Agreement and all of the Comdata Ancillary Agreements. The execution, delivery and performance of this Agreement and the Comdata Ancillary Agreements by Comdata have been duly authorized and approved by Comdata's board of directors and sole stockholder and do not require any further authorization or consent. This Agreement has been duly authorized, executed and delivered by Comdata and is the legal, valid and binding obligation of Comdata enforceable in accordance with its terms, and each of the Comdata Ancillary Agreements has been duly authorized by Comdata and upon execution and delivery by Comdata will be a legal, valid and binding obligation of Comdata enforceable in accordance with its terms.

          (c) Permicom has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Permicom have been duly authorized and approved by Permicom's board of directors and sole stockholder and do not require any further authorization or consent of Permicom or its stockholder. This Agreement has been duly authorized, executed and delivered by Permicom and is the legal, valid and binding obligation of Permicom enforceable in accordance with its terms.

          (d) Except as set forth in SCHEDULE 5.3, neither the execution and delivery of this Agreement or any of the Comdata Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, (1) the charter or By-laws of Ceridian, Comdata, the Gaming Subsidiary or Permicom; (2) any Gaming Agreement, (3) any other material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Ceridian, Comdata, the Gaming Subsidiary or Permicom is a party or any of the Purchased Gaming Assets is subject or by which Ceridian, Comdata, the Gaming Subsidiary or Permicom is bound, (4) any Court Order to which Ceridian, Comdata, the Gaming Subsidiary or Permicom is a party or any of the Purchased Gaming Assets is subject or by which Ceridian, Comdata, the Gaming Subsidiary or Permicom is bound, or (5) any Requirements of Laws affecting

     Ceridian, Comdata, the Gaming Subsidiary, Permicom or the Purchased Gaming Assets; or

          (ii) require the approval, consent, authorization or act of, or the making by Ceridian, Comdata, the Gaming Subsidiary, Permicom or the Gaming Business of any declaration, filing or registration with, any Person.

          (e) With respect to the transactions contemplated by this Agreement, Comdata is not required, pursuant to the Maryland General Corporation Law, to file Articles of Transfer with the Department of Assessments and Taxation of the State of Maryland or otherwise take any action pursuant to Sections 3-105, 3-107 or 3-110 of the Maryland General Corporation Law.

          5.4. FINANCIAL STATEMENTS. SCHEDULE 5.4 contains (i) the unaudited balance sheet of the Gaming Business as of December 31, 1996 and the related statements of income and cash flows for the year then ended and (ii) the unaudited balance sheet of the Gaming Business as of September 30, 1997 and the related statements of income and cash flows for the nine months then ended. Except as set forth therein, such balance sheets and statements of income and cash flow have been prepared in conformity with generally accepted accounting principles consistently applied, and such balance sheets and related statements of income and cash flow present fairly the financial position and results of operations and cash flow of the Gaming Business as of their respective dates and for the respective periods covered thereby.

          5.5. OPERATIONS SINCE THE GAMING BALANCE SHEET DATE. (a) Except as set forth in SCHEDULE 5.5(A) or SCHEDULE 5.22, and except as due to changes in the general economic environment, since the Gaming Balance Sheet Date, there has been:

          (i) no material adverse change in the Purchased Gaming Assets, the Gaming Business or the operations, liabilities, profits, or condition (financial or otherwise) of the Gaming Business, and no fact or condition exists or is contemplated or, to the knowledge of Comdata or the Gaming Subsidiary, threatened which might reasonably be expected to cause such a change in the future; and

          (ii) no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting any of the Purchased Gaming Assets or the Gaming Business.

          (b) Except as set forth in SCHEDULE 5.5(B), since the Gaming Balance Sheet Date, Comdata and the Gaming Subsidiary conducted the Gaming Business only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since the Gaming Balance Sheet Date, except as set forth in such Schedule, Comdata has not, in respect of the Gaming Business, and the Gaming Subsidiary has not:

          (i) sold, leased (as lessor), transferred or otherwise disposed of (including any transfers from the Gaming Business to Ceridian, Comdata or any of their respective Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any

     Encumbrance (other than a Permitted Encumbrance) on, any of the assets reflected on the Gaming Balance Sheet or any assets acquired by the Gaming Business after the Gaming Balance Sheet Date, except for inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of the Gaming Business;

          (ii) canceled any debts owed to or claims held by the Gaming Business (including the settlement of any claims or litigation) or waived any other rights held by the Gaming Business other than in the ordinary course of the Gaming Business consistent with past practice;

          (iii) paid any claims against the Gaming Business (including the settlement of any claims and litigation against the Gaming Business or the payment or settlement of any obligations or liabilities of the Gaming Business) other than in the ordinary course of business consistent with past practice;

          (iv) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money in respect of the Gaming Business (other than money borrowed or advances from Ceridian, Comdata or any of their respective Affiliates in the ordinary course of the Gaming Business consistent with past practice) or entered into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

          (v) accelerated or delayed collection of notes or accounts receivable generated by the Gaming Business in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of the Gaming Business consistent with past practice;

          (vi) delayed or accelerated payment of any account payable or other liability of the Gaming Business beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of the Gaming Business consistent with past practice;

          (vii) acquired any real property or undertaken or committed to undertake capital expenditures exceeding $10,000 in the aggregate;

          (viii) made, or agreed to make, any payment of cash or distribution of assets to Ceridian, Comdata or any of their respective Affiliates (other than cash realized upon collection of receivables generated in the ordinary course of the Gaming Business);

          (ix) instituted any increase in any compensation payable to any officer or employee of Comdata or the Gaming Subsidiary with respect to the Gaming Business (other than changes made in accordance with normal compensation practices and consistent with past compensation practices) or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to officers or employees of Comdata or the Gaming Subsidiary with respect to the Gaming Business;

          (x) made any change in (A) the accounting principles and practices used by Comdata or the Gaming Subsidiary from those applied in the preparation of the Gaming Balance Sheet and the related statements of income and cash flow for the period then ended or (B) the charge-off policies applicable to accounts receivable;

          (xi) entered into or become committed to enter into any other material transaction except in the ordinary course of business;

          (xii) amended the Gaming Subsidiary's certificate of incorporation or by-laws;

          (xiii) issued, granted, sold or encumbered any shares of the Gaming Subsidiary's capital stock or other securities; issued, granted, sold or encumbered any security, option, warrant, put, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the acquisition, issuance, sale, pledge or other disposition of any shares of its capital stock or other securities or make any other changes in the equity capital structure of the Gaming Subsidiary;

          (xiv) made any material change in the operations of the Gaming Business or any expenditure in respect of the Gaming Business which shall exceed $50,000 in the aggregate;

          (xv) made any capital expenditure with respect to the Gaming Business or entered into any contract or commitment therefor which shall exceed $50,000 in the aggregate;

          (xvi) entered into any contract, agreement, undertaking or commitment which would have been required to be set forth in
     SCHEDULE 5.20 if in effect on the date hereof or entered into any contract which requires the consent or approval of any third party to consummate the transactions contemplated by this Agreement; or made any material modification to any existing, material Gaming Agreement or to any Gaming Business Governmental Permits, other than changes made in good faith to cure document deficiencies; or

          (xvii) entered into any contract for the purchase, lease (as lessee) or other occupancy of real property to be used by the Gaming Business or any option to extend a lease listed in SCHEDULE 5.11(A).

          5.6. NO FINDER. Neither Comdata, any Affiliate thereof nor any Person acting on behalf of the foregoing has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

          5.7. TAXES. Except as set forth in SCHEDULE 5.7, (i) Ceridian and Comdata have, in respect of the Gaming Business and the Purchased Gaming Assets, and the Gaming Subsidiary has filed all Tax Returns which are required to be filed and Ceridian, Comdata and the Gaming Subsidiary have paid all Taxes which have become due pursuant to such Tax Returns or pursuant to any assessment which has become payable; (ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid in respect of the Gaming Business, the Purchased Gaming Assets and the Gaming Subsidiary; (iii) all such Tax Returns relating to United States federal income Taxes have been examined by the relevant taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (iv) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of the Gaming Business, the Purchased Gaming Assets or the Gaming Subsidiary; (v) none of Ceridian, Comdata or the Gaming Subsidiary has waived or been requested to waive any statute of limitations in respect of Taxes associated with the Gaming Business, the Purchased Gaming Assets or the Gaming Subsidiary which waiver is currently in effect; (vi) all monies required to be withheld by Comdata or the Gaming Subsidiary (including from employees of the Gaming Business for income Taxes and social security and other payroll Taxes) have been collected or withheld, and either paid to the respective taxing authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Gaming Business;
(vii) Comdata is properly treated as the owner, for all federal, state, local and other income Tax purposes, of all property of which it is the lessor; (viii) no change in Tax accounting method which would affect the Gaming Subsidiary after the Closing has been made, agreed to, requested or required with respect to its assets or operations; (ix) all tax sharing arrangements and tax indemnity arrangements relating to the Gaming Subsidiary (other than this Agreement) will terminate prior to the Closing and the Gaming Subsidiary will have no liability thereunder on or after the Closing; (x) the Gaming Subsidiary is not a party to any agreement relating to a foreign sales corporation within the meaning of Section 922 of the Code; (xi) there are no pending claims for refund of any Tax attributable to the Gaming Subsidiary (including refunds of Taxes allocable to the Gaming Subsidiary with respect to any consolidated, combined, unitary, fiscal unity or similar Tax Returns; (xii) each asset with respect to which the Gaming Subsidiary claims depreciation, amortization or similar expense for Tax purposes is owned for Tax purposes by the Gaming Subsidiary under applicable Tax law; (xiii) the Gaming Subsidiary has always been properly classified as a corporation for United States federal income Tax purposes;(xiv) there are no outstanding rulings of, or requests for rulings with, any Tax authority expressly addressed to the Gaming Subsidiary (or to an Affiliate of any Gaming Subsidiary) that are, or if issued would be, binding upon the Gaming Subsidiary for any taxable year or period beginning after the Closing; (xv) the Gaming Subsidiary (or any Affiliates of the Gaming Subsidiary with respect to the Gaming Subsidiary) has not, in a manner that would be binding on the Gaming Subsidiary for a taxable year or period beginning after the Closing executed, become subject to or entered into any closing agreement pursuant to Section 7121 of the Code or any similar or predecessor provision thereof under the Code or other applicable Tax Law; (xvi) the Gaming Subsidiary has not made and is not subject to any election under Section 341(f) of the Code; (xvii) no "industrial development bonds" within the meaning of Section 103 of the United States Internal Revenue Code of 1954, as amended and in effect prior to the enactment of the United States Tax Reform Act of 1986, "private activity bonds" within the meaning of Section 141 of the Code or other tax exempt financing have been used to finance any of the assets of the

Gaming Subsidiary, whether leased or owned; (xviii) the Gaming Subsidiary has not made or is not bound by any election under Section 197 of the Code; (xix) Ceridian has not and will not file for the year in which the Closing occurs a consolidated federal income tax return with the Gaming Subsidiary; (xx) all material elections with respect to Taxes affecting the Gaming Subsidiary as of the date hereof are set forth in SCHEDULE 5.7; (xxi) no amount with respect to any outlay or expense that is deductible for the purpose of computing income under the Canadian Income Tax Act has been owing by the Gaming Subsidiary for longer than two years to any person with whom the Gaming Subsidiary was not dealing at arms' length at the time of the outlay or expense was incurred or for more than 180 days after the end of the taxation year in which the outlay or expense was incurred in the case of a superannuation or pension benefit, a retiring allowance, salary, wages or other remuneration with respect to any office or employment; and (xxii) there are no circumstances which exist and would result, or which have existed and have resulted, in Section 80 of the Canadian Income Tax Act applying to the Gaming Subsidiary.

          5.8. AVAILABILITY OF ASSETS. (a) Except as set forth in SCHEDULE 5.8(A) and except for the Excluded Gaming Assets, the Purchased Gaming Assets constitute all the assets, services and properties used in or necessary for the Gaming Business as currently configured (including, but not limited to, all books, records, computers and computer programs and data processing systems) and are in good condition (subject to normal wear and tear) and serviceable condition and are suitable for the uses for which intended.

          (b) SCHEDULE 5.8(B) sets forth a description of all material services provided by Comdata or any Affiliate of Comdata, other than those services to be provided pursuant to the Gaming Business Transition Services Agreement, to the Gaming Business utilizing either (i) assets not included in the Purchased Gaming Assets or (ii) employees not listed in SCHEDULE 7.4(B) and the manner in which the costs of providing such services have been allocated to the Gaming Business.

          5.9. GOVERNMENTAL PERMITS. Except as set forth in SCHEDULE 5.9, Comdata or the Gaming Subsidiary owns, holds or possesses all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body which are necessary to entitle it to own or lease, operate and use the Purchased Gaming Assets and to carry on and conduct the Gaming Business substantially as currently conducted (herein collectively called "GAMING BUSINESS GOVERNMENTAL PERMITS"), except for such Governmental Permits as to which the failure to so own, hold or possess would not have a material adverse effect on the Purchased Gaming Assets, the Gaming Business or the operations, liabilities, profits, prospects or condition (financial or otherwise) of the Gaming Business. SCHEDULE 5.9 sets forth a list and brief description of each Gaming Business Governmental Permit. Complete and correct copies of all of the Gaming Business Governmental Permits have heretofore been delivered by Comdata to IPS.

          Except as set forth in SCHEDULE 5.9, (i) Comdata or the Gaming Subsidiary has fulfilled and performed its obligations under each of the Gaming Business Governmental Permits, and, to the knowledge of Comdata or the Gaming Subsidiary, no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Gaming Business Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Gaming Business Governmental Permit, or which might adversely affect the rights of Comdata or the Gaming Subsidiary under any such Gaming Business Governmental Permit; (ii) no notice of cancellation, of default or of any dispute concerning any Gaming Business Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, Comdata or the Gaming Subsidiary; and (iii) each of the Gaming Business Governmental Permits is valid, subsisting and in full force and effect.

          5.10. REAL PROPERTY. Neither Comdata (in respect of the Gaming Business) or the Gaming Subsidiary (a) owns any real property or (b) holds any options to acquire real property.

          5.11. REAL PROPERTY LEASES. SCHEDULE 5.11(A) sets forth a list and brief description of each lease or similar agreement (showing the parties thereto, annual rental, and the location of the real property covered by and the space occupied under, such lease or other agreement) under which (i) Comdata (in respect of the Gaming Business) or the Gaming Subsidiary is lessee of, or holds, uses or operates, any real property owned by any third Person (the "GAMING BUSINESS LEASED REAL PROPERTY") or (ii) Comdata (in respect of the Gaming Business) or the Gaming Subsidiary is lessor of any of the Gaming Business Leased Real Property. Except as set forth in SCHEDULE 5.11(B), Comdata or the Gaming Subsidiary has the right to quiet enjoyment of all the Gaming Business Leased Real Property described in SCHEDULE 5.11(A) for the full term of each such lease or similar agreement (and any renewal option) relating thereto, and the leasehold or other interest of Comdata or the Gaming Subsidiary in such Gaming Business Leased Real Property is not subject or subordinate to any Encumbrance except for Permitted Encumbrances. Except as set forth on
SCHEDULE 5.11(C), and except for Permitted Encumbrances, there are no agreements or other documents governing or affecting the occupancy or tenancy of any of the Gaming Business Leased Real Property by Comdata or the Gaming Subsidiary or by any Person other than Comdata or the Gaming Subsidiary. Complete and correct copies of any instruments evidencing Encumbrances, commitments for the issuance of title insurance, title opinions, surveys and appraisals in Comdata's or the Gaming Subsidiary's possession and any policies of title insurance currently in force and in the possession of Comdata or the Gaming Subsidiary with respect to each such parcel of Gaming Business Leased Real Property have heretofore been delivered by Comdata to IPS.

          5.12. CONDEMNATION. To the knowledge of Comdata or the Gaming Subsidiary neither the whole nor any part of any real property leased, used or occupied by Comdata or the Gaming Subsidiary in connection with the Gaming Business is subject to any pending suit for condemnation or other taking by any public authority and no such condemnation or other taking is threatened or contemplated.

          5.13. Personal Property. SCHEDULE 5.13(A) contains a detailed list of all machinery, equipment, vehicles, furniture and other personal property owned by Comdata having an original cost of $10,000 or more and used in or relating to the Gaming Business. Except as set forth in SCHEDULE 5.13(B), Comdata or the Gaming Subsidiary has good and marketable title to all of the Purchased Gaming Assets free and clear of all Encumbrances, except for Permitted Encumbrances.

          5.14. PERSONAL PROPERTY LEASES. SCHEDULE 5.14 contains a brief description of each lease or other agreement or right, whether written or oral (including in each case the annual rental, the expiration date thereof and a brief description of the property covered), under which Comdata or the Gaming Subsidiary is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person and used in or relating to the Gaming Business, except for any such lease, agreement or right that is terminable by Comdata or the Gaming Subsidiary without penalty or payment on notice of 30 days or less, or which involves the payment by Comdata or the Gaming Subsidiary of rentals of less than $5,000 per year.

          5.15. INTELLECTUAL PROPERTY; SOFTWARE. (a) SCHEDULE 5.15(A) contains a list and description (showing in each case any product, device, process, service, business or publication covered thereby, the registered or other owner, expiration date and number, if any) of all Copyrights, Patent Rights and Trademarks owned by, licensed to or used by Comdata or the Gaming Subsidiary in connection with the conduct of the Gaming Business.

          (b) SCHEDULE 5.15(B) contains a list and description (showing in each case any owner, licensor or licensee) of all Software owned by, licensed to or used by Comdata or the Gaming Subsidiary in the conduct of the Gaming Business, provided that SCHEDULE 5.15(B) does not list Software licensed to Comdata or the Gaming Subsidiary that is commercially available and subject to "shrink-wrap" or "click on" license agreements.

          (c) SCHEDULE 5.15(C) contains a list and description (showing in each case the parties thereto) of all agreements, contracts, licenses, sublicenses, assignments and indemnities which relate to (i) any Copyrights, Patent Rights or Trademarks listed in SCHEDULE 5.15(A), (ii) any Trade Secrets owned by, licensed to or used by Comdata or the Gaming Subsidiary in connection with the conduct of the Gaming Business or (iii) any Software listed in SCHEDULE 5.15(B).

          (d) Except as disclosed in SCHEDULE 5.15(D), Comdata or the Gaming Subsidiary either: (i) owns the entire right, title and interest in and to the Intellectual Property and Software included in the Purchased Gaming Assets, free and clear of any Encumbrance; (ii) has the perpetual, royalty-free right to use the same or (iii) in the case of third party vendor Software, has the ability to transfer such Software without the necessity of obtaining consents or the payment of fees.

          (e) Except as disclosed in SCHEDULE 5.15(E): (i) all Copyrights, Patent Rights and Trademarks, including registrations therefor, identified in
SCHEDULE 5.15(A) as being owned by Comdata or the Gaming Subsidiary are valid and in force, and all patent applications with respect to Patent Rights and all applications to register any unregistered Copyrights and Trademarks so identified are pending and in good standing, all without challenge of any kind;
(ii) the Intellectual Property owned by Comdata or the Gaming Subsidiary and included in the Purchased Gaming Assets is valid and enforceable; (iii) Comdata or the Gaming Subsidiary has the sole and exclusive right to bring actions for infringement or unauthorized use of the Intellectual Property and Software owned by Comdata or the Gaming Subsidiary and included in the Purchased Gaming Assets, and to the knowledge of Comdata or the Gaming Subsidiary, there is no basis for any such action; (iv) Comdata or the Gaming Subsidiary has taken all actions reasonably necessary to protect the Copyrights, Trademarks, Software, Patent Rights or Trade Secrets included in the Purchased Gaming Assets, including by pursuing registration where necessary; and (v) neither Comdata or the Gaming Subsidiary is in breach of any agreement affecting any of the Intellectual Property and Software included in the Purchased Gaming Assets, and has not taken any action which would impair or otherwise adversely affect its rights in the Intellectual Property and Software included in the Purchased Gaming Assets. Correct and complete copies of: (x) registrations for all registered Copyrights, Patent Rights and Trademarks identified in SCHEDULE 5.15(A) as being owned by Comdata or the Gaming Subsidiary; and (y) all pending applications to register unregistered Copyrights, Patent Rights and Trademarks identified in
SCHEDULE 5.15(A) as being owned by Comdata or the Gaming Subsidiary (together with any subsequent correspondence or filings relating to the foregoing) have heretofore been delivered by Comdata to IPS.

          (f) Except as set forth in SCHEDULE 5.15(F), (i) to the knowledge of Comdata or the Gaming Subsidiary, no infringement of any Intellectual Property Right of any other Person has occurred or results in any way from the operations of the Gaming Business as previously or currently conducted; (ii) no claim of any infringement of any Intellectual Property Right of any other Person has been made or asserted in respect of the operations of the Gaming Business; (iii) neither Comdata or the Gaming Subsidiary has received notice that any claim of invalidity of any Copyright, Trademark or Patent Right, Software or Trade Secret has been made; (iv) no proceedings are pending or, to the knowledge of Comdata or the Gaming Subsidiary, threatened which challenge the validity, ownership or use of any of the Gaming Business Intellectual Property; and (v) neither Comdata or the Gaming Subsidiary has had notice of, or knowledge of any basis for, a claim against Comdata or the Gaming Subsidiary that the operations, activities, products, software, equipment, machinery or processes of the Gaming Business infringe any Intellectual Property Right of any other Person.

          (g) Except as disclosed in SCHEDULE 5.15(G): (i) the Software used in the Gaming Business (the "GAMING BUSINESS OWNED SOFTWARE") is not subject to any transfer, assignment, source code escrow agreement, reversion, site, equipment, or other operational limitations; (ii) Comdata or the Gaming Subsidiary has maintained and protected the Gaming Business Owned Software (including, without limitation, all source code and system specifications) with appropriate proprietary notices (including, without limitation, the notice of copyright in accordance with the requirements of 17 U.S.C. Section 401), confidentiality and non-disclosure agreements and such other measures as are reasonably necessary to protect the proprietary, trade secret or confidential information contained therein; (iii) the Gaming Business Owned Software is protectable under applicable copyright law and has not been forfeited to the public domain and has been registered with the U.S. Copyright Office or is eligible for registration; (iv) Comdata or the Gaming Subsidiary has copies of all releases or separate versions of the Gaming Business Owned Software so that the same may be subject to registration in the United States Copyright Office;
(v) Comdata or the Gaming Subsidiary has complete and exclusive right, title and interest in and to the Gaming Business Owned Software; (vi) Comdata or the Gaming Subsidiary has developed the Gaming Business Owned Software through its own efforts and for its own account without the aid or use of any consultants, agents, independent contractors or Persons (other than

Persons that are employees of Comdata or the Gaming Subsidiary); (vii) to the knowledge of Comdata or the Gaming Subsidiary, the Gaming Business Owned Software does not infringe any Intellectual Property Right of any other Person;
(viii) any Gaming Business Owned Software includes the source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary and explanation used for the development, maintenance, implementation and use thereof, so that a trained computer programmer could develop, maintain, enhance, modify, support, compile and use all releases or separate versions of the same that are currently subject to maintenance obligations by Comdata or the Gaming Subsidiary; and (ix) there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Gaming Business Owned Software by any other Person.

          (h) Except as disclosed in SCHEDULE 5.15(H), all agents, consultants or contractors who have contributed to or participated in the creation or development of any Intellectual Property or Software on behalf of Comdata or the Gaming Subsidiary or any predecessor in interest thereto either: (i) is a party to a "work-for-hire" agreement under which Comdata or the Gaming Subsidiary is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of Comdata or the Gaming Subsidiary (or such predecessor in interest, as applicable) of all right, title and interest in such material.

          (i) Except as expressly provided herein, FDFS acknowledges and agrees that the conveyance of the Purchased Gaming Assets from Comdata to FDFS does not result in any express or implied license or other rights to FDFS or any third person under any patent rights of Comdata or its Affiliates or under any patent rights of any third parties licensed to Comdata or its Affiliates whether by implication, estoppel or otherwise. All such express or implied licenses or other rights are hereby expressly excluded and disclaimed.

          5.16. ACCOUNTS RECEIVABLE. All accounts receivable of the Gaming Business have arisen from bona fide transactions by Comdata or the Gaming Subsidiary in the ordinary course of the Gaming Business. All accounts receivable are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of any allowance for doubtful accounts; and all accounts receivable to be reflected in the Closing Date Gaming Special Report will be good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of any allowance for doubtful accounts, which allowance will be determined on a basis consistent with the basis used in determining the allowance for doubtful accounts reflected in the Gaming Balance Sheet.

          5.17. TITLE TO PROPERTY. Comdata or the Gaming Subsidiary has good and marketable title to all of the Purchased Gaming Assets, free and clear of all Encumbrances, except for Permitted Encumbrances and except as set forth in
SCHEDULE 5.17. Upon delivery to FDFS on the date hereof of the instruments of transfer contemplated by Section 4.4, Comdata will thereby transfer to FDFS good and marketable title to the Purchased Gaming Assets, subject to no Encumbrances, except for Permitted Encumbrances.

          5.18.  EMPLOYEES AND RELATED AGREEMENTS; ERISA.   (a)  Except as
described in SCHEDULE 5.18(A), neither Comdata or the Gaming Subsidiary is, with respect to the Gaming Business, a party to or bound by any oral or written: stock option, stock purchase, bonus or other incentive plan or agreement.

          (b) Except as described in SCHEDULE 5.18(B), Comdata does not maintain, and is not required to contribute to, any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) or "Welfare Benefit Plan" (as such term is defined in Section 3(1) of ERISA), on behalf of any employees or former employees of the Gaming Business. None of Comdata's ERISA Benefit Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA, or is or has been subject to Sections 4063 or 4064 of ERISA. Comdata has complied with the healthcare continuation requirements of Section 601, ET. SEQ., of ERISA with respect to employees of the Gaming Business and their spouses, former spouses and dependents.

          (c) SCHEDULE 5.18(C) hereto sets forth a true, correct and complete copy of each severance plan, policy or practice in effect immediately prior to Closing Date with respect to Transferring Comdata Employees.

          5.19.  EMPLOYEE RELATIONS. (a) Except as set forth in
SCHEDULE 5.19(A), Comdata and the Gaming Subsidiary have complied in respect of the Gaming Business with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment, occupational safety and health, and collective bargaining and are not liable for any arrears of wages or any taxes, penalties or damages for failure to comply with any of the foregoing. Comdata (in respect of the Gaming Business) and the Gaming Subsidiary are in compliance with the requirements of WARN and all similar state and local statutes, laws and regulations and have no liabilities pursuant to any of them. Comdata believes that its relations with the employees of the Gaming Business are satisfactory and are not likely to lead to collective bargaining efforts. Neither Comdata nor the Gaming Subsidiary is a party to, and the Gaming Business is not affected by or, to the knowledge of Comdata or the Gaming Subsidiary, threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of the Gaming Business. Neither Comdata, the Gaming Subsidiary nor the Gaming Business is materially affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any supplier or customer of the Gaming Business. SCHEDULE 5.19(A) sets forth a description of any union organizing or election activities involving any non-union employees of the Gaming Business which have occurred since January 1, 1996 or, to the knowledge of Comdata or the Gaming Subsidiary, are threatened as of the date hereof.

          (b) Except as set forth in SCHEDULE 5.19(B), since January 1, 1996, the Gaming Business has not, directly or indirectly, purchased, leased from others or otherwise acquired any material property or obtained any material services from, or sold, leased to others or otherwise disposed of any material property or furnished any material services to (except with respect to remuneration for services rendered as a director, officer or employee of the Gaming Business), in the ordinary course of business or otherwise, (i) any Person who is an officer or director of Comdata or the Gaming Subsidiary or
(ii) any Associate of any person referred to in clause (i) above. Except as set forth in SCHEDULE 5.19(B), the Gaming Business does not owe any amount in excess of $10,000 to, or have any contract with or commitment to, Comdata or any director, officer or employee of Comdata or the Gaming Subsidiary (other than for compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business) and none of such Persons owes any amount in excess of $10,000 to the Gaming Business.

          (c) Neither the Gaming Business nor any officer, employee or agent or other person acting on its behalf has, directly or indirectly, since January 1, 1993, given or agreed to give any gift or similar benefit (other than with respect to bona fide payments for which adequate consideration has been given) to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Gaming Business (or assist the Gaming Business in connection with any actual or proposed transaction) (i) which might subject the Gaming Business to any damage or penalty in any civil, criminal or governmental litigation or proceeding,
(ii) which, if not continued in the future, would have an adverse effect on the assets, business, operations or prospects of the Gaming Business or which would subject the Gaming Business to suit or penalty in any private or governmental litigation or proceeding, (iii) for any of the purposes described in Section 162(c) of the Code, or (iv) for establishment or maintenance of any concealed fund or concealed bank account.

          5.20. CONTRACTS. Except as set forth in SCHEDULE 5.20 or any other SCHEDULE hereto, Comdata is not, with respect to the Gaming Business, and the Gaming Subsidiary is not a party to or bound by:

          (i)  any contract for the purchase, sale or lease of real property;

          (ii) any contract for the purchase of goods or services by Comdata or the Gaming Subsidiary which involved the payment of more than $50,000 in 1997;

          (iii) any contract for the purchase, licensing or development of software to be used by the Gaming Business except for Software that is available in consumer retail stores and subject to "shrink-wrap" license agreements;

          (iv) any consignment, distributor, dealer, manufacturers representative, sales agency, advertising representative or advertising or public relations contract except to the extent such contract is cancelable without penalty within 30 days;

          (v) any guarantee of the obligations of customers, suppliers, officers, directors, employees, Affiliates or others except to the extent such contract is cancelable without penalty within 30 days;

          (vi) any agreement which provides for, or relates to, the incurrence by the Gaming Business of debt for borrowed money (including, without limitation, any interest rate or foreign currency swap, cap, collar, hedge or insurance agreements, or options or forwards on such agreements, or other similar agreements for the purpose of managing the interest rate and/or foreign exchange risk associated with its financing);

          (vii) any contract not made in the ordinary course except to the extent such contract is cancelable without penalty within 30 days; or

          (viii) any other contract, agreement, commitment, understanding or instrument which is material to the Gaming Business and which involves the payment of more than $50,000.

          5.21. STATUS OF CONTRACTS. Except as set forth in SCHEDULE 5.21 or in any other Schedule hereto, each of the leases, contracts and other agreements listed in SCHEDULES 5.11(A), 5.14, 5.15(A), 5.18(C) and 5.20 (collectively, the "GAMING AGREEMENTS") constitutes a valid and binding obligation of the parties thereto and is in full force and effect and (except as set forth in SCHEDULE 5.3 and except for those Gaming Agreements which by their terms will expire prior to the date hereof or are otherwise terminated prior to the date hereof in accordance with the provisions hereof) to the knowledge of Comdata or the Gaming Subsidiary, may be transferred to FDFS pursuant to this Agreement and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, the payment of any transfer or similar fee, or the making of any filing with, any other party. Comdata and the Gaming Subsidiary have fulfilled and performed their obligations under each of the Gaming Agreements, and neither Comdata or the Gaming Subsidiary is in, or alleged to be in, breach or material default under, nor is there or is there alleged to be any basis for termination of, any of the Gaming Agreements and to the knowledge of Comdata or the Gaming Subsidiary, no other party to any of the Gaming Agreements has breached or committed a material default thereunder, and to the knowledge of Comdata or the Gaming Subsidiary, no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by Comdata, the Gaming Subsidiary or by any such other party. Comdata is not currently renegotiating any of the Gaming Agreements or paying liquidated damages in lieu of performance thereunder.

          5.22. NO VIOLATION, LITIGATION OR REGULATORY ACTION. Except as set forth in SCHEDULE 5.22:

          (i) the Purchased Gaming Assets and the operation of the Gaming Business complies with all applicable Requirements of Laws and Court Orders;

          (ii) Comdata and the Gaming Subsidiary have complied with all Requirements of Laws and Court Orders which are applicable to the Purchased Gaming Assets or the Gaming Business;

          (iii) there are no lawsuits, claims, suits, proceedings or investigations pending or, to the knowledge of Comdata or the Gaming Subsidiary, threatened against or affecting Comdata or the Gaming Subsidiary in respect of the Purchased Gaming Assets or the Gaming Business nor, to the knowledge of Comdata or the Gaming Subsidiary, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending in which Comdata is the plaintiff or claimant and which relate to the Purchased Gaming Assets or the Gaming Business;

          (iv) there is no action, suit or proceeding pending or, to the knowledge of Comdata or the Gaming Subsidiary, threatened which questions the legality or propriety of the transactions contemplated by this Agreement; and

          (v) to the knowledge of Comdata or the Gaming Subsidiary, no legislative or regulatory proposal or other proposal for the change in any Requirements of Law or the interpretation thereof has been adopted or is pending which could adversely affect the Gaming Business.

          5.23.  ENVIRONMENTAL MATTERS.  Except as set forth in SCHEDULE 5.23:

          (a) the operations of the Gaming Business are, and have been, in compliance with, and the Gaming Business is not the subject of any judicial or administrative proceedings or settlements involving alleged violations of or liability under, Environmental Laws.

          (b) no property now or previously owned or operated by the Gaming Business is under investigation by any Governmental Body or requires remedial action under any applicable Environmental Laws to address any Contaminant.

          5.24. INSURANCE. SCHEDULE 5.24 sets forth a list and brief description (including nature of coverage, limits, deductibles, premiums and the loss experience for the most recent five years with respect to each type of coverage) of all policies of insurance maintained, owned or held by Comdata or the Gaming Subsidiary on the date hereof with respect to the Purchased Gaming Assets or the Gaming Business. Comdata and the Gaming Subsidiary have complied with each such insurance policies and have not failed to give any notice or present any claim thereunder in a due and timely manner. Comdata or the Gaming Subsidiary has delivered to FDFS correct and complete copies of the most recent inspection reports, if any, received from insurance underwriters as to the condition of the Purchased Gaming Assets.

          5.25. CUSTOMERS AND SUPPLIERS. Set forth in SCHEDULE 5.25 hereto is a list of names and addresses of the fifteen largest customers for (i) the year ended December 31, 1996 and (ii) the period from January 1, 1997 through November 30, 1997 (measured by dollar volume of net revenue in each case) of Comdata or the Gaming Subsidiary in respect of the Gaming Business and the percentage of the Gaming Business which each such customer represents or represented. Except as set forth in SCHEDULE 5.25, there exists no actual or to the knowledge of Comdata or the Gaming Subsidiary, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of Comdata or the Gaming Subsidiary with any customer or group of customers listed in SCHEDULE 5.25, or whose purchases individually or in the aggregate are material to the operations of the Gaming Business, and to the knowledge of Comdata or the Gaming Subsidiary, there exists no present or future condition or state of facts or circumstances involving customers, suppliers or sales representatives which Comdata or the Gaming Subsidiary can now reasonably foresee would materially adversely affect the Gaming Business or prevent the conduct of the Gaming Business after the consummation of the transactions contemplated by this Agreement in essentially the same manner in which such business has heretofore been conducted.

          5.26. BANK ACCOUNTS. SCHEDULE 5.26 sets forth a complete and correct list of all bank accounts and safe deposit boxes related to the Gaming Business and the individuals authorized to sign or otherwise act with respect thereto as of the date hereof and a complete and correct list of all Persons holding a general or special power of attorney related to the Gaming Business granted by Comdata and a complete and correct copy thereof.

          5.27. ESTIMATED CLOSING DATE GAMING SPECIAL REPORT. SCHEDULE 5.27 contains Comdata's bona fide, good faith estimate of the Closing Date Gaming Special Report (the "ESTIMATED CLOSING DATE GAMING SPECIAL REPORT").

          5.28. ESTIMATED AMOUNT OF TRANSFERRED CASH. SCHEDULE 5.28 contains Comdata's bona fide, good faith estimate of the amount of cash in each of the Gaming ATM Machines, the Gaming Vaults, Gaming Armored Cars, the Gaming Bank Accounts and Gaming Booths (identified by geographical location) as of 11:59 p.m. central time on the date hereof and the aggregate amount of such cash in each case, together with supporting calculations in reasonable detail (the "ESTIMATED AMOUNT OF TRANSFERRED CASH").

                                      ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF FDC, IPS AND NTS

          As an inducement to Ceridian, Comdata and Permicom to enter into this Agreement and to consummate the transactions contemplated hereby, FDC, IPS, NTS and FDFS hereby represent and warrant to Ceridian, Comdata and Permicom and agree as follows:

          6.1. ORGANIZATION. (a) FDC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. FDC is duly qualified to transact business as a foreign corporation and is in good standing in all jurisdictions except where the absence of such qualification would not have a Material Adverse Effect. No other jurisdiction has demanded, requested or otherwise indicated that FDC is required so to qualify on account of the ownership or leasing of the Purchased NTS Assets or the conduct of the NTS Business. Except as set forth on SCHEDULE 6.22, FDC has full power and authority to own or lease and to operate and use the Purchased NTS Assets and to carry on the NTS Business as now conducted.

          True and complete copies of the certificate of incorporation and all amendments thereto and of the By-laws, as amended to date, of FDC have been delivered to Comdata.

          (b) IPS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. IPS is duly qualified to transact business as a foreign corporation and is in good standing in all jurisdictions except where the absence of such qualification would not have a Material Adverse Effect. No other jurisdiction has demanded, requested or otherwise indicated that IPS is required so to qualify on account of the ownership or leasing of the Purchased NTS Assets or the conduct of the NTS Business. IPS has full power and authority to own or lease and to operate and use the Purchased NTS Assets and to carry on the NTS Business as now conducted.

          True and complete copies of the certificate of incorporation and all amendments thereto and of the By-laws, as amended to date, of IPS have been delivered to Comdata.

          (c) NTS is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. NTS is duly qualified to transact business as a foreign corporation and is in good standing in all jurisdictions except where the absence of such qualification would not have a Material Adverse Effect. No other jurisdiction has demanded, requested or otherwise indicated that NTS is required so to qualify. NTS has full power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

          True and complete copies of the certificate or articles of incorporation and all amendments thereto, of the By-laws, as amended to date, and of the stock ledger of NTS have been delivered to Comdata.

          (d) The NTS Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in all jurisdictions except where the absence of such qualification would not have a Material Adverse Effect. No other jurisdiction has demanded, requested or otherwise indicated that the NTS Subsidiary is required so to qualify. The NTS Subsidiary has full power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

          True and complete copies of the certificate or articles of incorporation and all amendments thereto, the By-laws, as amended to date, and the stock ledger of the NTS Subsidiary have been delivered to Comdata.

          (e) FDFS is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware.

          6.2. SUBSIDIARIES AND INVESTMENTS. (a) Except for the NTS Subsidiary and as set forth in SCHEDULE 6.2(A), neither FDC, IPS, NTS or the NTS Subsidiary directly or indirectly, (i) owns, of record or beneficially, any outstanding voting securities or other equity interests in any corporation, partnership, joint venture or other entity which is involved in or relates to the NTS Business or (ii) controls any corporation, partnership, limited liability company, joint venture or other entity which is involved in or relates to the NTS Business.

          (b) SCHEDULE 6.2(B) sets forth with respect to the NTS Subsidiary on the date hereof the number of authorized, issued and outstanding shares of capital stock of each class, the number of issued shares of capital stock held as treasury shares and the number of shares of capital stock unissued and reserved for any purpose. Except as set forth in SCHEDULE 6.2(B) and except for this Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of the NTS Subsidiary. All of the outstanding shares of capital stock of the NTS Subsidiary are validly issued, fully paid and nonassessable and, except as set forth in SCHEDULE 6.2(B), are owned by NTS of record and beneficially free from all Encumbrances of any kind.

          6.3. AUTHORITY. (a) FDC has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by FDC has been duly authorized and approved by FDC's board of directors and does not require any further authorization or consent of FDC or its stockholders. This Agreement has been duly authorized, executed and delivered by FDC and is the legal, valid and binding obligation of FDC enforceable in accordance with its terms, and upon execution and delivery by FDC will be a legal, valid and binding obligation of FDC enforceable in accordance with its terms, and each of the IPS Ancillary Agreements has been duly authorized by FDC and upon execution and delivery by FDC will be a legal, valid and binding obligation of FDC enforceable in accordance with its terms.

          (b) IPS has full power and authority to execute, deliver and perform this Agreement and all of the IPS Ancillary Agreements. The execution, delivery and performance of this Agreement and the IPS Ancillary Agreements by IPS have been duly authorized and approved by IPS' board of directors and do not require any further authorization or consent of IPS or its stockholders. This Agreement has been duly authorized, executed and delivered by IPS and is the legal, valid and binding obligation of IPS enforceable in accordance with its terms, and each of the IPS Ancillary Agreements has been duly authorized by IPS and upon execution and delivery by IPS will be a legal, valid and binding obligation of IPS enforceable in accordance with its terms.

          (c) NTS has full power and authority to execute, deliver and perform this Agreement and all of the IPS Ancillary Agreements. The execution, delivery and performance of this Agreement and the IPS Ancillary Agreements by NTS have been duly authorized and approved by NTS' board of directors and sole stockholder and, except for filing the NTS State of Maryland Articles of Transfer, do not require any further authorization or consent. This Agreement has been duly authorized, executed and delivered by NTS and is the legal, valid and binding obligation of NTS enforceable in accordance with its terms, and each of the IPS Ancillary Agreements has been duly authorized by NTS and upon execution and delivery by NTS will be a legal, valid and binding obligation of NTS enforceable in accordance with its terms.

          (d) FDFS has full power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by FDFS have been duly authorized and approved by FDFS' board of directors and sole stockholder and do not require any further authorization or consent. This Agreement has been authorized, executed and delivered by FDFS and is the legal, valid and binding obligation of FDFS enforceable in accordance with its terms.

          (e) Except as set forth in SCHEDULE 6.3, neither the execution and delivery of this Agreement or any of the IPS Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, (1) the charter or By-laws of FDC, IPS, NTS, the NTS Subsidiary or FDFS; (2) any NTS Agreement, (3) any other material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which FDC, IPS, NTS, the NTS Subsidiary or FDFS is a party or any of the Purchased NTS Assets is subject or by which FDC, IPS, NTS, the NTS Subsidiary or FDFS is bound, (4) any Court Order to which FDC, IPS, NTS, the NTS Subsidiary or FDFS is a party or any of the Purchased NTS Assets is subject or by which FDC, IPS, NTS, the NTS Subsidiary or FDFS is bound, or (5) any Requirements of Laws affecting FDC, IPS, NTS, the NTS Subsidiary or FDFS or the Purchased NTS Assets; or

          (ii) require the approval, consent, authorization or act of, or the making by FDC, IPS, NTS, the NTS Subsidiary, FDFS or the NTS Business of any declaration, filing or registration with, any Person.

          6.4. FINANCIAL STATEMENTS. SCHEDULE 6.4 contains (i) the unaudited balance sheet of NTS as of December 31, 1996 and the related statements of income for the year then ended and (ii) the unaudited balance sheet of NTS as of September 30, 1997 and the related statements of income for the nine months then ended. Except as set forth therein, such balance sheets and statements of income have been prepared in conformity with generally accepted accounting principles consistently applied, and such balance sheets and related statements of income and cash flow present fairly the financial position and results of operations of NTS as of their respective dates and for the respective periods covered thereby.

          6.5. OPERATIONS SINCE THE NTS BALANCE SHEET DATE. (a) Except as set forth in SCHEDULE 6.5(A) or SCHEDULE 6.22, and except as due to changes in the general economic environment, since the NTS Balance Sheet Date, there has been:

          (i) no material adverse change in the Purchased NTS Assets, the NTS Business or the operations, liabilities, profits or condition (financial or otherwise) of the NTS Business, and no fact or condition exists or is contemplated or to the knowledge of IPS, NTS or the NTS Subsidiary threatened which might reasonably be expected to cause such a change in the future; and

          (ii) no damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting any of the Purchased NTS Assets or the NTS Business.

          (b) Except as set forth in SCHEDULE 6.5(B), since the NTS Balance Sheet Date, NTS and the NTS Subsidiary have conducted the NTS Business only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since the NTS Balance Sheet Date, except as set forth in such Schedule, neither NTS or the NTS Subsidiary has:

          (i) sold, leased (as lessor), transferred or otherwise disposed of (including any transfers from NTS or the NTS Subsidiary to IPS, FDC or any of their respective Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance (other than a Permitted Encumbrance) on, any of the assets reflected on the NTS Balance Sheet or any assets acquired by NTS or the NTS Subsidiary after the NTS Balance Sheet Date, except for inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice;

          (ii) canceled any debts owed to or claims held by NTS or the NTS Subsidiary (including the settlement of any claims or litigation) or waived any other rights held by NTS or the NTS Subsidiary other than in the ordinary course of business consistent with past practice;

          (iii) paid any claims against NTS or the NTS Subsidiary (including the settlement of any claims and litigation against NTS or the NTS Subsidiary or the payment or settlement of any obligations or liabilities of NTS or the NTS Subsidiary) other than in the ordinary course of business consistent with past practice;

          (iv) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money (other than money borrowed or advances from IPS, FDC or any of their respective Affiliates in the ordinary course of business consistent with past practice) or entered into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

          (v) accelerated or delayed collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of the NTS Business consistent with past practice;

          (vi) delayed or accelerated payment of any account payable or other liability of NTS or the NTS Subsidiary beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of the NTS Business consistent with past practice;

          (vii) acquired any real property or undertaken or committed to undertake capital expenditures exceeding $10,000 in the aggregate;

          (viii) made, or agreed to make, any payment of cash or distribution of assets to FDC, IPS or any of their respective Affiliates (other than cash realized upon collection of receivables generated in the ordinary course of the NTS Business);

          (ix) instituted any increase in any compensation payable to any officer or employee of NTS or the NTS Subsidiary with respect to the NTS Business (other than changes made in accordance with normal compensation practices and consistent with past compensation practices) or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to officers or employees of NTS or the NTS Subsidiary with respect to the NTS Business;

          (x) made any change in (A) the accounting principles and practices used by NTS or the NTS Subsidiary from those applied in the preparation of the NTS Balance Sheet and the related statements of income and cash flow for the period then ended or (B) the charge-off policies applicable to accounts receivable;

          (xi) entered into or become committed to enter into any other material transaction except in the ordinary course of business; or

          (xii)  amended its certificate of incorporation or by-laws;

          (xiii) issued, granted, sold or encumbered any shares of its capital stock or other securities; issued, granted, sold or encumbered any security, option, warrant, put, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the acquisition, issuance, sale, pledge or other disposition of any shares of its capital stock or other securities or make any other changes in the equity capital structure of NTS or the NTS Subsidiary;

          (xiv) made any material change in the NTS Business or the operations of NTS or the NTS Subsidiary or make any expenditure which shall exceed $50,000 in the aggregate;

          (xv) made any capital expenditure or entered into any contract or commitment therefor which shall exceed $50,000 in the aggregate;

          (xvi) entered into any contract, agreement, undertaking or commitment which would have been required to be set forth in
     SCHEDULE 6.20 if in effect on the date hereof or entered into any contract which requires the consent or approval of any third party to consummate the transactions contemplated by this Agreement; or made any material modification to any existing material NTS Agreement or to any NTS Governmental Permits, other than changes made in good faith to cure document deficiencies; or

          (xvii) entered into any contract for the purchase, lease (as lessee) or other occupancy of real property to be used by the NTS Business or any option to extend a lease listed in SCHEDULE 6.11(A).

          6.6. NO FINDER. Neither NTS, any Affiliate thereof nor any Person acting on behalf of the foregoing has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

          6.7. TAXES. Except as set forth in SCHEDULE 6.7, (i) FDC, IPS and NTS have, in respect of the NTS Business and the Purchased NTS Assets, and the NTS Subsidiary has filed all Tax Returns which are required to be filed and FDC, IPS, NTS and the NTS Subsidiary have paid all Taxes which have become due pursuant to such Tax Returns or pursuant to any assessment which has become payable; (ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid in respect of the NTS Business, the Purchased NTS Assets and the NTS Subsidiary; (iii) all such Tax Returns relating to United States federal income Taxes have been examined by the relevant taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (iv) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of the NTS Business, the Purchased NTS Assets or the NTS Subsidiary; (v) none of FDC, IPS, NTS or the NTS Subsidiary has waived or been requested to waive any statute of limitations in respect of Taxes associated with the NTS Business, the Purchased NTS Assets or the NTS Subsidiary which waiver is currently in effect; (vi) all monies required to be withheld by NTS or the NTS Subsidiary (including from employees of the NTS Business for income Taxes and social security and other payroll Taxes) have been collected or withheld, and either paid to the respective taxing authorities, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the NTS Business; (vii) NTS is properly treated as the owner, for all federal, state, local and other income Tax purposes, of all property of which it is the lessor; (viii) no change in Tax accounting method which would affect the NTS Subsidiary after the Closing has been made, agreed to, requested or required with respect to its assets or operations; (ix) all tax sharing arrangements and tax indemnity arrangements relating to the NTS Subsidiary (other than this Agreement) will terminate prior to the Closing and the NTS Subsidiary will have no liability thereunder on or after the Closing; (x) the NTS Subsidiary is not a party to any agreement relating to a foreign sales corporation within the meaning of Section 922 of the Code; (xi) there are no pending claims for refund of any Tax attributable to the NTS Subsidiary (including refunds of Taxes allocable to the NTS Subsidiary with respect to any consolidated, combined, unitary, fiscal unity or similar Tax Returns; (xii) each asset with respect to which the NTS Subsidiary claims depreciation, amortization or similar expense for Tax purposes is owned for Tax purposes by the NTS Subsidiary under applicable Tax law; (xiii) the NTS Subsidiary has always been properly classified as a corporation for United States federal income Tax purposes; (xiv) there are no outstanding rulings of, or requests for rulings with, any Tax authority expressly addressed to the NTS Subsidiary (or to an Affiliate of any NTS Subsidiary) that are, or if issued would be, binding upon the NTS Subsidiary for any taxable year or period beginning after the Closing;
(xv) the NTS Subsidiary (or any Affiliates of the NTS Subsidiary with respect to the NTS Subsidiary) has not, in a manner that would be binding on the NTS Subsidiary for a taxable year or period beginning after the Closing executed, become subject to or entered into any closing agreement pursuant to Section 7121 of the Code or any similar or predecessor provision thereof under the Code or other applicable Tax Law; (xvi) the NTS Subsidiary has not made and is not subject to any election under Section 341(f) of the Code; (xvii) no "industrial development bonds" within the meaning of Section 103 of the United States Internal Revenue Code of 1954, as amended and in effect prior to the enactment of the United States Tax Reform Act of 1986, "private activity bonds" within the meaning of Section 141 of the Code or other tax exempt financing have been used to finance any of the assets of the NTS Subsidiary, whether leased or owned; (xviii) the NTS Subsidiary has not made or is not bound by any election under
Section 197 of the Code; (xix) FDC has filed for the taxable year immediately preceding the current taxable year and will file for the year in which the Closing occurs a consolidated federal income tax return with the NTS Subsidiary;
(xx) all material elections with respect to Taxes affecting the NTS Subsidiary as of the date hereof are set forth in SCHEDULE 6.7; (xxi) no amount with respect to any outlay or expense that is deductible for the purpose of computing income under the Canadian Income Tax Act has been owing by the NTS Subsidiary for longer than two years to any person with whom the NTS Subsidiary was not dealing at arms' length at the time of the outlay or expense was incurred or for more than 180 days after the end of the taxation year which the outlay or expense was incurred in the case of a superannuation or pension benefit, a retiring allowance, salary, wages or other remuneration with respect to any office or employment; and (xxii) there are no circumstances which exist and would result, or which have existed and have resulted, in Section 80 of the Canadian Income Tax Act applying to the NTS Subsidiary.

          6.8.  AVAILABILITY OF ASSETS.  (a) Except as set forth in
SCHEDULE 6.8(A) and except for the Excluded NTS Assets, the Purchased NTS Assets constitute all of the assets, services and properties used in, or necessary for, the NTS Business as currently configured (including, but not limited to, all books, records, computers and computer programs and data processing systems) and are in good condition (subject to normal wear and tear) and serviceable condition and are suitable for the uses for which intended.

          (b) SCHEDULE 6.8(B) sets forth a description of all material services provided by FDC or IPS or any Affiliate of FDC or IPS, other than those services to be provided pursuant to the NTS Business Transition Services Agreement, to NTS or the NTS Subsidiary utilizing either (i) assets not included in the Purchased NTS Assets or (ii) employees not listed in SCHEDULE 7.4(B) and the manner in which the costs of providing such services have been allocated to NTS or the NTS Subsidiary.

          6.9. GOVERNMENTAL PERMITS. Except as set forth in SCHEDULE 6.9, NTS or the NTS Subsidiary owns, holds or possesses all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body which are necessary to entitle it to own or lease, operate and use the Purchased NTS Assets and to carry on and conduct the NTS Business substantially as currently conducted (herein collectively called "NTS GOVERNMENTAL PERMITS"), except for such Governmental Permits as to which the failure to so own, hold or possess would not have a material adverse effect on the Purchased NTS Assets, the NTS Business or the operations, liabilities, profits, prospects or condition (financial or otherwise) of NTS or the NTS Subsidiary. SCHEDULE 6.9 sets forth a list and brief description of each Governmental Permit. Complete and correct copies of all of the NTS Governmental Permits have heretofore been delivered by IPS to Comdata.

          Except as set forth in SCHEDULE 6.9, (i) NTS or the NTS Subsidiary has fulfilled and performed its obligations under each of the NTS Governmental Permits and to the knowledge of IPS, NTS or the NTS Subsidiary, no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such NTS Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such NTS Governmental Permit, or which might adversely affect the rights of NTS or the NTS Subsidiary under any such NTS Governmental Permit; (ii) no notice of cancellation, of default or of any dispute concerning any NTS Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, IPS, NTS or the NTS Subsidiary; and (iii) each of the NTS Governmental Permits is valid, subsisting and in full force and effect.

          6.10. REAL PROPERTY. Neither NTS nor the NTS Subsidiary (a) owns any real property or (b) holds any options to acquire real property.

          6.11. REAL PROPERTY LEASES. SCHEDULE 6.11(A) sets forth a list and brief description of each lease or similar agreement (showing the parties thereto, annual rental and the location of the real property covered by and the space occupied under such lease or other agreement) under which NTS or the NTS Subsidiary is lessee of, or holds, uses or operates, any real property owned by any third Person (the "NTS LEASED REAL PROPERTY") or (ii) NTS or the NTS Subsidiary is lessor of any of the NTS Leased Real Property. Except as set forth in SCHEDULE 6.11(B), NTS or the NTS Subsidiary has the right to quiet enjoyment of all the NTS Leased Real Property described in SCHEDULE 6.11(A) for the full term of each such lease or similar agreement (and any renewal option) relating thereto, and the leasehold or other interest of NTS or the NTS Subsidiary in such NTS Leased Real Property is not subject or subordinate to any Encumbrance except for Permitted Encumbrances. Except as set forth on SCHEDULE 6.11(C), and except for Permitted Encumbrances, there are no agreements or other documents governing or affecting the occupancy or tenancy of any of the NTS Leased Real Property by NTS or the NTS Subsidiary by any Person other than NTS or the NTS Subsidiary. Complete and correct copies of any instruments evidencing Encumbrances, commitments for the issuance of title insurance, title opinions, surveys and appraisals in IPS's, NTS's or the NTS Subsidiary's possession and any policies of title insurance currently in force and in the possession of IPS, NTS or the NTS Subsidiary with respect to each such parcel of NTS Leased Real Property have heretofore been delivered by IPS to Comdata.

          6.12. CONDEMNATION. To the knowledge of IPS, NTS or the NTS Subsidiary neither the whole nor any part of any real property leased, used or occupied by NTS or the NTS Subsidiary is subject to any pending suit for condemnation or other taking by any public authority and no such condemnation or other taking is threatened or contemplated.

          6.13. PERSONAL PROPERTY. SCHEDULE 6.13(A) contains a detailed list of all machinery, equipment, vehicles, furniture and other personal property owned by NTS or the NTS Subsidiary having an original cost of $10,000 or more. Except as set forth in SCHEDULE 6.13(B), NTS or the NTS Subsidiary has good and marketable title to all the Purchased NTS Assets free and clear of all Encumbrances, except for Permitted Encumbrances.

          6.14. PERSONAL PROPERTY LEASES. SCHEDULE 6.14 contains a brief description of each lease or other agreement or right, whether written or oral (including in each case the annual rental, the expiration date thereof and a brief description of the property covered), under which NTS or the NTS Subsidiary is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person, except for any such lease, agreement or right that is terminable by NTS or the NTS Subsidiary without penalty or payment on notice of 30 days or less, or which involves the payment by NTS or the NTS Subsidiary of rentals of less than $5,000 per year.

          6.15. INTELLECTUAL PROPERTY; SOFTWARE. (a) SCHEDULE 6.15(A) contains a list and description (showing in each case any product, device, process, service, business or publication covered thereby, the registered or other owner, expiration date and number, if any) of all Copyrights, Patent Rights and Trademarks owned by, licensed to or used by NTS or the NTS Subsidiary.

          (b) SCHEDULE 6.15(B) contains a list and description (showing in each case any owner, licensor or licensee) of all Software owned by, licensed to or used by NTS or the NTS Subsidiary, PROVIDED that SCHEDULE 6.15(B) does not list Software licensed to NTS or the NTS Subsidiary that is commercially available and subject to "shrink-wrap" or "click on" license agreements.

          (c) SCHEDULE 6.15(C) contains a list and description (showing in each case the parties thereto) of all agreements, contracts, licenses, sublicenses, assignments and indemnities which relate to (i) any Copyrights, Patent Rights or Trademarks listed in SCHEDULE 6.15(A), (ii) any Trade Secrets owned by, licensed to or used by NTS or the NTS Subsidiary or (iii) any Software listed in SCHEDULE 6.15(B).

          (d) Except as disclosed in SCHEDULE 6.15(D), NTS or the NTS Subsidiary either: (i) owns the entire right, title and interest in and to the Intellectual Property and Software included in the Purchased NTS Assets, free and clear of any Encumbrance; or (ii) has the perpetual, royalty-free right to use the same or (iii) in the case of third party vendor Software, has the ability to transfer such Software without the necessity of obtaining consents or the payment of fees.

          (e) Except as disclosed in SCHEDULE 6.15(E): (i) all Copyrights, Patent Rights and Trademarks, including registration therefor, identified in
SCHEDULE 6.15(A) as being owned by NTS or the NTS Subsidiary are valid and in force, and all patent applications with respect to Patent Rights and all applications to register any unregistered Copyrights and Trademarks so identified are pending and in good standing, all without challenge of any kind;
(ii) the Intellectual Property owned by NTS or the NTS Subsidiary is valid and enforceable; (iii) NTS or the NTS Subsidiary has the sole and exclusive right to bring actions for infringement or unauthorized use of the Intellectual Property and Software owned by NTS or the NTS Subsidiary, and to the knowledge of IPS, NTS or the NTS Subsidiary, there is no basis for any such action; (iv) NTS or the NTS Subsidiary has taken all actions reasonably necessary to protect the Copyrights, Trademarks, Software, Patent Rights or Trade Secrets included in the Purchased NTS Assets, including by pursuing registration where necessary; and
(v) neither NTS or the NTS Subsidiary is in breach of any agreement affecting any of the Intellectual Property and Software included in the Purchased NTS Assets, and has not taken any action which would impair or otherwise adversely affect its rights in the Intellectual Property and Software included in the Purchased NTS Assets. Correct and complete copies of: (x) registrations for all registered Copyrights, Patent Rights and Trademarks identified in
SCHEDULE 6.15(A) as being owned by NTS or the NTS Subsidiary; and (y) all pending applications to register unregistered Copyrights, Patent Rights and Trademarks identified in SCHEDULE 6.15(A) as being owned by NTS or the NTS Subsidiary (together with any subsequent correspondence or filings relating to the foregoing) have heretofore been delivered by IPS to Comdata.

          (f) Except as set forth in SCHEDULE 6.15(F), (i) to the knowledge of IPS, NTS or the NTS Subsidiary, no infringement of any Intellectual Property Right of any other Person has occurred or results in any way from the operations of NTS or the NTS Subsidiary as previously or currently conducted; (ii) no claim of any infringement of any Intellectual Property Right of any other Person has been made or asserted in respect of the operations of the NTS Business;
(iii) neither IPS, NTS or the NTS Subsidiary has received notice that any claim of invalidity of any Copyright, Trademark or Patent Right, Software or Trade Secret has been made; (iv) no proceedings are pending or, to the knowledge of IPS, NTS or the NTS Subsidiary, threatened which challenge the validity, ownership or use of any of the NTS Business Intellectual Property; and (v) neither IPS, NTS or the NTS Subsidiary has had notice of, or knowledge of any basis for, a claim against NTS or the NTS Subsidiary that the operations, activities, products, software, equipment, machinery or processes of NTS or the NTS Subsidiary infringe any Intellectual Property Right of any other Person.

          (g) Except as disclosed in SCHEDULE 6.15(G): (i) the Software used in the NTS Business (the "NTS OWNED SOFTWARE") is not subject to any transfer, assignment, source code escrow agreement, reversion, site, equipment, or other operational limitations; (ii) NTS or the NTS Subsidiary has maintained and protected the NTS Owned Software (including, without limitation, all source code and system specifications) with appropriate proprietary notices (including, without limitation, the notice of copyright in accordance with the requirements of 17 U.S.C. SECTION 401), confidentiality and non-disclosure agreements and such other measures as are reasonably necessary to protect the proprietary, trade secret or confidential information contained therein; (iii) the NTS Owned Software is protectable under applicable copyright law and has not been forfeited to the public domain and has been registered with the U.S. Copyright office or is eligible for registration; (iv) NTS or the NTS Subsidiary has copies of all releases or separate versions of the NTS Owned Software so that the same may be subject to registration in the United States Copyright Office;
(v) NTS or the NTS Subsidiary has complete and exclusive right, title and interest in and to the NTS Owned Software; (vi) NTS or the NTS Subsidiary has developed the NTS Owned Software through its own efforts and for its own account without the aid or use of any consultants, agents, independent contractors or Persons (other than Persons that are employees of NTS or the NTS Subsidiary);
(vii) to the knowledge of IPS, NTS or the NTS Subsidiary, the NTS Owned Software does not infringe any Intellectual Property Right of any other Person; (viii) any NTS Owned Software includes the source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary and explanation language used for the development, maintenance, implementation and use thereof, so that a trained computer programmer could develop, maintain, enhance, modify, support, compile and use all releases or separate versions of the same that are currently subject to maintenance obligations by NTS or the NTS Subsidiary; and (ix) there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the NTS Owned Software by any other Person.

          (h) Except as disclosed in SCHEDULE 6.15(H), all agents, consultants or contractors who have contributed to or participated in the creation or development of any Intellectual Property or Software on behalf of NTS or the NTS Subsidiary or any predecessor in interest thereto either: (i) is a party to a "work-for-hire" agreement under which NTS or the NTS Subsidiary is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of NTS or the NTS Subsidiary (or such predecessor in interest, as applicable) of all right, title and interest in such material.

          (i) Except as expressly provided herein, Comdata acknowledges and agrees that the conveyance of the Purchased NTS Assets from NTS to Comdata does not result in any express or implied license or other rights to Comdata or any third person under any patent rights of NTS or its Affiliates or under any patent rights of any third parties licensed to NTS or its Affiliates (including, without limitation, any patent rights licensed to NTS or its Affiliates by

Ronald A. Katz Technology Licensing, L.P.) whether by implication, estoppel or otherwise. All such express or implied licenses or other rights are hereby expressly excluded and disclaimed.

          6.16. ACCOUNTS RECEIVABLE. All accounts receivable of NTS or the NTS Subsidiary have arisen from bona fide transactions by NTS or the NTS Subsidiary in the ordinary course of the NTS Business. All accounts receivable are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of any allowance for doubtful accounts; and all accounts receivable to be reflected in the Closing Date NTS Special Report will be good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of any allowance for doubtful accounts, which allowance will be determined on a basis consistent with the basis used in determining the allowance for doubtful accounts reflected in the NTS Balance Sheet.

          6.17. TITLE TO PROPERTY. NTS or the NTS Subsidiary has good and marketable title to all of the Purchased NTS Assets, free and clear of all Encumbrances, except for Permitted Encumbrances and except as set forth in
SCHEDULE 6.17. Upon delivery to Comdata on the date hereof of the instruments of transfer contemplated by SECTION 4.3, NTS will thereby transfer to Comdata good and marketable title to the Purchased NTS Assets, subject to no Encumbrances, except for Permitted Encumbrances.

          6.18. EMPLOYEES AND RELATED AGREEMENTS; ERISA. (a) Except as described in SCHEDULE 6.18(A), neither NTS or the NTS Subsidiary is, with respect to the NTS Business, a party to or bound by any oral or written stock option, stock purchase, bonus or other incentive plan or agreement;

          (b) Except as described in SCHEDULE 5.19B), NTS does not maintain, and is not required to contribute to, any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) or "Welfare Benefit Plan" (as such term is defined in Section 3(1) of ERISA), on behalf of any employees or former employees of the NTS Business. None of NTS' ERISA Benefit Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA, or is or has been subject to Sections 4063 or 4064 of ERISA. NTS has complied with the healthcare continuation requirements of Section 601, ET. SEQ., of ERISA with respect to employees of the NTS Business and their spouses, former spouses and dependents.

          (c) SCHEDULE 6.18(C) hereto set forth a true, correct and complete copy of each NTS severance plan, policy or practice in effect immediately prior to the Closing Date with respect to Transferring NTS Employees.

          6.19.  EMPLOYEE RELATIONS.  (a) Except as set forth in
SCHEDULE 6.19(A), NTS and the NTS Subsidiary have complied with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment, occupational safety and health, and collective bargaining and are not liable for any arrears of wages or any taxes, penalties or damages for failure to comply with any of the foregoing. NTS and the NTS Subsidiary are in compliance with the requirements of WARN and all similar state and local statutes, laws and regulations and have no liabilities pursuant to any of them. NTS believes that its relations with the employees of the

NTS Business are satisfactory and are not likely to lead to collective bargaining efforts. Neither NTS or the NTS Subsidiary is a party to or affected by or, to the knowledge of IPS, NTS or the NTS Subsidiary, threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of NTS or the NTS Subsidiary. Neither NTS nor the NTS Subsidiary is materially affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any supplier or customer of NTS or the NTS Subsidiary.
SCHEDULE 6.19(A) sets forth a description of any union organizing or election activities involving any non-union employees of NTS or the NTS Subsidiary which have occurred since January 1, 1996 or, to the knowledge of IPS, NTS or the NTS Subsidiary, are threatened as of the date hereof.

          (b) Except as set forth in SCHEDULE 6.19(B), since January 1, 1996, neither NTS or the NTS Subsidiary has directly or indirectly, purchased, leased from others or otherwise acquired any material property or obtained any material services from, or sold, leased to others or otherwise disposed of any material property or furnished any material services to (except with respect to remuneration for services rendered as a director, officer or employee of NTS or the NTS Subsidiary), in the ordinary course of business or otherwise, (i) any Person who is an officer or director of NTS or the NTS Subsidiary or (ii) any Associate of any person referred to in clause (i) above. Except as set forth in
SCHEDULE 6.19(B), neither NTS or the NTS Subsidiary owes any amount in excess of $10,000 to, or has any contract with or commitment to, IPS or any director, officer or employee of NTS or the NTS Subsidiary (other than for compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business) and none of such Persons owes any amount in excess of $10,000 to NTS or the NTS Subsidiary.

          (c) Neither NTS, the NTS Subsidiary or any officer, employee or agent or other person acting on either of their behalf has, directly or indirectly, since January 1, 1993, given or agreed to give any gift or similar benefit (other than with respect to bona fide payments for which adequate consideration has been given) to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of NTS or the NTS Subsidiary (or assist NTS or the NTS Subsidiary in connection with any actual or proposed transaction) (i) which might subject NTS or the NTS Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) which, if not continued in the future, would have an adverse effect on the assets, business, operations or prospects of NTS or the NTS Subsidiary or which would subject NTS or the NTS Subsidiary to suit or penalty in any private or governmental litigation or proceeding, (iii) for any of the purposes described in SECTION 162(c) of the Code, or (iv) for establishment or maintenance of any concealed fund or concealed bank account.

          6.20. CONTRACTS. Except as set forth in SCHEDULE 6.20 or any other SCHEDULE hereto, neither NTS or the NTS Subsidiary is a party to or bound by:

          (i)  any contract for the purchase, sale or lease of real property;

          (ii) any contract for the purchase of goods or services by NTS or the NTS Subsidiary which involved the payment of more than $50,000 in 1997;

          (iii) any contract for the purchase, licensing or development of software to be used by NTS or the NTS Subsidiary except for Software that is available in consumer retail stores and subject to "shrink-wrap" license agreements;

          (iv) any consignment, distributor, dealer, manufacturers representative, sales agency, advertising representative or advertising or public relations contract except to the extent such contract is cancelable without penalty within 30 days;

          (v) any guarantee of the obligations of customers, suppliers, officers, directors, employees, Affiliates or others except to the extent such contract is cancelable without penalty within 30 days;

          (vi) any agreement which provides for, or relates to, the incurrence by NTS or the NTS Subsidiary of debt for borrowed money (including, without limitation, any interest rate or foreign currency swap, cap, collar, hedge or insurance agreements, or options or forwards on such agreements, or other similar agreements for the purpose of managing the interest rate and/or foreign exchange risk associated with its financing);

          (vii) any contract not made in the ordinary course except to the extent such contract is cancelable without penalty within 30 days; or

          (viii) any other contract, agreement, commitment, understanding or instrument which is material to NTS or the NTS Subsidiary and which involves the payment of more than $50,000.

          6.21. STATUS OF CONTRACTS. Except as set forth in SCHEDULE 6.21 or in any other Schedule hereto, each of the leases, contracts and other agreements listed in SCHEDULES 6.11(A), 6.14, 6.15(C), 6.18(A) and 6.20 (collectively, the "NTS AGREEMENTS") constitutes a valid and binding obligation of the parties thereto and is in full force and effect and (except as set forth in SCHEDULE 6.3 and except for those NTS Agreements which by their terms will expire prior to the date hereof or are otherwise terminated prior to the date hereof in accordance with the provisions hereof) to the knowledge of IPS, NTS or the NTS Subsidiary, may be transferred to Comdata pursuant to this Agreement and will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, the payment of any transfer or similar fee, or the making of any filing with, any other party. NTS and the NTS Subsidiary have fulfilled and performed their obligations under each of the NTS Agreements, and neither NTS or the NTS Subsidiary is in, or alleged to be in, breach or material default under, nor is there or is there alleged to be any basis for termination of, any of the NTS Agreements and to the knowledge of IPS, NTS or the NTS Subsidiary, no other party to any of the NTS Agreements has breached or committed a material default thereunder, and to the knowledge of IPS, NTS or the NTS Subsidiary, no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by NTS, the NTS Subsidiary or by any such other party. Neither NTS or the NTS Subsidiary is currently renegotiating any of the NTS Agreements or paying liquidated damages in lieu of performance thereunder.

          6.22. NO VIOLATION, LITIGATION OR REGULATORY ACTION. Except as set forth in SCHEDULE 6.22:

          (i) the Purchased NTS Assets and the operation of the NTS Business complies with all applicable Requirements of Laws and Court Orders;

          (ii) NTS and the NTS Subsidiary have complied with all Requirements of Laws and Court Orders which are applicable to the Purchased NTS Assets or the NTS Business;

          (iii) there are no lawsuits, claims, suits, proceedings or investigations pending or, to the knowledge of IPS, NTS or the NTS Subsidiary, threatened against or affecting NTS or the NTS Subsidiary nor, to the knowledge of IPS, NTS or the NTS Subsidiary, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending in which NTS or the NTS Subsidiary is the plaintiff or claimant;

          (iv) there is no action, suit or proceeding pending or, to the knowledge of IPS, NTS or the NTS Subsidiary, threatened which questions the legality or propriety of the transactions contemplated by this Agreement; and

          (v) to the knowledge of IPS, NTS or the NTS Subsidiary, no legislative or regulatory proposal or other proposal for the change in any Requirements of Law or the interpretation thereof has been adopted or is pending which could adversely affect NTS or the NTS Subsidiary.

          6.23.  ENVIRONMENTAL MATTERS.  Except as set forth in SCHEDULE 6.23:

          (a) the operations of NTS and the NTS Subsidiary are, and have been, in compliance with, and neither NTS or the NTS Subsidiary is the subject of any judicial or administrative proceedings or settlements involving alleged violations of or liability under, Environmental Laws.

          (b) no property now or previously owned or operated by NTS or the NTS Subsidiary is under investigation by any Governmental Body or requires remedial action under any applicable Environmental Laws to address any Contaminant.

          6.24. INSURANCE. SCHEDULE 6.24 sets forth a list and brief description (including nature of coverage, limits, deductibles, premiums and the loss experience for the most recent five years with respect to each type of coverage) of all policies of insurance maintained, owned or held by NTS or the NTS Subsidiary on the date hereof. NTS and the NTS Subsidiary have complied with each such insurance policy and have not failed to give any notice or present any claim thereunder in a due and timely manner. NTS or the NTS Subsidiary has delivered to Comdata correct and complete copies of the most recent inspection reports, if any, received from insurance underwriters as to the condition of the Purchased NTS Assets.

          6.25. CUSTOMERS. Set forth in SCHEDULE 6.25 hereto is (i) a list of names and addresses of the five largest truck stop customers of the NTS Business as measured by the total transaction volume of the NTS Business which each such truck stop represents the period January 1, 1997 through November 30, 1997 and
(ii) a list of names and addresses of the 25 largest trucking customers (measured by dollar volume of net revenues in each case) of the NTS Business and the percentage of the NTS Business which each such customer represents. Except as set forth in SCHEDULE 6.25, there exists no actual or to the knowledge of IPS, NTS or the NTS Subsidiary, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of NTS and the NTS Subsidiary with any customer or group of customers listed in
SCHEDULE 6.25, or whose purchases individually or in the aggregate are material to the operation of the NTS Business, and to the knowledge of IPS, NTS or the NTS Subsidiary, there exists no present or future condition or state of facts or circumstances involving customers, suppliers or sales representatives which IPS or NTS can now reasonably foresee would materially adversely affect NTS or the NTS Subsidiary (taken as a whole) or prevent the conduct of the NTS Business after the consummation of the transactions contemplated by this Agreement in essentially the same manner in which such business has heretofore been conducted.

          6.26. BANK ACCOUNTS; POWERS OF ATTORNEY. SCHEDULE 6.26 sets forth a complete and correct list of all bank accounts and safe deposit boxes of NTS and the NTS Subsidiary and the individuals authorized to sign or otherwise act with respect thereto as of the date hereof and a complete and correct list of all Persons holding a general or special power of attorney granted by NTS or the NTS Subsidiary and a complete and correct copy thereof.

          6.27. ESTIMATED CLOSING DATE NTS SPECIAL REPORT. SCHEDULE 6.27 contains IPS's bona fide, good faith estimate of the Closing Date NTS Special Report (the "ESTIMATED CLOSING DATE NTS SPECIAL REPORT").


                                     ARTICLE VII

                                ADDITIONAL AGREEMENTS

          7.1. COVENANT NOT TO COMPETE OR SOLICIT BUSINESS BY FDC, IPS, NTS AND FDFS. (a) In furtherance of the exchange of the Purchased Gaming Assets for the Purchased NTS Assets and the Initial Amount hereunder, by virtue of the transactions contemplated hereby and more effectively to protect the value and goodwill of the Purchased Gaming Assets and the Purchased NTS Assets so exchanged, FDC, IPS, NTS and FDFS, covenant and agree that, for a period ending on the third anniversary of the date hereof, neither FDC, IPS, NTS, FDFS nor any of their respective controlled Affiliates will:

          (i) directly or indirectly (whether as principal, agent, independent contractor, partner or otherwise) own, manage, operate, control, participate in, or otherwise carry on, a business engaged in Restricted Trucking Activities anywhere in the U.S. and Canada (it being understood by the parties hereto that the NTS Business is not limited to any particular region and that such business may be engaged in effectively from any location); or

          (ii) induce or attempt to persuade any customer of NTS or the NTS Subsidiary to terminate such business relationship in order to enter into any such relationship on behalf of any other business organization in competition with the NTS Business;

PROVIDED, HOWEVER, that nothing set forth in this SECTION 7.1(a) shall prohibit FDC, IPS, NTS, FDFS or their respective Affiliates from (v) owning not in excess of 5% in the aggregate of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or on the NASDAQ national market system (w) purchasing, and following such purchase, actively engaging in, any business that has a subsidiary, division, group, franchise or segment that is engaged in any Restricted Trucking Activity, so long as: (A) on the date of such purchase, not more than 20% of the consolidated revenues of such business are derived from such Restricted Trucking Activity and (B) such business divests itself of such subsidiary, division, group, franchise or segment as soon as practicable after the date of such purchase, PROVIDED, that with respect to any purchase intended to be accounted for as a pooling of interests under GAAP or treated for federal income tax purposes as a tax-free reorganization, no such divestiture shall be required until, in the reasonable opinion of FDC, such divestiture would no longer endanger the accounting of such purchase as a pooling of interests under GAAP or the treatment for federal income tax purposes of such purchase as a tax-free reorganization; (x) performing any services pursuant to the NTS Business Transition Services Agreement; (y) the provision of payroll delivery services or products (whether or not under the name "Transpay") or any products currently contemplated by NTS to be offered under the name "Transpay" unrelated to the Restricted Trucking Activities; and (z) except for the Restricted Trucking Activities (to the extent not otherwise permitted by reason of the foregoing), engaging in any other activity which may now or hereafter be provided by such party.

          (b) In addition, FDC, IPS, NTS and FDFS covenant and agree that neither they nor any of their respective Affiliates will divulge or make use of any Trade Secrets or other confidential information of the NTS Business in each case relating exclusively to the Purchased NTS Assets other than to disclose such secrets and information to Ceridian, Comdata or their respective Affiliates.

          (c) Nothing in this Agreement, including without limitation, SECTION 7.1(a), shall prevent any Affiliate of FDC from engaging in Restricted Trucking Activities after such Affiliate ceases to be an Affiliate of FDC.

          (d) In the event FDC, IPS, NTS, FDFS or any of their respective Affiliates violates any of their respective obligations under this SECTION 7.1, Ceridian or Comdata may proceed against it in law or in equity for such damages or other relief as a court may deem appropriate. FDC, IPS, NTS and FDFS acknowledge that a violation of this SECTION 7.1 may cause Ceridian or Comdata irreparable harm which may not be adequately compensated for by money damages. FDC, IPS, NTS and FDFS therefore agree that in the event of any actual or threatened violation of this
SECTION 7.1, Ceridian or Comdata shall be entitled, in addition to other remedies that they may have, to a temporary restraining order and to preliminary and final injunctive relief against FDC, IPS, NTS, FDFS or such Affiliate of FDC, IPS, NTS or FDFS to prevent any violations of this SECTION 7.1, without the necessity of posting a bond. The prevailing party in any action commenced under this SECTION 7.1 shall also be entitled to receive reasonable attorneys' fees and court costs.

          (e) It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this
SECTION 7.1, any term, restriction, covenant or promise in this SECTION 7.1 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

          7.2. SOLICITATION OF EMPLOYEES. (a) Prior to the first anniversary of the date hereof, without the consent of FDC, none of Comdata, Ceridian or any of their controlled Affiliates (the "RESTRICTED COMDATA PARTIES") shall solicit or seek to hire any Transferred Comdata Employee; PROVIDED, HOWEVER, that the foregoing shall not prevent any Restricted Comdata Party from hiring any such person (i) who contacts such Restricted Comdata Party on his or her own initiative without solicitation from any of the Restricted Comdata Parties, (ii) in connection with general employment advertisements published in magazines, journals, newspapers and other publications that are not targeted at the Transferred Comdata Employees or (iii) who has been discharged by the Gaming Business prior to any such solicitation.

          (b) Prior to the first anniversary of the date hereof, without the consent of Ceridian, none of FDC, IPS, NTS, FDFS or any of their controlled Affiliates (the "RESTRICTED FDC PARTIES") shall solicit or seek to hire any Transferred NTS Employee; PROVIDED, HOWEVER, that the foregoing shall not prevent any Restricted FDC Party from hiring any such person (i) who contacts such Restricted FDC Party on his or her own initiative without solicitation from any of the Restricted FDC Parties, (ii) in connection with general employment advertisements published in magazines, journals, newspapers and other publications that are not targeted at the Transferred NTS Employees or (iii) who has been discharged by the NTS Business prior to any such solicitation.

          7.3.  TAX MATTERS.

          (a)  Liability for Taxes.

               (i)  FDC TAXES.  FDC shall be liable for and pay, and pursuant to
ARTICLE VIII (and subject to the limitations thereof) shall indemnify each Ceridian Group Member against, all Taxes (A) applicable to the NTS Business, the Purchased NTS Assets and the Assumed NTS Liabilities, in each case attributable to taxable years or periods ending at the time of or prior to the Closing and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing, (B) imposed on the NTS Subsidiary or for which the NTS Subsidiary may otherwise be liable for any taxable year or period that ends on or before the Closing and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing (including, without limitation, any Taxes imposed on the NTS Subsidiary pursuant to Treas. Reg. SECTION 1.1502-6 or similar provision of state, local, or foreign law or any Taxes imposed on the NTS Subsidiary as a result of the termination of its election under Section 1504(d) of the Code),
(C) applicable to the Gaming Business, the Purchased Gaming Assets and the Assumed Gaming Liabilities, in each case attributable to taxable years or periods beginning after the Closing and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing, and (D) imposed on the Gaming Subsidiary or for which the Gaming Subsidiary may otherwise be liable for any taxable year or period that begins after the Closing and, with respect to any Straddle Period, the portion of such Straddle Period beginning
after the Closing.   FDC shall be entitled to any refund of (or credit for)
Taxes for which FDC would be liable pursuant to this SECTION 7.3(a)(i).

               (ii) CERIDIAN TAXES. Ceridian shall be liable for and pay, and pursuant to ARTICLE VIII (and subject to the limitations thereof) shall indemnify each FDC Group Member against, all Taxes (A) applicable to the Gaming Business, the Purchased Gaming Assets and the Assumed Gaming Liabilities, in each case attributable to taxable years or periods ending at the time of or prior to the Closing and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing, (B) imposed on the Gaming Subsidiary or for which the Gaming Subsidiary may otherwise be liable for any taxable year or period that ends on or before the Closing and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing (including, without limitation, any Taxes imposed on the Gaming Subsidiary pursuant to Treas. Reg. SECTION 1.1502-6 or similar provision of state, local or foreign law or any Taxes imposed on the Gaming Subsidiary as a result of a termination of an election under Section 1504(d) of the Code), (C) applicable to the NTS Business, the Purchased NTS Assets and the Assumed NTS Liabilities, in each case attributable to taxable years or periods beginning after the Closing and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing, and (D) imposed on the NTS Subsidiary or for which the NTS Subsidiary may otherwise be liable for any taxable year or period that begins after the Closing and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing. Ceridian shall be entitled to any refund of (or credit for) Taxes for which Ceridian would be liable pursuant to this SECTION 7.3(a)(ii).

               (iii)  STRADDLE PERIODS.  For purposes of paragraphs (a)(i) and
(a)(ii), whenever it is necessary to determine the liability for Taxes for a Straddle Period, the determination of the Taxes for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning after, the Closing shall be determined by assuming that the Straddle Period consisted of two taxable years or periods, one which ended at the Closing and the other which began immediately after the Closing, and items of income, gain, deduction, loss or credit for the Straddle Period shall be allocated between such two taxable years or periods on a "closing of the books basis" by assuming that the books of the NTS Business or the Gaming Business, as the case may be, were closed at the time of the Closing, PROVIDED, HOWEVER, that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned between such two taxable years or periods on a daily basis.

               (iv) OFFSET TO LIABILITY. If, as a result of any action, suit, investigation, audit, claim, assessment or amended Tax Return, there is any change after the date hereof in an item of income, gain, loss, deduction, credit or amount of Tax that results in an increase in a Tax liability for which FDC would otherwise be liable pursuant to paragraph (a)(i) of this SECTION 7.3, and such change results in a decrease in the Tax liability of the NTS Subsidiary, Ceridian or any Affiliate or successor of any thereof for any taxable year or period beginning after the Closing or for the portion of any Straddle Period beginning after the Closing, FDC shall not be liable pursuant to such paragraph
(a)(i) with respect to such increase to the extent of such decrease (and, to the extent such increase in Tax liability is paid to a taxing authority by FDC or any Affiliate thereof, Ceridian shall pay FDC an amount equal to such decrease). If, as a result of any action, suit, investigation, audit, claim, assessment or amended Tax Return, there is any change after the date hereof in an item of income, gain, loss, deduction, credit or amount of Tax that results in an increase in a Tax liability for which Ceridian would otherwise be liable pursuant to paragraph (a)(ii) of this SECTION 7.3, and such change results in a decrease in the Tax liability of the Gaming Subsidiary, FDC or any Affiliate or successor thereof for any taxable year or period beginning after the Closing or for the portion of any Straddle Period beginning after the Closing, Ceridian shall not be liable pursuant to such paragraph (a)(ii) with respect to such increase to the extent of such decrease (and, to the extent such increase in Tax liability is paid to a taxing authority by Ceridian or any Affiliate thereof, FDC shall pay Ceridian an amount equal to such decrease).

               (v) TRANSFER TAXES. Notwithstanding anything herein to the contrary, (A) Ceridian shall pay, and shall indemnify each FDC Group Member against one-half of any real property transfer or gains Tax, sales Tax, use Tax, stamp Tax, stock transfer Tax, or other similar Tax imposed on the transactions contemplated by this Agreement and (B) FDC shall pay, and shall indemnify each Ceridian Group Member against, one-half of any real property transfer or gains Tax, sales Tax, use Tax, stamp Tax, stock Transfer Tax, or other similar Tax imposed on the transactions contemplated by this Agreement.

          (b)  TAX RETURNS.

               (i) FDC TAX RETURNS. FDC shall timely file or cause to be timely filed when due (taking into account all extensions properly obtained) all Tax Returns (A) attributable to the NTS Business, the Purchased NTS Assets or the NTS Subsidiary for taxable years or periods ending on or before the Closing and (B) attributable to the Gaming Business, the Purchased Gaming Assets or the Gaming Subsidiary for taxable years or periods beginning after the Closing or Straddle Periods. In each case FDC shall remit or cause to be remitted any Taxes due in respect of such Tax Returns.

               (ii) CERIDIAN TAX RETURNS. Ceridian shall timely file or cause to be timely filed when due (taking into account all extensions properly obtained) all Tax Returns (A) attributable to the Gaming Business, the Purchased Gaming Assets or the Gaming Subsidiary for taxable years or periods ending on or before the Closing and (B) attributable to the NTS Business, the Purchased NTS Assets or the NTS Subsidiary for taxable years or periods beginning after the Closing or Straddle Periods.
In each case, Ceridian shall remit or cause to be remitted any Taxes due in respect of such Tax Returns.

               (iii) REMITTANCE. FDC or Ceridian shall pay the other party for the Taxes for which FDC or Ceridian, respectively, is liable pursuant to paragraph (a) of this SECTION 7.3 but which are payable with any Tax Return to be filed by the other party pursuant to this paragraph (b) upon the written request of the party entitled to payment, setting forth in detail the computation of the amount owed by FDC or Ceridian, as the case may be, but in no event earlier than 10 days prior to the due date for paying such Taxes.

               (iv) AMENDED RETURNS. None of Ceridian or any Affiliate of Ceridian shall (or shall cause or permit the NTS Subsidiary to) amend, refile or otherwise modify (or grant an extension of any statute of limitation with respect to) any Tax Return relating in whole or in part to the NTS Business, the Purchased NTS Assets or the NTS Subsidiary with respect to any taxable year or period ending on or before the Closing (or with respect to any Straddle Period) without the prior written consent of FDC, which consent may not be unreasonably withheld. None of FDC or any Affiliate of FDC shall (or shall cause the Gaming Subsidiary to) amend, refile or otherwise modify (or grant an extension of any statute of limitation with respect to) any Tax Return relating in whole or in part to the Gaming Business, the Purchased Gaming Assets or the Gaming Subsidiary with respect to any taxable year or period ending on or before the Closing (or with respect to any Straddle Period) without the prior written consent of Ceridian, which consent may not be unreasonably withheld.

          (c)  CONTEST PROVISIONS.

               (i) CONTESTS INVOLVING PRE-CLOSING TAXES OF THE NTS BUSINESS, THE PURCHASED NTS ASSETS OR THE NTS SUBSIDIARY. Ceridian shall promptly notify FDC, in writing upon receipt by Ceridian, Comdata, any of their Affiliates, or the NTS Subsidiary of written notice of any pending or threatened federal, state, local or foreign Tax audits, examinations or assessments which might affect the Tax liabilities for which FDC may be liable pursuant to paragraph
(a)(i) of this SECTION 7.3. FDC shall have the sole right to control any Tax audit or administrative or court proceeding relating to the NTS Business, the Purchased NTS Assets or the NTS Subsidiary for taxable periods ending on or
before the Closing, and to employ counsel of its choice at its expense.   None
of Ceridian, any of its Affiliates, or the NTS Subsidiary may settle any Tax claim for any Taxes for which FDC may be liable pursuant to paragraph (a)(i) of this SECTION 7.3, without the prior written consent of FDC, which consent may not be unreasonably withheld.

               (ii) CONTESTS INVOLVING PRE-CLOSING TAXES OF THE GAMING BUSINESS OR THE PURCHASED GAMING ASSETS. FDC shall promptly notify Ceridian in writing upon receipt by FDC, FDFS, NTS, any of their Affiliates or the Gaming Subsidiary of written notice of any pending or threatened federal, state, local or foreign Tax audits, examinations or assessments which might affect the Tax liabilities for which Ceridian may be liable pursuant to paragraph (a)(ii) of this SECTION 7.3. Ceridian shall have the sole right to control any Tax audit or administrative or court proceeding relating to the Gaming Business, the Purchased Gaming Assets or the Gaming Subsidiary for taxable periods ending on or before the Closing, and to employ counsel of its choice at its expense. None of FDC or any of its Affiliates may settle any Tax claim for any Taxes for which Ceridian may be liable pursuant to paragraph
(a)(ii) of this SECTION 7.3, without the prior written consent of Ceridian, which consent may not be unreasonably withheld.

               (iii) STRADDLE PERIODS. In the case of a Straddle Period, the party (the "Filing Party" responsible for filing (or causing to be filed) the Tax Returns related to such Straddle Period pursuant to SECTION 7.3(b) shall control any Tax audit or administrative or court proceeding relating to such Straddle Period; PROVIDED, HOWEVER, that the other party (the "Non-Filing Party") shall be entitled to participate at its expense in such proceeding to the extent the Non-Filing Party is liable for Taxes relating to such Straddle Period pursuant to SECTION 7.3(a) and, with the written consent of the Filing Party, and at the Non-Filing Party's sole expense, may assume the entire control of such audit or proceeding.

          (d) ASSISTANCE AND COOPERATION. After the date hereof, each of FDC and Ceridian shall (and cause their respective Affiliates to):


               (i) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with paragraph (b) of this SECTION 7.3;

               (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns relating to the NTS Business, the Purchased NTS Assets, the NTS Subsidiary, the Gaming Business, the Purchased Gaming Assets or the Gaming Subsidiary;

               (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the NTS Business, the Purchased NTS Assets, the NTS Subsidiary, the NTS Business, the Purchased NTS Assets, the Gaming Business, the Purchased Gaming Assets or the Gaming Subsidiary;

               (iv) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in paragraph (a)(v) of this SECTION 7.3 (relating to sales, transfer and similar Taxes); and

               (v) timely provide to the other powers of attorney or similar authorizations necessary to carry out the purposes of this SECTION 7.3;

          (e) The parties hereto agree to file all federal, state, local and foreign Tax Returns in a manner consistent with the fair market values
identified in SECTION 2.1.   Within 60 days following the date hereof or as soon
as is reasonably practicable, FDC and Ceridian shall negotiate and draft a schedule (the "ALLOCATION SCHEDULE") allocating such amounts among the Purchased NTS Assets and the Purchased Gaming Assets. The Allocation Schedule shall be consistent with the values set forth above and shall be prepared in accordance with Section 1060 of the Code and the regulations thereunder. FDC and Comdata each agrees that promptly upon receiving said Allocation Schedule it shall return an executed copy thereof to the other party. FDC and Comdata each agrees to file all federal, state, local and foreign Tax Returns in accordance with the Allocation Schedule.

          (f) REVENUE CANADA APPROVALS. FDC has filed, with respect to the sale of the stock of the NTS Subsidiary by FDC, and Ceridian has filed, with respect to the sale of the stock of the Gaming Subsidiary by Ceridian, a Notice by a Non-Resident of Canada Concerning the Disposition or Proposed Disposition of Taxable Canadian Property (the "FORM T2062") as required by Section 116 of the Canadian INCOME TAX ACT and, in the case of Ceridian, Notice by a Non-Resident of Quebec concerning the Disposition or Proposed Disposition of Taxable Quebec Property (The "Form TP 1097") as required by Section 1097 of The Quebec Taxation Act. The parties hereby agree that the good faith estimated value of the purchase price allocable to the outstanding shares of capital stock of the NTS Subsidiary is $571,000 (Canadian dollars) and the good faith estimated value of the purchase price allocable to the outstanding shares of capital stock of the Gaming Subsidiary, is $2,857,000 (Canadian dollars), subject to any post-closing adjustments which are agreed to by the parties. Each of Ceridian and FDC shall use commercially reasonable efforts to obtain from Revenue Canada a certificate under Section 116 of the INCOME TAX ACT (Canada) and, in the case of Ceridian, the equivalent certificate under the TAXATION ACT (Quebec) with a "certificate limit" greater than or equal to the purchase price allocable to the shares sold by it (the "Canadian Tax Certificate") within 30 days after the end of the month during which the Closing occurs (the "Certificate Date"), and to provide the purchaser of the shares with its copy of the Canadian Tax Certificate forthwith. If the Canadian Tax Certificate is not obtained by the seller and delivered to the purchaser by the Certificate Date, then the seller will indemnify the purchaser and hold the purchaser harmless with respect to any tax, penalties and interest which may be assessed against the purchaser under the INCOME TAX ACT (Canada) or the TAXATION ACT (Quebec) by virtue of the purchaser's failure to withhold and remit or pay any tax required to be remitted or paid by the purchaser under subsection 116(5) of the INCOME TAX ACT (Canada) or the equivalent provision of the TAXATION ACT (Quebec).

          7.4.  EMPLOYEES AND EMPLOYEE BENEFIT PLANS.

          (a)  TRANSFERRING EMPLOYEES.

          (i) NTS has listed on SCHEDULE 7.4(A) those employees of either NTS or the NTS Subsidiary who NTS or the NTS Subsidiary intends to transfer to Comdata and who are Actively Employed on the date hereof and whose duties primarily relate to the NTS Business (collectively, the "NTS EMPLOYEES"). On
SCHEDULE 7.4(A), NTS shall designate separately those NTS Employees on a Statutorily Protected Leave.

          (ii) Comdata has listed on SCHEDULE 7.4(B) those employees of either Comdata or the Gaming Subsidiary who Comdata intends to transfer to FDFS and who are Actively Employed on the date hereof and whose duties primarily relate to the Gaming Business (collectively, the "COMDATA EMPLOYEES"). On SCHEDULE 7.4(B), Comdata shall designate separately those Comdata Employees on a Statutorily Protected Leave.

          (iii) On the Closing Date, Comdata shall offer employment to each of the NTS Employees. All such employees who do not decline Comdata's offer of employment and actually perform services for Comdata on the Closing Date or who, on the Closing Date, are on NTS approved absences or Statutorily Protected Leaves and do not later decline Comdata's offer of employment and actually perform services for Comdata on the next business day following the expiration of such approved absence or Statutorily Protected Leave, are hereinafter referred to as "TRANSFERRING NTS EMPLOYEES." The employment of the NTS Employees with Comdata shall be considered effective and their employment by NTS shall transfer to Comdata on the Closing Date, or in the case of employees on NTS approved absences or Statutorily Protected Leaves, as of the date they first perform services for Comdata (the "COMDATA EFFECTIVE DATE").

          (iv) On the Closing Date, FDFS shall offer employment to each of the Comdata Employees. All such employees who do not decline FDFS' offer of employment and actually perform services for FDFS on the Closing Date or who, on the Closing Date, are on Comdata approved absence or Statutorily Protected Leaves and do not later decline FDFS' offer of employment and actually perform services for FDFS on the next business day following the expiration of such approved absence or Statutorily Protected Leave are hereinafter referred to as "TRANSFERRING COMDATA EMPLOYEES." The employment of the Comdata Employees with FDFS shall be considered effective and their employment by Comdata shall transfer to FDFS on the Closing Date, or, in the case of employees on Comdata approved absences or Statutorily Protected Leaves, as of the date they first perform services for FDFS (the "FDFS EFFECTIVE DATE").

          (v) NTS shall be responsible for paying out any earned, unused vacation days of Transferring NTS Employees upon their termination of employment with NTS and in accordance with NTS' vacation policy. In no event will Ceridian or Comdata have any responsibility or liability for payment of any vacation or sick days earned by a Transferring NTS Employee during his employment with NTS.


          (vi) Comdata shall be responsible for paying out any earned, unused vacation and sick days of Transferring Comdata Employees upon their termination of employment with Comdata and in accordance with Comdata's vacation and sick pay policy. In no event will FDC, IPS or FDFS have any responsibility or liability for payment of any vacation or sick days earned by a Transferring Comdata Employee during his employment with Comdata.

          (vii) FDC, IPS and FDFS shall be solely liable for, and indemnify and hold Ceridian and Comdata harmless from all claims, demands, costs or other liabilities, including reasonable attorneys' fees, related to the employees listed on SCHEDULE 7.4(A): (A) who do not become Transferring NTS Employees; (B) to the extent such liability arises from any action, event or course of conduct except for any action, event or course of conduct of Ceridian or Comdata that occurs prior to the Comdata Effective Date; or (C) to the extent such liability arises under or relates to any employee benefit plan of FDC or IPS except for any liability related to such plans with respect to any Transferred NTS Employee arising during the transition period described in SECTION 7.4(a)(x) below, which shall be the responsibility of Comdata.

          (viii) Ceridian and Comdata shall be solely liable for, and indemnify and hold FDC, IPS and FDFS harmless from all claims, demands, costs or other liabilities, including reasonable attorneys' fees, related to the employees listed on SCHEDULE 7.4(B): (A) who do not become Transferring Comdata Employees;
(B) to the extent such liability arises from any action, event or course of conduct except for any action, event or course of conduct of FDC, IPS or FDFS that occurs prior to the FDFS Effective Date; or (C) to the extent such liability arises under or relates to any employee benefit plan of Ceridian or Comdata except for any liability related to such plans with respect to any Transferred Comdata Employee arising during the transition period described in
SECTION 7.4(b)(ix) below, which shall be the responsibility of FDC.

          (ix) Comdata will, for administrative convenience only, allow the Transferring Comdata Employees to remain on its payroll and welfare benefit plans for a transition period of up to 30 days following the Closing Date. FDC, IPS and FDFS shall reimburse Comdata for all direct costs associated with the Transferring Comdata Employees remaining on its payroll and welfare benefit plans during this transition period.

          (x) FDC will, for administrative convenience only, allow the Transferring NTS Employees to remain on its payroll and welfare benefit plans for a transition period of up to 30 days following the Closing Date. Ceridian and Comdata shall reimburse NTS for all direct costs associated with the Transferring NTS Employees remaining on its payroll and welfare benefit plans during this transition period.

          (b)  WELFARE PLANS.

          (i) Except as otherwise required by the terms of any such plan, all Transferring NTS Employees shall cease participation in any Welfare Plan sponsored or maintained by FDC, IPS or NTS except for any transition period provided for in SUBSECTION 7.4(a)(x) above. Except as otherwise required by the terms of any such plan, all Transferring Comdata Employees shall cease participation in any Welfare Plan sponsored or maintained by Ceridian or Comdata except for any transition period provided for in SUBSECTION 7.4(a)(ix) above.

          (ii) Commencing on the Comdata Effective Date, Transferring NTS Employees shall be eligible for those Welfare Plans of Ceridian and Comdata in effect for similarly situated existing employees of Comdata (collectively, the "COMDATA WELFARE PLANS"). Transferring NTS Employees shall be credited for their length of service with NTS and its Affiliates for all purposes under the Comdata Welfare Plans, including eligibility. Any pre-existing condition limitation under a Comdata Welfare Plan shall be waived for Transferring NTS Employees and their eligible dependents. Commencing on the FDFS Effective Date, Transferring Comdata Employees shall be eligible for those Welfare Plans of FDC or IPS in effect for similarly situated existing employees of IPS (collectively, the "IPS WELFARE PLANS"). Transferring Comdata Employees shall be credited for their length of service with Comdata and its Affiliates for all purposes under the IPS Welfare Plans, including eligibility. Any pre-existing condition limitation under an IPS Welfare Plan shall be waived for Transferring Comdata Employees and their eligible dependents.

          (iii) IPS shall be responsible for providing continuation coverage to NTS Employees who do not become Transferred NTS Employees (and their covered dependents) and Transferring NTS Employees (and their covered dependents) under each of its applicable health plans with respect to all qualifying events under COBRA and comparable state law which occur before the Comdata Effective Date. Comdata shall be responsible for providing continuation coverage to Transferring NTS Employees (and their covered dependents) under each of its applicable group health plans with respect to all qualifying events under COBRA and comparable state law which occur on or after the Comdata Effective Date. Comdata shall be responsible for providing continuation coverage to Comdata Employees who do not become Transferring Comdata Employees (and their covered dependents) and Transferring Comdata Employees (and their covered dependents) under each of its applicable group health plans with respect to all qualifying events under COBRA and comparable state law which occur before the IPS Effective Date. IPS shall be responsible for providing continuation coverage to Transferring Comdata Employees (and their covered dependents) under each of its applicable group health plans with respect to all qualifying events under COBRA and comparable state law which occur on or after the IPS Effective Date.

          (iv) Except as otherwise expressly provided in this SECTION 7.4(b), IPS shall be liable for, and shall indemnify and hold each Ceridian Group Member harmless from, all claims incurred by Transferring NTS Employees and other current or former employees of IPS (and their covered dependents) under the IPS Welfare Plans. Except as otherwise expressly provided in this SECTION 7.4(b), Comdata shall be liable for, and shall indemnify and hold each FDC Group Member harmless from, all claims incurred by Transferring Comdata Employees which occur before the IPS Effective Date and other current or former employees of Comdata (and their covered dependents) under the Comdata Welfare Plans.

          (c)  PENSION PLANS.

          (i) As of the Comdata Effective Date, all Transferring NTS Employees shall cease accruing benefits under any Pension Plan sponsored or maintained by FDC, IPS or NTS (collectively, the "IPS PENSION PLANS"). As of the FDFS Effective Date, all Transferring Comdata Employees shall cease accruing benefits under any Pension Plan sponsored or maintained by Ceridian or Comdata (collectively, the "COMDATA PENSION PLANS").

          (ii) Commencing on the Comdata Effective Date, Transferring NTS Employees shall be eligible for those Comdata Pension Plans in effect for similarly situated existing employees of Comdata PROVIDED, HOWEVER, that Transferring NTS Employees shall not be considered eligible for the Ceridian Corporation Retirement Plan which is closed to new entrants. Transferring NTS Employees shall be credited for their length of service with NTS and its Affiliates for purposes of eligibility and vesting under the Comdata Pension Plans. Commencing on the FDFS Effective Date, Transferring Comdata Employees shall be eligible for those IPS Pension Plans in effect for similarly situated existing employees of IPS; provided, however, that Transferring Comdata Employees shall not be considered eligible for the FDC Retirement Plan, which is frozen. Transferring Comdata Employees shall be credited for their length of service with Comdata and its Affiliates for purposes of eligibility and vesting under the IPS Pension Plans.

          (iii) Subject to the approval of the FDC Employee Benefits Administration and Investment Committee, IPS shall cause the accounts of the Transferring NTS Employees under IPS's 401(k) plan or plans to be fully vested as of the Closing Date. Subject to the approval of the plan administrator, Comdata shall cause the accounts of the Transferring Comdata Employees under Ceridian's and Comdata's 401(k) plan or plans to be fully vested as of the Closing Date. If IPS determines that it is unable to make distribution from its 401(k) plan or plans in connection with the transactions contemplated by this Agreement pursuant to SECTION 401(k)(10) of the Code, it will provide notices of such determination to Comdata. Thereafter, Comdata will promptly notify IPS whenever a Transferring NTS Employee ceases to be employed with Comdata and its Affiliates, including any such cessation that occurred before Comdata received the notice. If Comdata determines that it is unable to make distributions from its 401(k) plan or plans in connection with the transactions contemplated by this Agreement pursuant to SECTION 401(k)(10) of the Code, it will provide written notice of such determination to IPS. Thereafter, IPS will promptly notify Comdata whenever a Transferring Comdata Employee ceases to be employed with IPS and its Affiliates, including any such cessation that occurred before IPS received the notice.

          (d)  OTHER BENEFITS.

          (i) As of the Comdata Effective Date, the Transferring NTS Employees shall be eligible for vacation, sick leave and all other compensation and benefit programs not specifically addressed in SECTION 7.4(b) or (c) in effect for similarly situated existing employees of Comdata and shall be credited for their length of service with NTS and its Affiliates for all purposes under such programs.

          (ii) As of the FDFS Effective Date, the Transferring Comdata Employees shall be eligible for vacation, sick leave and all other compensation and benefit programs not specifically addressed in SECTION 7.4(b) or (c) in effect for similarly situated existing employees of IPS and shall be credited for their length of service with Comdata and its Affiliates for all purposes under such programs.

          (e)  MISCELLANEOUS.

          (i) During the 12-month period beginning at Closing, Comdata shall follow the terms of a severance plan which covers each Transferring NTS Employee and which is at least as favorable to each such Transferring NTS Employee as the applicable NTS severance plan, policy or practice, to the extent it is described on SCHEDULE 6.18(d) in effect immediately prior to Closing with respect to such Transferring NTS Employee. During the 12-month period beginning at Closing, FDFS shall follow the terms of a severance plan which covers each Transferring Comdata Employee as the applicable Comdata severance plan, policy or practice, to the extent it is described on SCHEDULE 5.18(d) in effect immediately prior to Closing with respect to such transferring Comdata Employee.

          (ii) IPS shall be responsible for compliance with the federal Worker Adjustment and Retraining Notification Act ("WARN") and any similar applicable state or local laws and assumes any liability for non-compliance with such laws with respect to IPS' termination of any Transferring Comdata Employee. Comdata shall be responsible for compliance with WARN and any similar applicable state or local laws and assume any liability for non-compliance with such laws with respect to Comdata's termination of any Transferring NTS Employee.

          (f) IPS shall be liable for any workers' compensation or similar workers' protection claims by Transferring NTS Employees originating prior to the Comdata Effective Date and by Transferring Comdata Employees for occurrences originating on or after the FDFS Effective Date. Comdata shall be liable for any workers' compensation or similar workers' protection claims by Transferring Comdata Employees originating prior to the FDFS Effective Date and by Transferring NTS Employees for occurrences originating on or after the Comdata Effective Date.

          (g) No Transferring NTS Employee, Transferring Comdata Employee or other current or former employee of NTS or Comdata (including any beneficiary or dependent thereof), or any other person not a party to this Agreement, shall be entitled to assert any claim hereunder.

          7.5. COLLECTION OF RECEIVABLES. (a) From and after the Closing Date, Comdata shall use reasonable efforts to collect the NTS Receivables reflected in the Closing Date NTS Special Report generally in accordance with the billing and collection practices presently applied by Comdata in the collection of its accounts and notes receivable, except that with respect to any particular NTS Receivable, Comdata shall be under no obligation to commence litigation to effect collection and may make any concession or settlement which in the good faith judgment of Comdata is commercially reasonable. In connection with the collections by Comdata, if a payment is received from an account debtor who has not designated the invoice being paid thereby, such payment shall be applied to the earliest invoice outstanding with respect to indebtedness of such account debtor reflected on the Closing Date NTS Special Report, except for those invoices which are subject to a dispute to the extent of such dispute.

          (b) Comdata shall, on or before the tenth business day of each calendar month commencing with the second complete calendar month following the Closing Date, deliver to NTS a written report ("NTS COLLECTION REPORT") of the following information with respect to the NTS Receivables:

          (i) The aggregate amount of the NTS Receivables (and the number of accounts comprising such NTS Receivables); and

          (ii) The aggregate amount of cash collections of the NTS Receivables during the period from the Closing Date through the date of the NTS Collection Report.

          (c) If Comdata has not collected, within 180 days after the Closing Date, an amount equal to the excess of the NTS Receivables over the allowance for doubtful accounts shown on the Closing Date NTS Special Report (such excess being referred to herein as the "NET AMOUNT OF NTS RECEIVABLES"), then Comdata shall have the right to require NTS to pay Comdata an amount, if positive, equal to (i) the sum of (A) Net Amount of NTS Receivables and (B) all collection fees incurred by Comdata (in accordance with SECTION 7.5(a)), MINUS (ii) the amount collected in cash by Comdata during such 180 days period in respect of the NTS Receivables; PROVIDED, HOWEVER, that concurrently with the payment by NTS of such amount, Comdata shall reassign to NTS all such NTS Receivables together with all security interests or other rights securing payment thereof; PROVIDED, FURTHER, that, with respect to each NTS Receivable required to be so reassigned, during the two-year period commencing on the 180th day after the date hereof neither Comdata nor any of its Affiliates shall provide to the account debtor relating to such NTS Receivable any services, goods or products relating to the NTS Business. Notwithstanding the foregoing, Comdata will not be entitled to require NTS to make any such payment with respect to the NTS Receivable referred to in item 3 of SCHEDULE 1.6 until after (i) the third anniversary of the Closing Date or (ii) if there is a payment default after the date hereof and prior to such third anniversary, in respect of such NTS Receivable, in which case the date of such default. If Comdata then elects to require such payment with respect to such NTS Receivable, Comdata shall concurrently therewith reassign to NTS such NTS Receivable together with all security interests or other rights securing payment thereof; PROVIDED, HOWEVER, that prior to any such payment and reassignment, Comdata shall have terminated the marketing services agreement entered into with the account debtor relating to such NTS Receivable. In addition, if Comdata so elects to require such payment, during the two-year period commencing on such third anniversary, neither Comdata nor any of its Affiliates shall provide to such account debtor any services, goods or products relating to the NTS Business.

          (d) If, after the Closing Date, NTS shall receive any remittance from any account debtors with respect to the NTS Receivables (excluding any NTS Receivable reassigned to NTS), NTS shall endorse such remittance to the order of Comdata and forward it to Comdata immediately upon receipt thereof, and any such amounts shall be deemed to have been collected by Comdata for purposes of this
SECTION 7.5.

          (e) In the event Comdata shall receive any remittance from or on behalf of any account debtor with respect to any Receivable after such NTS Receivable has been reassigned to NTS, Comdata shall endorse such remittance to the order of NTS and forward it to NTS immediately upon receipt thereof.

          (f) From and after the Closing Date, FDFS shall use reasonable efforts to collect the Gaming Receivables reflected in the Closing Date Gaming Special Report generally in accordance with the billing and collection practices presently applied by FDFS in the collection of its accounts and notes receivable, except that with respect to any particular Gaming Receivable, FDFS shall be under no obligation to commence litigation to effect collection and may make any concession or settlement which in the good faith judgment of FDFS is commercially reasonable. In connection with the collections by FDFS, if a payment is received from an account debtor who has not designated the invoice being paid thereby, such payment shall be applied to the earliest invoice outstanding with respect to indebtedness of such account debtor reflected on the Closing Date Gaming Special Report, except for those invoices which are subject to a dispute to the extent of such dispute.

          (g) FDFS shall, on or before the tenth business day of each calendar month commencing with the second complete calendar month following the Closing Date, deliver to Comdata a written report ("COMDATA COLLECTION REPORT") of the following information with respect to the Gaming Receivables:

          (i) The aggregate amount of the Gaming Receivables (and the number of accounts comprising such Gaming Receivables); and

          (ii) The aggregate amount of cash collections of the Gaming Receivables during the period from the Closing Date through the date of the Comdata Collection Report.

          (h) If FDFS has not collected, within 180 days after the Closing Date, an amount equal to the excess of the Gaming Receivables over the allowance for doubtful accounts shown on the Closing Date Gaming Special Report (such excess being referred to herein as the "NET AMOUNT OF GAMING RECEIVABLES"), then FDFS shall have the right to require Comdata to pay FDFS an amount, if positive, equal to (i) the sum of (A) Net Amount of Gaming Receivables and (B) all collection fees incurred by FDFS (in accordance with SECTION 7.5(f)), MINUS
(ii) the amount collected in cash by FDFS during such 180 day period in respect of the Comdata Receivables; PROVIDED, HOWEVER, that concurrently with the payment by Comdata of such amount, FDFS shall reassign to Comdata all such uncollected Gaming Receivables.

          (i) If, after the Closing Date, Comdata shall receive any remittance from any account debtors with respect to the Gaming Receivables (excluding any Gaming Receivable reassigned to Comdata), Comdata shall endorse such remittance to the order of FDFS and forward it to FDFS immediately upon receipt thereof, and any such amounts shall be deemed to have been collected by FDFS for purposes of this SECTION 7.5.

          (j) In the event FDFS shall receive any remittance from or on behalf of any account debtor with respect to any Gaming Receivable after such Gaming Receivable has been reassigned to Comdata, FDFS shall endorse such remittance to the order of Comdata and forward it to Comdata immediately upon receipt thereof.

          7.6. RELEASE OF NONCOMPETITION PROVISIONS. The parties agree that the non-competition provisions included in this Article VII shall supersede, replace, and be the sole source of any non-competition provisions between them and their respective Affiliates as of the Closing Date to the extent relating to the Gaming Business or the NTS Business.

          7.7. WAIVER OF EXCLUSIVITY OBLIGATIONS OF WESTERN UNION AGENTS. Ceridian and Comdata, on behalf of themselves and their Affiliates, hereby waive any currently existing obligations of Western Union agents to utilize exclusively the services of Comdata or any of its Affiliates with respect to the receipt of wire money transfers.

          7.8. NTS NAME. On the Closing Date, NTS shall change its name to a name not including "NTS."

          7.9. SUBLEASE. With respect to NTS' current lease with respect to the office buildings located at 6000 and 6100 Western Place, Fort Worth, Texas 76107, Comdata hereby subleases from NTS, and NTS hereby subleases to Comdata, those certain portions of the 8th floor in the East Tower and the 2nd floor in the West Tower which are currently leased to NTS and the entire 9th floor in the East Tower (the "SUBLEASED FLOORS") of the office buildings located at 6000 and 6100 Western Place, Fort Worth, Texas 76107 for the period commencing on the date hereof and ending on March 31, 2002 on the same terms and conditions applicable to NTS with respect to the Subleased Floors. Comdata shall be subject to all of the restrictions contained in such lease relating to the Subleased Floors and any tenant thereof. Comdata shall pay to NTS (or such other third party as may be consented to by NTS) all rents and other amounts required to be paid by NTS or any of its Affiliates to any third party and all other costs, charges or expenses incurred by NTS or any of its Affiliates, in each case, in respect of the Subleased Floors. NTS shall provide Comdata with periodic statements of any such amounts required to be paid. Any such payments to NTS shall be made not later than the first business day of each calendar month or, in the case of any other incurred costs, charges or expenses, not later than 15 business days after notice is provided to Comdata of the amount owing. Any such payments made by Comdata to any third party (with the consent of NTS as aforesaid) shall be made not later than the date on which the payment is due to such third party.

          7.10. PRORATION. With respect to all third party charges (including, without limitation, telephone and utility charges) other than Taxes incurred in the ordinary course of business by the Gaming Business, the NTS Business or in respect of the Purchased Gaming Assets or the Purchased NTS Assets that are payable after the date hereof and that relate to a period that commenced prior to the date hereof, it is the intent of the parties hereto that the pro-rated portion thereof applicable to the period ending on or prior to the date hereof shall be the responsibility of Comdata or NTS, respectively, except to the extent such amount is recorded as a liability on the Closing Date Gaming Special Report or the Closing Date NTS Special Report. Comdata or FDFS, as the case may be, shall reimburse NTS or Comdata, respectively, for any portion of such charges that is paid by one party that is the responsibility of the other party in accordance with the term of this SECTION 7.10. Any receivables which are incurred in the ordinary course of business by the Gaming Business, the NTS Business or in respect of the Purchased Gaming Assets or the Purchased NTS Assets that are collected after the date hereof and that relate to a period that commenced prior to the date hereof, except to the extent that such amounts are recorded as receivables on the Closing Date Gaming Special Report or the Closing Date NTS Special Report, shall be treated in a similar manner.

          7.11. CERTAIN CONSENTS. (a) Following the Closing, at the request of FDFS, Comdata shall use commercially reasonable efforts (but which shall not include the payment of fees by Comdata to any third party) to assist FDFS in obtaining any consent of any third party which may be required in order to assign any rights or other assets constituting Purchased Gaming Assets. If FDFS is unable to obtain any such consent, or believes that an attempt to assign such Purchased Gaming Asset would be ineffective or would adversely affect the ability of FDFS to receive the asset in question, at the request of FDFS Comdata will cooperate with FDFS in any commercially reasonable alternative arrangement designed to provide FDFS the benefits that, with respect to such Purchased Gaming Assets, were contemplated to be conferred on FDFS by this Agreement. If FDFS is unable to obtain such consent, such Purchased Gaming Asset shall, at FDFS's election, be deemed to have been excluded from the Purchased Gaming Assets conveyed to FDFS hereunder and be deemed to have been an Excluded Gaming Asset for the purposes of the Agreement, PROVIDED, HOWEVER, that to the extent any such Purchased Gaming Asset would have been included on the Closing Date Gaming Special Report if such consent had been obtained, it shall be included on the Closing Date Gaming Special Report even in the absence of such consent; and PROVIDED, FURTHER, that, notwithstanding any such election, the liabilities or obligations of FDFS relating to such Purchased Gaming Asset shall, except to the extent provided in SECTION 2.5 (other than SECTION 2.5(d)), be deemed to have been an Assumed Gaming Liability for purposes of this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall be construed as an attempt to assign any Purchased Gaming Asset in respect of which FDFS has made the an election contemplated by the third sentence of this SECTION 7.11(a) without the consent of the other party thereto.

          (b) Following the Closing, at the request of Comdata, NTS shall use commercially reasonable efforts (but which shall not include the payment of fees by NTS to any third party) to assist Comdata in obtaining any consent of any third party which may be required in order to assign any rights or other assets constituting Purchased NTS Assets. If Comdata is unable to obtain any such consent, or believes that an attempt to assign such Purchased NTS Asset would be ineffective or would adversely affect the ability of Comdata to receive the asset in question, at the request of Comdata NTS will cooperate with Comdata in any commercially reasonable alternative arrangement designed to provide Comdata the benefits that, with respect to such Purchased NTS Assets, were contemplated to be conferred on Comdata by this Agreement. If Comdata is unable to obtain such consent, such Purchased NTS Asset shall, at Comdata's election, be deemed to have been excluded from the Purchased NTS Assets conveyed to Comdata hereunder and be deemed to have been an Excluded NTS Asset for the purposes of the Agreement, PROVIDED, HOWEVER, that to the extent any such Purchased NTS Asset would have been included on the Closing Date NTS Special Report if such consent had been obtained, it shall be included on the Closing Date NTS Special Report even in the absence of such consent; and PROVIDED, FURTHER, that, notwithstanding any such election, the liabilities or obligations of Comdata relating to such Purchased NTS Asset shall, except to the extent provided in
SECTION 2.9 (other than SECTION 2.9(d)), be deemed to have been an Assumed NTS Liability for purposes of this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall be construed as an attempt to assign any Purchased NTS Asset in respect of which Comdata has made the an election contemplated by the third sentence of this SECTION 7.11(b) without the consent of the other party thereto.

          7.12. TERMINATION OF FLASHCASH LICENSE. Comdata hereby relinquishes and terminates any rights it may have under that certain License Agreement by and between Western Union Financial Services, Inc. and Comdata dated as of April 6, 1994.

                                     ARTICLE VIII

                                   INDEMNIFICATION

          8.1. INDEMNIFICATION BY CERIDIAN. (a) Ceridian agrees to indemnify and hold harmless each FDC Group Member from and against any and all Losses and Indemnification Expenses incurred by such FDC Group Member in connection with or arising from:

          (i) any breach by Ceridian or any of its Affiliates of any of their respective covenants or agreements in this Agreement;

          (ii) any failure of Ceridian or any of its Affiliates to perform any of their respective obligations in this Agreement;

          (iii) any breach of any warranty or the inaccuracy of any representation of Ceridian or any of its Affiliates contained or referred to in this Agreement or any certificate delivered by or on behalf of Ceridian or any of its Affiliates pursuant hereto;

          (iv) the failure of Comdata to comply with any applicable bulk sales law, except that this clause shall not affect the obligation of FDFS to pay and discharge the Assumed Gaming Liabilities;

          (v)  any Excluded Gaming Liability;

          (vi) any recalls on or after the date hereof mandated by any Governmental Body of the products manufactured, distributed or sold by the Gaming Business on or prior to the date hereof; or

          (vii) any obligations to provide parts and service on, or to repair or replace, any products manufactured, distributed or sold by the Gaming Business on or prior to the date hereof.

          (b) Notwithstanding the foregoing SECTION 8.1(a), Ceridian shall be required to indemnify and hold harmless under clauses (i), (ii) and (iii) of
SECTION 8.1(a) with respect to Losses and Indemnification Expenses incurred by FDC Group Members only:

          (i) to the extent that the aggregate amount of any and all Losses and Indemnification Expenses exceeds $1,950,000; and

          (ii) to the extent that the aggregate amount required to be paid by Ceridian pursuant to SECTION 8.1(a)(i)-(iii) shall not exceed $22,550,000.

          (c) Notwithstanding the limitations in SECTION 8.1(b);

               (i)  the limitations in SECTION 8.1(b)(i)-(ii) shall not apply to
               (A) any Losses or Indemnification Expenses incurred as result of a failure to pay or discharge an Excluded Gaming Liability or any obligation set forth in ARTICLE III, (B) any Losses or Indemnification Expenses incurred as a result of inaccuracies of the representations and warranties contained in SECTIONS 5.1, 5.2, 5.3(a)-(c), 5.6 and 5.7 and (C) any Losses and Indemnification Expenses incurred as a result of a breach by Comdata or Ceridian of their respective covenants and obligations set forth in SECTIONS 7.3, 7.4, 7.5, 7.9, 7.10, 9.2 and 9.10; and

               (ii) none of (A) any Losses or Indemnification Expenses incurred as a result of a failure to pay or discharge an Excluded Gaming Liability or any obligation set forth in ARTICLE III,
               (B) any Losses or Indemnification Expenses incurred as a result of inaccuracies of the representations and warranties contained in SECTIONS 5.1, 5.2, 5.3(a)-(c), 5.6 and 5.7, and (C) any Losses and Indemnification Expenses incurred as a result of a breach by Comdata or Ceridian of their respective covenants and obligations set forth in SECTIONS 7.3, 7.4, 7.5, 7.9, 7.10, 9.2 and 9.10, shall be applied toward the amounts specified in SECTION 8.1(b)(i)-(ii).

          (d) The indemnification provided for in this SECTION 8.1 shall terminate 3 years after the date hereof (and no claims shall be made by any FDC Group Member under this SECTION 8.1 thereafter), except that the indemnification by Ceridian and its Affiliates shall continue as to:

          (i) the obligations of Comdata under the Comdata Instrument of Assignment, the Comdata Instrument of Assumption, the Comdata Canadian Instrument of Assignment and the Comdata Canadian Instrument of Assumption, as to which no time limitation shall apply;

          (ii) the obligations of Comdata or Ceridian set forth in ARTICLE III, the representations and warranties set forth in SECTIONS 5.1, 5.2, 5.3(a)-(c), 5.6, 5.7 and the covenants of Ceridian and its Affiliates set forth in SECTIONS 7.3, 7.4, 7.5, 7.10, 9.2, 9.6, 9.10 and 9.13, as to all
     of which no time limitation shall apply;

          (iii) the covenants set forth in SECTION 7.2(a) as to which the indemnification provided for in this SECTION 8.1 shall terminate one year after the expiration of the period provided for therein; and

          (iv) any Losses or Indemnification Expenses of which any FDC Group Member has notified Ceridian or Comdata in accordance with the requirements of SECTION 8.3 on or prior to the date such indemnification would otherwise terminate in accordance with this SECTION 8.1, as to which the obligation of Ceridian shall continue until the liability of Ceridian shall have been determined pursuant to this ARTICLE VIII, and Ceridian shall have reimbursed all FDC Group Members for the full amount of such Losses and Indemnification Expenses in accordance with this ARTICLE VIII.

     (e) Notwithstanding anything in this SECTION 8.1 to the contrary, Ceridian shall not indemnify or hold any FDC Group Member harmless from or against any Losses or Indemnification Expenses incurred by such FDC Group Member in connection with or arising from any matter on SCHEDULE 8.1; it being understood and agreed that any such Losses or Indemnification Expenses shall constitute Excluded NTS Liabilities nothwithstanding anything to the contrary set forth in
SECTION 2.4 of this Agreement.

          8.2. INDEMNIFICATION BY FDC. (a) FDC agrees to indemnify and hold harmless each Ceridian Group Member from and against any and all Losses and Indemnification Expenses incurred by such Ceridian Group Member in connection with or arising from:

          (i) any breach by FDC or any of its Affiliates of any of its covenants or agreements in this Agreement;

          (ii) any failure by FDC or any of its Affiliates to perform any of their obligations in this Agreement;

          (iii) any breach of any warranty or the inaccuracy of any representation of FDC or any of its Affiliates contained or referred to in this Agreement or in any certificate delivered by or on behalf of FDC;

          (iv) the failure of NTS to comply with any applicable bulk sales law, except that this clause shall not effect the obligation of Comdata to pay, perform or discharge the Assumed NTS Liabilities; or

          (v)  any Excluded NTS Liabilities;

          (vi) any recalls on or after the date hereof mandated by any Governmental Body of the products manufactured, distributed or sold by the NTS Business on or prior to the date hereof; or

          (vii) any obligations to provide parts and service on, or to repair or replace, any products manufactured, distributed or sold by the NTS Business on or prior to the date hereof.

          (b) Notwithstanding the foregoing SECTION 8.2(a), FDC shall be required to indemnify and hold harmless under clauses (i), (ii) and (iii) of
SECTION 8.2(a) with respect to Losses and Indemnification Expenses incurred by Ceridian Group Members only:

          (i) to the extent that the aggregate amount of any and all Losses and Indemnification Expenses exceeds $975,000; and

          (ii) to the extent that the aggregate amount required to be paid by FDC pursuant to SECTION 8.2(a)(i)-(iii) shall not exceed $11,375,000.

          (c) Notwithstanding the limitations in SECTION 8.2(b);

               (i)  the limitations in SECTION 8.2(b)(i)-(ii) shall not apply to
               (A) any Losses or Indemnification Expenses incurred as result of a failure to pay or discharge an Excluded NTS Liability or any obligation set forth in ARTICLE III, (B) any Losses or Indemnification Expenses incurred as a result of inaccuracies of the representations and warranties contained in SECTIONS 6.1, 6.2, 6.3(a)-(c), 6.6, 6.7 and (C) any Losses and Indemnification Expenses incurred as a result of a breach by FDC, IPS, NTS or FDFS of their respective covenants and obligations set forth in SECTIONS 7.3, 7.4, 7.5, 7.9, 7.10, 9.2 and 9.10;

               (ii) the limitations SECTION 8.2(b)(i) shall not apply to Losses and Indemnification Expenses incurred as a result of a breach by FDC, IPS, NTS or FDFS of their respective covenants and obligations set forth in SECTION 7.1;

               (iii) none of (A) any Losses or Indemnification Expenses incurred as a result of a failure to pay or discharge an Excluded NTS Liability or any obligation set forth in ARTICLE III, (B) any Losses or Indemnification Expenses incurred as a result of inaccuracies of the representations and warranties contained in SECTIONS 6.1, 6.2, 6.3(a)-(c), 6.6, 6.7, and (C) any Losses and
               Indemnification Expenses incurred as a result of a breach by FDC, IPS, NTS or FDFS of their respective covenants and obligations set forth in SECTION 7.3, 7.4, 7.5, 7.9, 7.10, 9.2 and 9.10;
               shall be applied toward the amounts specified in SECTION 8.2(b)(i)-(ii); and

               (iv) the Losses and Indemnification Expenses incurred as a result of a breach by FDC, IPS or NTS of their respective covenants and obligations set forth in SECTION 7.1 shall not be applied toward the amount specified in SECTION 8.2(b)(i).

          (d) The indemnification provided for in this SECTION 8.2 shall terminate 3 years after the date hereof (and no claims shall be made by any Ceridian Group Member under this SECTION 8.2 thereafter), except that the indemnification by FDC and its Affiliates shall continue as to:

          (i) the obligations of NTS and FDFS under the NTS Instrument of Assignment, the FDFS Instrument of Assumption, the NTS Canadian Instrument of Assignment or the NTS Canadian Instrument of Assumption, as to which no time limitation shall apply;

          (ii) the obligations of FDC or IPS set forth in ARTICLE III, the representations and warranties set forth in SECTIONS 6.1, 6.2, 6.3(a)-(c), 6.6, 6.7 and the covenants of FDC and its Affiliates set forth in SECTIONS 7.3, 7.4, 7.5, 7.10, 9.2, 9.6, 9.10 and 9.13, as to all of which no time limitation shall apply;

          (iii) the covenants set forth in SECTIONS 7.1 and 7.2(b) as to which the indemnification provided for in this SECTION 8.2 shall terminate one year after the expiration of the respective periods provided for therein; and

          (iv) any Losses or Indemnification Expenses of which any Ceridian Group Member has notified FDC or IPS in accordance with the requirements of
     SECTION 8.3 on or prior to the date such indemnification would otherwise terminate in accordance with this SECTION 8.2, as to which the obligation of FDC shall continue until the liability of FDC shall have been determined pursuant to this ARTICLE VIII, and FDC shall have reimbursed all Ceridian Group Members for the full amount of such Losses and Indemnification Expenses in accordance with this ARTICLE VIII.

          (e) Notwithstanding anything in this SECTION 8.2 to the contrary, FDC shall not indemnify or hold any Ceridian Group Member harmless from or against any Losses or Indemnification Expenses incurred by such Ceridian Group Member in connection with or arising from any matter on SCHEDULE 8.2, it being understood and agreed that any such Losses or Indemnification Expenses shall constitute Assumed NTS Liabilities notwithstanding anything to the contrary set forth in
SCHEDULE 2.4 of this Agreement.


          8.3. NOTICE OF CLAIMS. Any FDC Group Member or Ceridian Group Member (the "INDEMNIFIED PARTY") seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "INDEMNITOR") a notice (a "CLAIM NOTICE") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; PROVIDED, HOWEVER, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and PROVIDED FURTHER that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been prejudiced by such failure.

          (b) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this
ARTICLE VIII shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Loss and Indemnification Expense suffered by it.

          8.4. THIRD-PERSON CLAIMS. (a) In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any third Person against the Indemnified Party (a "THIRD-PERSON CLAIM"), such Indemnified Party shall give to an Indemnitor a Claim Notice relating to the Third-Person Claim within 15 days after receipt by such Indemnified Party of written notice of the Third-Person Claim; PROVIDED, HOWEVER, that failure to give such notice shall not relieve an Indemnitor of its obligations hereunder except to the extent the Indemnitor shall have been prejudiced by such failure (except that the Indemnitor shall not be liable for any Indemnification Expenses incurred during the period in excess of the initial 15 days in which the Indemnified Party failed to give such notice) (it being understood that the Indemnified Party shall use good faith efforts to notify the Indemnitor promptly upon receipt of any oral or written notice of a Third-Person Claim). Thereafter, the Indemnified Party shall deliver to the Indemnitor, within five business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Person Claim. Notwithstanding the foregoing, should an Indemnified Party be physically served with a complaint with regard to a Third-Person Claim, the Indemnified Party must notify an Indemnitor with a copy of the complaint within five business days after receipt thereof and shall deliver to the Indemnitor within seven business days after the receipt of such complaint copies of notices and documents (including court papers) received by the Indemnified Party relating to the Third-Person Claim; PROVIDED, HOWEVER, that failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent the Indemnitor shall have been prejudiced by such failure.

          (b) (i) In the event of a Third-Person Claim an Indemnitor shall have the absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice (which shall be satisfactory to the Indemnified Party) and to defend any proceeding, claim, or demand which relates to any Loss or Indemnification Expense indemnified against hereunder if the Indemnitor gives written notice to the Indemnified Party of its intention to defend a ("NOTICE TO DEFEND") within seven business days following receipt of the Claim Notice. The Notice to Defend must also state that the Indemnitor agrees to fully indemnify the Indemnified Party for the Third-Person Claim to the extent provided for in this ARTICLE VIII; PROVIDED, HOWEVER, that the Indemnified Party may participate in any such proceeding with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent an Indemnitor elects not to defend such proceeding, claim or demand or fails to give a Notice to Defend within such seven business-day period, and the Indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, the Indemnified Party may retain counsel, at the expense of the Indemnitor to the extent provided for in this ARTICLE VIII, and control the defense of such proceeding. Neither the Indemnitor nor the Indemnified Party may settle any such proceeding which settlement obligates the other party, pursuant to such settlement or this
ARTICLE VIII, to pay money, to perform obligations, to refrain from performing acts or to admit liability without the consent of the other party which shall not be unreasonably withheld.

          (ii) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Indemnified Party and the Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged to be indemnified by an Indemnitor hereunder, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor shall pay all of the sums so owing to the Indemnified Party by wire transfer, certified or bank cashier's check within 30 days after the date of such notice.

          (iii) The Indemnified Party shall neither be required to refrain from paying or satisfying any claim which the Indemnitor has not acknowledged in writing its obligations to indemnify the Indemnified Party, provided that the Indemnified Party shall have given notice of such claim to the Indemnitor in accordance with SECTION 8.3 and 8.4, or which has matured by court judgment or decree, unless appeal is taken thereafter and proper appeal bond posted by the Indemnitor, nor shall the Indemnified Party be required to refrain from paying or satisfying any Third-Person Claim after and to the extent that such Third-Person Claim has resulted in an unstayed permanent injunction or other similar equitable relief against the Indemnified Party (unless such claim shall have been discharged or enforcement thereof stayed by the filing of a legally permitted bond by the Indemnitor or otherwise, at its sole expense).

          (c)  If there shall be any conflicts between the provisions of this
SECTION 8.4 and SECTION 7.3(c) (relating to Tax Contests), the provisions of
SECTION 7.3(c) shall control with respect to Tax Contests.

          8.5. INDEMNIFICATION PAYMENTS NET OF INSURANCE RECOVERY. In calculating any Loss or Indemnification Expense there shall be deducted any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer.) FDC and Ceridian agree to report each payment made in respect of a Loss or Indemnification Expense as an adjustment to the Initial Amount for income tax purposes.


                                      ARTICLE IX

                                  GENERAL PROVISIONS

          9.1. SURVIVAL OF OBLIGATIONS. All representations, warranties, covenants, agreements and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that, except as otherwise provided in ARTICLE VIII, the representations and warranties contained in ARTICLES V and VI shall terminate on the third anniversary of the date hereof (other than the representations and warranties contained in SECTIONS 5.1, 5.2, 5.3, 5.6, 5.7, 6.1, 6.2, 6.3, 6.6 and 6.7, each of which shall survive indefinitely). Except as otherwise provided herein, no claim shall be made for the breach of any representation or warranty contained in ARTICLE V or VI or under any certificate delivered with respect thereto under this Agreement after the date on which such representations and warranties terminate as set forth in this
SECTION 9.1.

          9.2. CONFIDENTIAL NATURE OF INFORMATION. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby, the investigation provided for herein and the preparation of this Agreement and other related documents. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of FDC or IPS, to its counsel, accountants, financial advisors or lenders, and in the case of Ceridian or Comdata, to its counsel, accountants or financial advisors or lenders). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the transactions contemplated herein; PROVIDED, HOWEVER, that (i) IPS, FDFS, and the Gaming Subsidiary may use or disclose any confidential information included in the Purchased Gaming Assets or otherwise reasonably related to the Gaming Business or the Purchased Gaming Assets, and (ii) Comdata, the NTS Subsidiary and Permicom may use or disclose any confidential information included in the Purchased NTS Assets related or otherwise reasonably related to the NTS Business or the Purchased NTS Assets. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (a) is or becomes available to such party from a source other than such party, (b) is or becomes available to the public other than as a result of disclosure by such party or its agents, (c) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (d) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

          9.3. NO PUBLIC ANNOUNCEMENT. FDC and IPS and their Affiliates shall not, without the approval of Ceridian, and Ceridian and Comdata and their Affiliates shall not, without the approval of FDC, make any press release or other public announcement concerning the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that any party may make a press release or other public announcement; to the extent such party shall be so obligated by law or by the rules of any stock exchange (in which case the other party shall be advised and the parties shall use their reasonable best efforts to cause a mutually agreeably release or announcement to be issued).

          9.4. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered
(i) when delivered personally, (ii) if transmitted by facsimile when confirmation of transmission is received, or (iii) if sent by registered or certified mail return receipt requested or by private courier when received and shall be addressed as follows:

          If to FDC, IPS, NTS or FDFS:

          First Data Corporation
          6200 S. Quebec
          Englewood, Colorado  80111
          Attention:  General Counsel - Integrated Services Division
          Facsimile:  (303) 488-8631

          with a copy to:

          Sidley & Austin
          One First National Plaza
          Chicago, Illinois  60603
          Attention:  Frederick C. Lowinger
          Facsimile:  (312) 853-7036


          If to Ceridian or Comdata, to:

          Ceridian Corporation
          8100 34th Avenue South
          Minneapolis, MN 55425-1640
          Attention:  Executive Vice President, Operations
          Facsimile:  (612) 853-7272

          with copies to:

          Ceridian Corporation
          8100 34th Avenue South
          Minneapolis, MN  55425-1640
          Attention:  General Counsel
          Facsimile:  (612) 853-7272

          Comdata Network, Inc.
          5301 Maryland Way
          Brentwood, TN 37027
          Attention:  President
          Facsimile:  (615) 370-7614


          Comdata Network, Inc.
          5301 Maryland Way
          Brentwood, TN 37027
          Attention:  Chief Counsel
          Facsimile:  (615) 370-7614

          Carter R. Todd, Esq.
          Stokes & Bartholomew, P.A.
          424 Church Street, 28th Floor
          Nashville, TN 37219
          Facsimile:  (615) 259-1470

or to such other address as such party may indicate by a notice delivered to the other party hereto.

          9.5. SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. (a) The rights of any party under this Agreement shall not be assignable by such party hereto without the prior written consent of the other except that (i) any party may assign its rights hereunder to any Affiliate; (ii) FDC may assign its rights hereunder to a subsequent purchaser of substantially all of the assets of FDC, IPS, NTS or FDFS; and (iii) Ceridian may assign its rights hereunder to a subsequent purchaser of substantially all of the assets of Ceridian or Comdata. Notwithstanding anything in this SECTION 9.5, FDFS may assign all of its rights and obligations hereunder to any Affiliate of FDC, IPS, NTS or FDFS without the prior written consent of Ceridian or Comdata, PROVIDED, HOWEVER, that notification of such assignment is provided to Ceridian and Comdata and, PROVIDED, FURTHER, that upon such assignment FDC shall remain liable to Ceridian and Comdata for all its obligations under this Agreement. Notwithstanding anything in this SECTION 9.5, Comdata may assign all of its rights and obligations hereunder to any Affiliate of Comdata without the prior written consent of FDC or its Affiliates, PROVIDED, HOWEVER, that notification of such assignment is provided to FDC, IPS, NTS and FDFS and, PROVIDED, FURTHER, that upon such assignment Ceridian shall remain liable to FDC, IPS, NTS and FDFS for all of its obligations under this Agreement.

          (b) Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or a successor or permitted assign of such a party.

          9.6. ACCESS TO RECORDS. (a) For a period of six years after the date hereof, Comdata and its representatives shall have reasonable access to all of the books and records of the Gaming Business transferred to FDFS hereunder to the extent that such access may reasonably be required by Comdata in connection with matters relating to or affected by the operations of the Gaming Business prior to the date hereof. Such access shall be afforded by FDFS upon receipt of reasonable advance notice and during normal business hours. Comdata shall be solely responsible for any costs or expenses incurred by it pursuant to this
SECTION 9.6(a). If FDFS shall desire to dispose of any of such books and records prior to the expiration of such six-year period, FDFS shall, prior to such disposition, give Comdata a reasonable opportunity, at Comdata's expense, to segregate and remove such books and records as Comdata may select.

          (b) For a period of six years after the date hereof, FDFS and its representatives shall have reasonable access to all of the books and records relating to the Gaming Business which Comdata or any of its Affiliates may retain after the date hereof. Such access shall be afforded by Comdata and its Affiliates upon receipt of reasonable advance notice and during normal business hours. FDFS shall be solely responsible for any costs and expenses incurred by it pursuant to this SECTION 9.6(b). If Comdata or any of its Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Comdata shall, prior to such disposition, give FDFS a reasonable opportunity, at FDFS' expense, to segregate and remove such books and records as FDFS may select.

          (c) For a period of six years after the date hereof, NTS and its representatives shall have reasonable access to all of the books and records of the NTS Business to the extent that such access may reasonably be required by IPS in connection with matters relating to or affected by the operations of the NTS Business prior to the date hereof. Such access shall be afforded by Comdata upon receipt of reasonable advance notice and during normal business hours. NTS shall be solely responsible for any costs or expenses incurred by it pursuant to this SECTION 9.6(c). If Comdata shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Comdata shall, prior to such disposition, give NTS a reasonable opportunity, at IPS' expense, to segregate and remove such books and records as NTS may select.

          (d) For a period of six years after the date hereof, Comdata and its representatives shall have reasonable access to all of the books and records relating to the NTS Business which NTS or any of its Affiliates may retain after the date hereof. Such access shall be afforded by NTS and its Affiliates upon receipt of reasonable advance notice and during normal business hours. Comdata shall be solely responsible for any costs and expenses incurred by it pursuant to this SECTION 9.6(d). If NTS or any of its Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, NTS shall, prior to such disposition, give Comdata a reasonable opportunity, at Comdata's expense, to segregate and remove such books and records as Comdata may select.

          9.7. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

          9.8. INTERPRETATION. Article titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

          9.9. WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

          9.10. EXPENSES. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

          9.11. PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

          9.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of FDC and Ceridian.

          9.13. FURTHER ASSURANCES. (a) From time to time following the date hereof, Comdata shall, at FDFS' expense, execute and deliver, or cause to be executed and delivered, to FDFS, such other instruments of conveyance and transfer as FDFS may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, FDFS and put FDFS in possession of, any part of the Purchased Gaming Assets.

          (b) From time to time following the date hereof, shall, at Comdata's (or, in the case of the NT Canada Shares, Permicom) expense, execute and deliver, or cause to be executed and delivered, to Comdata (or, in the case of the NT Canada Shares, Permicom) such other instruments of conveyance and transfer as Comdata (or, in the case of the NT Canada Shares, Permicom) may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Comdata (or, in the case of the NT Canada Shares, Permicom) and put Comdata (or, in the case of the NT Canada Shares, Permicom) in possession of, the Purchased NTS Assets.

          9.14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Delaware.

          9.15. ATTORNEY'S FEES. In connection with any legal proceeding, suit or action arising out of a dispute regarding the terms of this Agreement, the party that is determined by the court or tribunal to have substantially prevailed in such proceeding, suit or action shall be entitled to recover from the other party thereto its reasonable costs, fees and expenses incurred in connection with such legal proceeding, suit or action (including the reasonable fees and expenses of its legal counsel and other professional advisors).

          ACCORDINGLY, the parties hereto have caused this Agreement to be executed the day and year first above written.

                              FIRST DATA CORPORATION


                              /s/ Charles Fote
                              --------------------------------
                              By  Charles Fote
                                 -----------------------------
                              Its  Executive Vice President
                                 -----------------------------

                              INTEGRATED PAYMENT SYSTEMS INC.

                              /s/ Charles Fote
                              --------------------------------
                              By Charles Fote
                                 -----------------------------
                              Its Authorized Representative
                                 -----------------------------

                              NTS, INC.

                              /s/ Charles Fote
                              --------------------------------
                              By Charles Fote
                                 -----------------------------
                              Its Authorized Representative
                                 -----------------------------


                              FIRST DATA FINANCIAL SERVICES, L.L.C.

                              /s/ Charles Fote
                              --------------------------------
                              By Charles Fote
                                 -----------------------------
                              Its Authorized Representative
                                 -----------------------------

                                   Signature Page 1
                                          to
                                  Exchange Agreement
                                dated January 17, 1998

                              CERIDIAN CORPORATION

                              /s/ Gary M. Nelson
                              --------------------------------
                              By Gary M. Nelson
                                 -----------------------------
                              Its Vice President
                                 -----------------------------

                              COMDATA NETWORK, INC.

                              /s/ Gary M. Nelson
                              --------------------------------
                              By Gary M. Nelson
                                 -----------------------------
                              Its Vice President
                                 -----------------------------


                              PERMICOM PERMITS SERVICES, INC.

                              /s/ Gary M. Nelson
                              --------------------------------
                              By Gary M. Nelson
                                 -----------------------------
                              Its Vice President
                                 -----------------------------


                                   Signature Page 2
                                          to
                                  Exchange Agreement
                                dated January 17, 1998